                                                                  Exhibit (b)(1)

================================================================================

                                CREDIT AGREEMENT

                           DATED AS OF MARCH 8, 2001,

                                      AMONG

                              ROHN INDUSTRIES, INC.
                            AND CERTAIN SUBSIDIARIES,

                                  AS BORROWERS,

                          THE GUARANTORS PARTY HERETO,

                                 AS GUARANTORS,

                  VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,

                                   AS LENDERS,

                       LASALLE BANK NATIONAL ASSOCIATION,

                AS ADMINISTRATIVE AGENT AND JOINT LEAD ARRANGER,

                                       AND

                               NATIONAL CITY BANK,

                  AS SYNDICATION AGENT AND JOINT LEAD ARRANGER


================================================================================

                                TABLE OF CONTENTS

                                                                                                                Page
SECTION 1.        DEFINITIONS......................................................................................2
         1.1      Definitions......................................................................................2
         1.2      Computation of Time Periods.....................................................................21
         1.3      Accounting Terms................................................................................21
         1.4      Headings and References.........................................................................21
         1.5      Construction....................................................................................21

SECTION 2.        COMMITMENTS OF THE LENDERS; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES...............22
         2.1      Commitments.....................................................................................22
         2.2      Loan Procedures.................................................................................22
         2.3      Letter of Credit Procedures.....................................................................25
         2.4      Commitments Several.............................................................................28
         2.5      Certain Conditions..............................................................................28

SECTION 3.        NOTES EVIDENCING LOANS..........................................................................28
         3.1      Notes...........................................................................................28
         3.2      Recordkeeping...................................................................................28

SECTION 4.        INTEREST........................................................................................29
         4.1      Interest Rates..................................................................................29
         4.2      Interest Payment Dates..........................................................................29
         4.3      Setting and Notice of Eurodollar Rates..........................................................29
         4.4      Computation of Interest.........................................................................29

SECTION 5.        FEES............................................................................................29
         5.1      Commitment Fee..................................................................................29
         5.2      Letter of Credit Fees...........................................................................30
         5.3      Other Fees......................................................................................30

SECTION 6.        REDUCTION AND TERMINATION OF THE COMMITMENTS; PREPAYMENTS.......................................30
         6.1      Reduction or Termination of the Revolving Commitment Amount.....................................30
         6.2      Prepayments.....................................................................................31

SECTION 7.        MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.................................................32
         7.1      Making of Payments..............................................................................32
         7.2      Application of Certain Payments.................................................................33
         7.3      Due Date Extension..............................................................................33
         7.4      Setoff..........................................................................................33
         7.5      Proration of Payments...........................................................................33
         7.6      Taxes...........................................................................................33

                                       -i-


SECTION 8.        INCREASED COSTS; SPECIAL PROVISIONS FOR EURODOLLAR LOANS........................................35
         8.1      Increased Costs.................................................................................35
         8.2      Basis for Determining Interest Rate Inadequate or Unfair........................................36
         8.3      Changes in Law Rendering Eurodollar Loans Unlawful..............................................37
         8.4      Funding Losses..................................................................................37
         8.5      Right of Lenders to Fund through Other Offices..................................................38
         8.6      Discretion of Lenders as to Manner of Funding...................................................38
         8.7      Mitigation of Circumstances; Replacement of Lenders.............................................38
         8.8      Conclusiveness of Statements; Survival of Provisions............................................38

SECTION 9.        REPRESENTATIONS AND WARRANTIES..................................................................39
         9.1      Organization....................................................................................39
         9.2      Authorization; No Conflict......................................................................39
         9.3      Validity and Binding Nature.....................................................................39
         9.4      Financial Statements............................................................................39
         9.5      No Material Adverse Change......................................................................40
         9.6      Litigation and Contingent Liabilities...........................................................40
         9.7      Ownership of Properties; Liens..................................................................40
         9.8      Subsidiaries....................................................................................40
         9.9      Pension and Welfare Plans.......................................................................40
         9.10     Investment Company Act..........................................................................41
         9.11     Public Utility Holding Company Act..............................................................41
         9.12     Regulation U....................................................................................41
         9.13     Taxes...........................................................................................41
         9.14     Solvency........................................................................................41
         9.15     Environmental Matters...........................................................................42
         9.16     Insurance.......................................................................................43
         9.17     Real Property...................................................................................43
         9.18     Information.....................................................................................43
         9.19     Intellectual Property...........................................................................43
         9.20     Labor Matters...................................................................................44
         9.21     Burdensome Obligations..........................................................................44
         9.22     No Default......................................................................................44
         9.23     Securities Matters..............................................................................44
         9.24     Use of Proceeds.................................................................................44
         9.25     Compliance with Laws............................................................................44
         9.26     Security Interests..............................................................................44
         9.27     Governmental Approvals..........................................................................45
         9.28     Liens...........................................................................................45
         9.29     Repurchase Documents............................................................................45
         9.30     Refinancing Documents...........................................................................46
         9.31     Survival of Warranties..........................................................................47

SECTION 10.       COVENANTS.......................................................................................47
         10.1     Reports, Certificates and Other Information.....................................................47
         10.2     Books, Records and Inspections..................................................................50


                                      -ii-



         10.3     Maintenance of Property; Insurance; Condemnation................................................50
         10.4     Compliance with Laws; Payment of Taxes and Liabilities..........................................52
         10.5     Maintenance of Existence........................................................................52
         10.6     Financial Covenants.............................................................................52
         10.7     Limitations on Debt.............................................................................54
         10.8     Liens...........................................................................................55
         10.9     Operating Leases................................................................................56
         10.10    Restricted Payments.............................................................................56
         10.11    Mergers, Consolidations, Sales..................................................................57
         10.12    Use of Proceeds.................................................................................58
         10.13    Further Assurances..............................................................................58
         10.14    Transactions with Affiliates....................................................................59
         10.15    Employee Benefit Plans..........................................................................59
         10.16    Environmental Matters...........................................................................59
         10.17    Unconditional Purchase Obligations..............................................................59
         10.18    Inconsistent Agreements.........................................................................59
         10.19    Business Activities.............................................................................59
         10.20    Advances and Other Investments..................................................................60
         10.21    Restriction of Amendments to Certain Documents..................................................61
         10.22    Fiscal Year.....................................................................................61
         10.23    Cancellation of Debt............................................................................61
         10.24    Blocked Accounts................................................................................61
         10.25    Mortgaged Real Property.........................................................................62
         10.26    Required Rate Management Transactions...........................................................62
         10.27    Guaranties and Other Liabilities................................................................63
         10.28    Prepayments.....................................................................................63
         10.29    Cash Concentration Account......................................................................63

SECTION 11.       EFFECTIVENESS; CONDITIONS OF LENDING............................................................63
         11.1     Initial Credit Extension........................................................................63
         11.2     Making of Term Loans and Increasing Revolving Commitment Availability...........................67
         11.3     Conditions......................................................................................69

SECTION 12.       EVENTS OF DEFAULT AND THEIR EFFECT..............................................................70
         12.1     Events of Default...............................................................................70
         12.2     Effect of Event of Default......................................................................72
         12.3     Application of Liquidation Proceeds.............................................................73

SECTION 13. THE AGENTS............................................................................................74
         13.1     Appointment and Authorization...................................................................74
         13.2     Delegation of Duties............................................................................75
         13.3     Liability of Administrative Agent...............................................................75
         13.4     Reliance by Administrative Agent................................................................75
         13.5     Notice of Default...............................................................................75
         13.6     Credit Decision.................................................................................76
         13.7     Indemnification.................................................................................76
         13.8     Agents in Individual Capacity...................................................................76


                                      -iii-



         13.9     Successor Administrative Agent; Assignment of Agency............................................77
         13.10    Collateral Matters..............................................................................77

SECTION 14.       GUARANTY........................................................................................78
         14.1     Guaranty........................................................................................78
         14.2     Guaranty Unconditional..........................................................................78
         14.3     Discharge Only Upon Payment in Full; Reinstatement in
                  Certain Circumstances...........................................................................79
         14.4     Subrogation.....................................................................................79
         14.5     Waivers.........................................................................................79
         14.6     Stay of Acceleration............................................................................80
         14.7     General Limitation on Guarantee Obligations.....................................................80

SECTION 15.       GENERAL.........................................................................................81
         15.1     Waiver; Amendments..............................................................................81
         15.2     Confirmations...................................................................................81
         15.3     Notices.........................................................................................81
         15.4     Computations....................................................................................81
         15.5     Costs, Expenses and Taxes.......................................................................82
         15.6     Subsidiary References...........................................................................82
         15.7     Captions........................................................................................82
         15.8     Assignments; Participations.....................................................................82
         15.9     Entire Agreement................................................................................84
         15.10    GOVERNING LAW...................................................................................84
         15.11    Counterparts....................................................................................85
         15.12    Successors and Assigns..........................................................................85
         15.13    Indemnification by the Credit Parties...........................................................85
         15.14    Nonliability of Lenders.........................................................................87
         15.15    FORUM SELECTION AND CONSENT TO JURISDICTION.....................................................87
         15.16    WAIVER OF JURY TRIAL............................................................................87
         15.17    Confidentiality.................................................................................88
         15.18    Termination; Release of Guarantees and Collateral...............................................88

SCHEDULES AND EXHIBITS:
----------------------
Schedule 2.1(A)                     Lenders and Percentages
Schedule 9.4                        Financial Statements
Schedule 9.6                        Contingent Liabilities
Schedule 9.8                        Subsidiaries
Schedule 9.15                       Environmental Matters
Schedule 9.16                       Insurance
Schedule 9.17(A)                    Real Property
Schedule 9.17(B)                    Leased Real Property
Schedule 9.20                       Labor Matters
Schedule 9.27                       Governmental Approvals
Schedule 10.7                       Permitted Debt
Schedule 10.8                       Permitted Liens
Schedule 10.14                      Affiliate Transactions
Schedule 10.20                      Existing Investments
Schedule 15.3                       Addresses for Notices
Exhibit A-1                         Form of Revolving Note
Exhibit A-2                         Form of Term Note
Exhibit B                           Form of Compliance Certificate
Exhibit C                           Form of Joinder Agreement
Exhibit D-1                         Form of Legal Opinion(s)
Exhibit D-2                         Form of Repurchase Legal Opinion(s)
Exhibit E                           Form of Solvency Certificate
Exhibit F                           Form of Closing Certificate
Exhibit G                           Form of Assignment Agreement
Exhibit H                           Form of Borrowing Base Certificate

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT, dated as of March 8, 2001 (this "AGREEMENT"), is among ROHN INDUSTRIES, INC., a Delaware corporation (the "PARENT"), each of the Parent's domestic Subsidiaries, as borrowers (together with the Parent, collectively, the "BORROWERS" and each a "BORROWER"), the Parent and each of the Parent's domestic Subsidiaries, as guarantors (the "GUARANTORS" and each a "GUARANTOR", and together with the Borrowers, collectively the "CREDIT PARTIES" and each a "CREDIT PARTY"), the financial institutions that are or may from time to time become parties hereto, as lenders (together with their respective successors and assigns, the "LENDERS" and each a "LENDER"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in its individual capacity, "LASALLE", in its capacity as administrative agent for the Lenders, the "ADMINISTRATIVE AGENT", and a "JOINT LEAD ARRANGER"), and NATIONAL CITY BANK, a national banking association, as syndication agent for the Lenders (in its individual capacity, "NCB", in its capacity as syndication agent for the Lenders, the "SYNDICATION AGENT" and together with the Administrative Agent, the "AGENTS", and a "JOINT LEAD ARRANGER").

                             PRELIMINARY STATEMENTS:

         1. The Borrowers have requested the Lenders to provide the Borrowers with a revolving and term loan credit facility in an aggregate principal amount of up to $75,000,000 (the "CREDIT FACILITIES").

         2. The Borrowers will use a portion of the proceeds of such Credit Facilities (a) to repurchase shares of the Parent's common stock through an issuer self tender offer to the public in accordance with Rule 13e-4 promulgated under the Securities Exchange Act of 1934, as amended and, with respect to common stock held by the UNR Asbestos Disease Claims Trust (the "TRUST"), a private purchase pursuant to a stock purchase agreement between the Parent and the Trust for a combined aggregate purchase price not to exceed $55,000,000 (the "REPURCHASE"), (b) to repurchase the Series 1991-A Revenue Bonds in the original aggregate principal amount of $3,500,000, of which an aggregate principal amount of $1,925,000 is currently outstanding, issued pursuant to a Trust Indenture dated September 1, 1991 between the Bessemer Industrial Developmental Board and AmSouth Bank of Alabama (the "1991-A BONDS"), the 1994 Revenue Bonds in the original aggregate principal amount of $2,100,000, of which an aggregate principal amount of $2,100,000 is currently outstanding, issued pursuant to a Trust Indenture dated August 1, 1994 between Alabama State Industrial Development Authority and AmSouth Bank of Alabama (the "1994 BONDS"), and the Series 1996 Revenue Bonds in the original aggregate principal amount of $6,000,000, of which an aggregate principal amount of $5,184,000 is currently outstanding, issued pursuant to a Trust Indenture dated March 1, 1996 between the Indiana Development Finance Authority and AmSouth Bank of Alabama (the "1996 BONDS", and together with the 1991-A Bonds and the 1994 Bonds, collectively the "BONDS"; such repurchase of the Bonds hereinafter referred to as the "REFINANCING"), (c) to pay for any and all fees and expenses related to the Repurchase and the Refinancing up to an aggregate amount of $5,500,000, and (d) for the Borrowers' working capital requirements and general corporate purposes.

         3. The Lenders are willing to make such a facility available to the Borrowers on the terms and subject to the conditions set forth in this Agreement.

                                   AGREEMENT:


         In consideration of the foregoing and the mutual agreements contained in this Agreement, the parties to this Agreement agree as follows:


                             SECTION 1. DEFINITIONS.

         1.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  ACCOUNT DEBTOR means any Person who is obligated to a Borrower under, with respect to, or on account of, an Account Receivable.

                  ACCOUNT RECEIVABLE means, with respect to any Person, any right of such Person to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance.

                  AFFILIATE means, at any time, and with respect to any Person,
         (i) any other Person that at such time directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such first Person and (ii) any Person beneficially owning or holding, directly or indirectly, 5% or more of any class of voting or equity interests of any Credit Party or any corporation of which a Credit Party beneficially owns or holds, in the aggregate, directly or indirectly, 5% or more of any class of its voting or equity interests. As used in this definition, "control" (including with correlative meanings the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Credit Parties.

                  AGENTS has the meaning set forth in the PREAMBLE and includes any successor of either of them in the relevant capacity.

                  AGREEMENT has the meaning set forth in the PREAMBLE.

                  APPLICABLE MARGIN means, as of any date of determination, a percentage per annum determined by reference to the Level in effect at such time, as set forth below:

-------------------------------------------------------------------------------------------------------------------
                                                   APPLICABLE MARGIN:
-------------------------------------------------------------------------------------------------------------------
                                                                               EURODOLLAR RATE
       LEVEL            LETTER OF CREDIT FEE            COMMITMENT FEE        (RESERVE ADJUSTED)          BASE RATE
-------------------------------------------------------------------------------------------------------------------
    Level I                     2.25%                       0.50%                    2.25%                  1.00%
    Level II                    2.00%                       0.375%                   2.00%                  0.75%
    Level III                   1.75%                       0.30%                    1.75%                  0.50%
-------------------------------------------------------------------------------------------------------------------

         For the period from the Initial Closing Date through and including the six-month anniversary of the Initial Closing Date, the Applicable Margin shall be determined by reference to Level I. The Applicable Margin shall change upon receipt of a compliance certificate delivered pursuant to SECTION 10.1(D) of this Agreement.

                  ASSET SALE means the sale, lease, assignment, transfer or other disposition for value (including any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Credit Party or any Subsidiary) by any Credit Party or any Subsidiary to any Person (other than a Credit Party or a Subsidiary) of any asset or right of such Credit Party or such Subsidiary.

                  ASSIGNMENT AGREEMENT has the meaning set forth in SECTION 15.8(A).

                  ATTRIBUTABLE DEBT means, as to any particular lease or transfer permitted by SECTION 10.11(A)(v), the total amount of rent (discounted semiannually from the respective due dates thereof at the interest rate implicit in such lease) required to be paid by the lessee under such lease during the remaining term thereof. The amount of rent required to be paid under any such lease for any such period shall be
         (i) the total amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, utilities, operating and labor costs and similar charges PLUS (ii) without duplication, any guaranteed residual value in respect of such lease to the extent such guarantee would be included in Indebtedness in accordance with GAAP.

                  BASE RATE means at any time a rate per annum equal to the greater of (i) the Federal Funds Rate PLUS 0.50% and (ii) the Corporate Base Rate.

                  BASE RATE LOAN means any Loan that bears interest at or by reference to the Base Rate.

                  BIG FIVE means the accounting firms of Arthur Andersen LLP, Deloitte Touche Tomatsu, Ernst & Young LLP, PricewaterhouseCoopers LLP, and KPMG and their affiliates and successors.

                  BILL AND HOLD GOODS means, at any time, goods that have been produced or manufactured by a Credit Party and sold to and accepted by a Person not a Credit Party or a Subsidiary that a Credit Party is holding or storing at its premises at the request and for the benefit of the purchaser of such goods and such sale qualifies for revenue recognition under SAB 101.

                  BONDS has the meaning set forth in the PRELIMINARY STATEMENTS.

                  BORROWERS has the meaning set forth in the PREAMBLE.

                  BORROWING BASE means, at any time, an amount equal to the sum of (i) 85% of the face amount (less discounts, credits, allowances and payments that may be taken by or granted to Account Debtors of the Eligible Accounts Receivable in connection with such Accounts) of all existing Eligible Accounts Receivable that are set forth in the Borrowing Base Certificate most recently delivered by the Parent on behalf of the Borrowers to the Administrative Agent, which amount will be reduced by 100% of the face amount of all payments that any Borrower has received on or in connection with the Eligible Accounts Receivable since the date of such Borrowing Base Certificate, PLUS (ii) 50% of the Value of Eligible Inventory, as set forth in the Borrowing Base Certificate then most recently delivered by the Parent on behalf of the Borrowers to the Administrative Agent; PROVIDED that, notwithstanding anything in this Agreement to the contrary, the Agents may elect (if no Event of Default exists, based on the results of a field audit or, if an Event of Default exists, at any time), in their commercially reasonable discretion, to change the foregoing method of calculating the Borrowing Base by reducing advances against Eligible Accounts Receivable or Eligible Inventory.

                  BORROWING BASE CERTIFICATE means a certificate, substantially in the form of EXHIBIT H, executed and certified by a Responsible Officer of the Parent, which shall include appropriate annexes, exhibits, schedules and other attachments as referred to in such certificate.

                  BUSINESS DAY means any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks in Chicago, Illinois are authorized or required to close, on which LaSalle is open for commercial banking business in Chicago, Illinois and, in the case of a Business Day that relates to a Eurodollar Loan, on which dealings are carried on in the London interbank Eurodollar market.

                  CAPITAL EXPENDITURES means, for any Person, all expenditures that, in accordance with GAAP, would be required to be capitalized and shown on a consolidated balance sheet of such Person, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, or (iii) with credits for trade-ins of existing Equipment, fixed assets, or improvements.

                  CAPITAL LEASE means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

                  CASH COLLATERAL ACCOUNT has the meaning set forth in SECTION 2.3(F).

                  CASH EQUIVALENT INVESTMENT means, at any time, (i) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (ii) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case rated at least A-l by Standard & Poor's Credit Market Service or P-l by Moody's Investors Service, Inc., (iii) any certificate of deposit (or time deposits represented by such certificates of deposit) or banker's acceptance, maturing not more than one year after such time, or overnight Federal Funds transactions that are issued or sold by any Lender or its holding company or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, (iv) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in CLAUSE (iii) above) that (a) is secured by a fully perfected security interest in any obligation of the type described in any of CLAUSES (i) through (iii) above and (b) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder, or (v) in the case of funds held outside of the United States by a Non-United States Subsidiary, deposits, certificates of deposit, or acceptances denominated in the relevant local currency with a maturity of one year or less issued or guaranteed by one of the ten largest banks (based on assets as of the immediately preceding December 31) organized under the laws of such country.

                  CERCLA means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, any amendments thereto, any regulations promulgated thereunder and any successor statutes or regulations.

                  CHANGE IN CONTROL means (i) any Person or two or more Persons, other than the Trust, acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934), directly or indirectly, of voting stock of the Parent (or other securities convertible into such voting stock) representing 25% or more of the combined voting power of all voting stock of the Parent; (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the board of directors of the Parent; or (iii) any Person or two Persons, other than the Trust, acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, control over the management and policies of the Parent.

                  CODE means the Internal Revenue Code of 1986, any amendments thereto, any regulations promulgated thereunder and any successor statutes or regulations.

                  COLLATERAL means all property and interests in property and proceeds now owned or hereafter acquired by any Credit Party in or upon which a Lien has been granted under any of the Loan Documents.

                  COLLATERAL ACCESS AGREEMENT means an agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory, acknowledges the Liens of the Administrative Agent and waives or subordinates any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits the Administrative Agent access to and use of such real property for a reasonable amount of time following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon.

                  COLLATERAL DOCUMENTS means the Pledge Agreement, the Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, the Mortgages, the Collateral Access Agreements and any other agreement, document or instrument pursuant to which any Credit Party or any other Person now or hereafter grants a security interest in Collateral to the Administrative Agent as security for such Person's Obligations.

                  COMMITMENT means, as to any Lender, such Lender's commitment to make Loans, and to issue or participate in Letters of Credit, under this Agreement.

                  COMMITMENT FEES means has the meaning as set forth in SECTION 5.1.

                  COMPUTATION PERIOD means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

                  CONSOLIDATED NET INCOME means, for any period, the net income (or loss) of the Parent and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  CONTRIBUTION AND SUBORDINATION AGREEMENT means the Contribution and Subordination Agreement of even date herewith among the Credit Parties.

                  CONTROLLED GROUP means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control that, together with the Borrowers, are treated as a single employer under
         Section 414 of the Code or Section 4001 of ERISA.

                  CORPORATE BASE RATE means, for any day, the rate of interest in effect for such day as publicly announced from time to time by LaSalle as its corporate base or prime lending rate (whether or not such rate is actually charged by LaSalle). Any change in the Corporate Base Rate announced by LaSalle will take effect at the opening of business on the day specified in the public announcement of such change.

                  CREDIT PARTIES has the meaning set forth in the PREAMBLE.

                  DEBT of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (ii) all obligations of such Person as lessee under Capital Leases that have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (iii) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business and deferred noncash compensation payable to directors, officers, and employees accruing in the ordinary course of business), (iv) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person, (v) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including the Letters of Credit), (vi) all Rate Management Obligations of such Person, (vii) all Suretyship Liabilities of such Person in respect of obligations of the type referred to in CLAUSES (i) through (vi) or CLAUSE (viii) and (viii) all Debt of any partnership of which such Person is a general partner.

                  DEFAULT means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

                  DESIGNATED PROCEEDS has the meaning set forth in SECTION 6.2(B)(i).

                  DESTRUCTION means any damage to, or loss or destruction of, the Collateral or any part of the Collateral.

                  DISPOSAL has the meaning set forth in the definition of "RELEASE".

                  DOLLAR and the sign "$" mean lawful money of the United States of America.

                  EBITDA means, for any period, Consolidated Net Income for such period PLUS, (i) to the extent deducted in determining such Consolidated Net Income, the sum, without duplication, of (a) Interest Expense, (b) provisions for any income or similar taxes paid or accrued by the Parent and its Subsidiaries, (c) all amounts treated as expenses for depreciation and amortization of intangibles of any kind, (d) the aggregate of fees, costs, and expenses expensed as a charge by the Parent in the first or second Fiscal Quarter of Fiscal Year 2001 in connection with the Repurchase and the Refinancing, (e) the aggregate amount of costs and expenses not to exceed $1,300,000 expensed as a charge by the Parent in the fourth Fiscal Quarter of Fiscal Year 2000 relating to the commencement of operations at the Parent's Casa Grande facility, and (f) any other noncash charges MINUS (ii) to the extent included in determining such Consolidated Net Income, the sum, without duplication, of (a) gross interest income received by the Parent and its Subsidiaries during such period and (b) all extraordinary, unusual or nonrecurring gains realized by the Parent and its Subsidiaries during such period, all, in the cases of CLAUSES (i) and (ii) above, as determined on a consolidated basis in accordance with GAAP.

                  ELIGIBLE ACCOUNT RECEIVABLE means an Account Receivable owing to a Borrower that meets each of the following requirements:

                  (A) it arises from the sale of goods or the rendering of services by a Borrower; and if it arises from the sale of goods, (i) such goods comply with such Account Debtor's specifications (if any), (ii) such goods have been delivered to such Account Debtor or are Bill and Hold Goods and (iii) the applicable Borrower or another Credit Party has possession of, or if requested by the Administrative Agent, has delivered to the Administrative Agent, delivery receipts (if any) evidencing such delivery;

                  (B) it (i) is subject to a first priority perfected Lien in favor of the Administrative Agent and (ii) is not subject to any other assignment, claim or Lien, except for Liens permitted under SECTION 10.8;

                  (C) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to any counterclaim, credit, allowance, discount, rebate or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part (PROVIDED that, if any counterclaim, credit, allowance, rebate or adjustment is asserted, or discount is granted, the Account Receivable shall only be ineligible pursuant to this CLAUSE (C) to the extent of the same);

                  (D) there is no bankruptcy, insolvency or liquidation proceeding by or against the Account Debtor with respect thereto;

                  (E) the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States or the Canadian provinces of Alberta, British Columbia, Manitoba, Ontario or Saskatchewan, unless the sale of goods or services giving rise to such Account Receivable is on letter of credit, banker's acceptance or other credit support terms reasonably satisfactory to the Administrative Agent;

                  (F) it is not an Account Receivable arising from a "sale on approval", "sale or return", "consignment" or "bill and hold" (other than an Account Receivable arising from the sale of Bill and Hold Goods) or subject to any other repurchase or return agreement;

                  (G) except for Accounts Receivable arising from the sale of Bill and Hold Goods, it is not an Account Receivable with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by any Borrower (or by any agent or custodian of any Borrower) for the account of or subject to further and/or future direction from the Account Debtor with respect thereto;

                  (H) it arises in the ordinary course of business of the applicable Borrower;

                  (I) if the Account Debtor is the United States or any department, agency or instrumentality thereof, the Borrowers have assigned their right to payment of such Account Receivable to the Administrative Agent pursuant to the Assignment of Claims Act of 1940;

                  (J) if the applicable Borrower maintains a credit limit for an Account Debtor, the aggregate dollar amount of Accounts Receivable due from such Account Debtor, including such Account Receivable, does not exceed such credit limit;

                  (K) if the Account Receivable is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to the Administrative Agent in a manner satisfactory to the Administrative Agent;

                  (L) such Account Receivable is not unpaid more than 90 days past the original invoice date thereof according to the original terms of sale;

                  (M) it is not an Account Receivable with respect to an Account Debtor that is located in Indiana, Minnesota, New Jersey, or West Virginia or any other jurisdiction that the Administrative Agent has advised the Parent has adopted a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction must file a notice of business activities report or make any other required filings in a timely manner to enforce its claims in such jurisdiction's courts unless such notice of business activities report has been duly and timely filed or the applicable Borrower is exempt from filing such report and has provided the Administrative Agent with satisfactory evidence of such exemption;

                  (N) it is not owed by an Account Debtor with respect to which 50% or more of the aggregate amount of outstanding Accounts Receivable owed at such time by such Account Debtor is classified as ineligible under CLAUSE (L) above; and

                  (O) the Account Debtor with respect thereto is not a Credit Party or an Affiliate of a Credit Party.

         An Account Receivable that is at any time an Eligible Account Receivable, but that subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account Receivable until such ineligibility is cured in the sole judgment of the Administrative Agent. Further, with respect to any Account Receivable, if the Administrative Agent or the Required Lenders at any time hereafter determine in their reasonable discretion (exercised in a manner not inconsistent with general commercial lending practice) that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account Receivable shall cease to be an Eligible Account Receivable after notice of such determination is given to the Borrowers.

                  ELIGIBLE INVENTORY means Inventory of the Borrowers that meets the following requirements:

                  (A) it (i) is subject to a perfected Lien in favor of the Administrative Agent and (ii) is not subject to any other assignment, claim or Lien (except for Liens permitted under SECTION 10.8);

                  (B) it is salable and not obsolete or having a reserve established for obsolescence (to the extent of such reserve);

                  (C) it is in the possession and control of a Borrower and it is stored and held in facilities owned by that Borrower or another Credit Party or, if such facilities are not so owned, the Administrative Agent is in possession of a Collateral Access Agreement with respect thereto;

                  (D) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C. Section 215;

                  (E) it is not subject to any agreement that would restrict the Administrative Agent's ability to sell or otherwise dispose of such Inventory;

                  (F) it is located in the United States or in any territory or possession of the United States that has adopted Article 9 of the Uniform Commercial Code;

                  (G) it is not "in transit" to the applicable Borrower or held by the applicable Borrower on consignment;

                  (H) it does not constitute work-in-process (excluding Inventory located at the ROHN, Inc. and ROHN Enclosures, Inc. facilities that has been fully completed but has not undergone a final quality control inspection); and

                  (I) the Administrative Agent shall not have determined in its reasonable discretion (exercised in a manner not inconsistent with general commercial lending practice) that it is unacceptable due to age, type, category, quality, or quantity, and/or for any other reason for which the Administrative Agent has a commercially reasonable basis to exclude it from eligibility.

         Inventory that is at any time Eligible Inventory but that subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory until such ineligibility is cured in the sole judgment of the Administrative Agent.

                  ENVIRONMENTAL CLAIMS means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for Release or pollution or contamination of the environment.

                  ENVIRONMENTAL LAWS means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and written agreements with, any governmental authority, in each case relating to Environmental Matters.

                  ENVIRONMENTAL MATTERS means any matter arising out of or relating to health and safety, or pollution or protection of the environment or worker safety, including, without limitation, any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Substance.

                  EQUIPMENT has the meaning assigned to such term in the Uniform Commercial Code as in effect in the State of Illinois from time to time.

                  ERISA means the Employee Retirement Income Security Act of 1974, any amendments thereto, any regulations promulgated thereunder and any successor statutes or regulations.

                  EUROCURRENCY RESERVE PERCENTAGE means, with respect to any Eurodollar Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the percentage in effect on each day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the aggregate maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D or any other then applicable regulation of such Board of Governors that prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

                  EURODOLLAR LOAN means any Loan that bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

                  EURODOLLAR OFFICE means with respect to any Lender the office or offices of such Lender that shall be making or maintaining the Eurodollar Loans of such Lender hereunder or such other office or offices through which such Lender determines its Eurodollar Rate. A Eurodollar Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

                  EURODOLLAR RATE means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the offered rate for deposits in Dollars for a period equal or comparable to such Interest Period that appears on Telerate page 3750 as of 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period. "Telerate Page 3750 " means the display designated as "Page 3750 " on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollar deposits).

                  EURODOLLAR RATE (RESERVE ADJUSTED) means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) determined pursuant to the following formula:

                  Eurodollar Rate     =      Eurodollar Rate
                                             ---------------
                  (Reserve Adjusted)        1-Eurocurrency Reserve Percentage

                  EVENT OF DEFAULT means any of the events described in SECTION 12.1.

                  EXCESS CASH FLOW means, for any Fiscal Year, (i) EBITDA MINUS
         (ii) the sum of (a) Fixed Charges PLUS (b) the aggregate amount of all prepayments of Term Loans and, to the extent accompanying permanent reductions of the Revolving Commitment Amount, prepayments of Revolving Loans, in each case during such Fiscal Year.

                  FEDERAL FUNDS RATE means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 A.M. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

                  FEE LETTER means the Fee Letter dated as of December 19, 2000, among the Parent, the Administrative Agent and the Syndication Agent.

                  FISCAL QUARTER means a fiscal quarter of a Fiscal Year.

                  FISCAL YEAR means the fiscal year of the Borrowers, which period shall be the 12-month period ending on December 31 of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "Fiscal Year 2000") refer to the Fiscal Year ending on December 31 of such calendar year.

                  FIXED CHARGE COVERAGE RATIO means, for any Computation Period, the ratio of (i) EBITDA to (ii) the difference of (a) the aggregate amount of Fixed Charges for such Computation Period MINUS (b) for Computation Periods that include the third and fourth Fiscal Quarters of 2000 and the first Fiscal Quarter of 2001, an amount for each such Fiscal Quarter equal to the lesser of (x) the actual amount of Capital Expenditures made by the Parent and its Subsidiaries in respect of the Parent's Casa Grande facility for such Fiscal Quarter and (y) $3,500,000 for the third Fiscal Quarter of 2000, $3,700,000 for the fourth Fiscal Quarter of 2000, and $5,900,000 for the first Fiscal Quarter of 2001.

                  FIXED CHARGES means, for the Parent and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) Net Interest Expense PLUS (ii) the aggregate fixed amounts payable under Capital Leases PLUS (iii) any scheduled installments of principal of Debt PLUS (iv) Capital Expenditures PLUS
         (v) cash taxes paid PLUS (vi) cash dividends and other distributions declared by the Parent or any of its Subsidiaries (excluding dividends paid to the Parent or any Credit Party).

                  GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), that are applicable to the circumstances as of the date of determination.

                  GOVERNMENTAL AUTHORITY means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States of America or foreign.

                  GROUP has the meaning set forth in SECTION 2.2(A).

                  GUARANTEED OBLIGATIONS has the meaning set forth in SECTION 14.1.

                  GUARANTOR has the meaning set forth in the PREAMBLE.

                  HAZARDOUS SUBSTANCES has the meaning set forth in SECTION 9.15(B).

                  INDEMNIFIED LIABILITIES has the meaning set forth in SECTION 15.13(A).

                  INITIAL CLOSING DATE has the meaning set forth in SECTION
         11.1.

                  INTEREST EXPENSE means for any period the consolidated interest expense of the Parent and its Subsidiaries for such period (including all imputed interest on Capital Leases).

                  INTEREST PERIOD means, as to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is borrowed or continued as, or converted into, a Eurodollar Loan and ending on the date one, two, three or six months thereafter as selected by the Parent pursuant to SECTION 2.2(B), 2.2(C) or 2.2(D), as the case may be; PROVIDED that:

         (A) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

         (B) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

         (C) the Parent may not select any Interest Period for a Revolving Loan that would extend beyond the scheduled Revolver Termination Date; and

         (D) the Parent may not select any Interest Period for a Term Loan if, after giving effect to such selection, the aggregate principal amount of all Term Loans having Interest Periods ending after any date on which an installment of the Term Loans is scheduled to be repaid would exceed the aggregate principal amount of the Term Loans scheduled to be outstanding after giving effect to such repayment.

                  INVENTORY has the meaning assigned to such term in the Uniform Commercial Code as in effect in the State of Illinois from time to time.

                  INVESTMENT means, relative to any Person, any investment in another Person, whether by acquisition of any debt or equity security, by making any loan or advance or by becoming obligated with respect to a Suretyship Liability in respect of obligations of such other Person (other than loans and advances to employees in the ordinary course of business).

                  ISSUING BANK means LaSalle in its capacity as an issuer of Letters of Credit under this Agreement and its successors and assigns in such capacity.

                  LAND has the meaning set forth in the definition of "REAL PROPERTY".

                  LASALLE has the meaning set forth in the PREAMBLE.

                  LENDER has the meaning set forth in the PREAMBLE. References to the "Lenders" include the Issuing Bank; for purposes of clarification only, to the extent that LaSalle (or any successor Issuing Bank) may have any rights or obligations in addition to those of the other Lenders due to its status as Issuing Bank, its status as such will be specifically referenced.

                  LETTER OF CREDIT has the meaning set forth in SECTION 2.1(C).

                  LETTER OF CREDIT APPLICATION means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the Issuing Bank at the time of such request for the type of letter of credit requested.

                  LEVEL means any of Level I, Level II and Level III. "LEVEL I" means that the Total Debt to EBITDA Ratio for the relevant Computation Period is greater than or equal to 2.00 to 1.00. "LEVEL II" means that the Total Debt to EBITDA Ratio for the relevant Computation Period is greater than or equal to 1.50 to 1.00 and less than 2.00 to 1.00. "LEVEL III" means that the Total Debt to EBITDA Ratio for the relevant Computation Period is less than 1.50 to 1.00. Any change in a Level will be made upon receipt by the Administrative Agent of the applicable compliance certificate delivered under SECTION 10.1(D) and will be effective three Business Days thereafter.

                  LIEN means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person that secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

                  LOAN DOCUMENTS means this Agreement, the Notes, the Letter of Credit Applications and the Collateral Documents.

                  LOANS means the Revolving Loans and the Term Loans.

                  MANDATORY PREPAYMENT EVENT has the meaning set forth in
SECTION 6.2(B)(i).

                  MARGIN STOCK means any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

                  MATERIAL ADVERSE EFFECT means (i) a material adverse change in, or a material adverse effect upon, the condition (financial or otherwise), operations, assets, business, properties or prospects of the Parent and its Subsidiaries, taken as a whole, (ii) a material impairment on the ability of the Credit Parties taken as a whole to perform their obligations under the Loan Documents or the Repurchase Documents or (iii) a material adverse effect upon any substantial portion of the Collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Credit Party or any other Person (other than the Administrative Agent or any Lender) of any Loan Document.

                  MORTGAGE means a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Administrative Agent a Lien on Real Property, in form and substance reasonably satisfactory to the Agents.

                  MORTGAGED REAL PROPERTY means Real Property in respect of which a Credit Party has granted a Lien to the Administrative Agent for the benefit of the Lenders.

                  MULTIEMPLOYER PENSION PLAN means a multiemployer plan, as such term is defined in Section 4001(a)(3) of ERISA, and to which a Credit Party or any member of the Controlled Group may have any liability.

                  NCB has the meaning set forth in the PREAMBLE.

                  NET CASH PROCEEDS means:

         (A) with respect to any Asset Sale, the aggregate cash proceeds thereof (including cash proceeds received by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received, and any cash insurance or condemnation proceeds) received by a Credit Party pursuant to such Asset Sale net of (i) the costs, fees, and expenses actually incurred directly relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) taxes paid or reasonably estimated by the applicable Credit Party to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Sale (other than the Loans) and (iv) appropriate amounts to be provided by the Parent or any Subsidiary, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such Asset Sale (but upon reversal, if any, of such reserve, any amount reversed shall thereupon become Net Cash Proceeds);

         (B) with respect to any issuance of equity securities, the aggregate cash proceeds received by a Credit Party pursuant to such issuance, net of the costs, fees, and expenses actually incurred directly relating to such issuance (including sales and underwriter's commissions and legal, accounting and investment banking fees); and

         (C) with respect to any issuance of Debt, the aggregate cash proceeds received by a Credit Party pursuant to such issuance, net of the costs, fees, and expenses actually incurred directly relating to such issuance (including up-front fees and placement fees and legal, accounting and investment banking fees).

                  NET INTEREST EXPENSE means for any period Interest Expense MINUS gross interest income received by the Parent and its Subsidiaries during such period.

                  NET WORTH means, at any time, the consolidated net worth of the Parent and its Subsidiaries determined in accordance with GAAP.

                  NON-UNITED STATES SUBSIDIARY means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

                  NOTE has the meaning set forth in SECTION 3.1.

                  OBLIGATIONS means all Loans, and other Debt, Rate Management Obligations, advances, indebtedness, liabilities, fees, obligations, covenants and duties owing by the Credit Parties to any Lender, the Issuing Bank, the Administrative Agent, the Syndication Agent, or any other Person required to be indemnified, that arises under any Loan Document (including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under section 362(a) of the United States Bankruptcy
         Code), whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired, including any such interest or other amounts incurred or arising during the pendency of any bankruptcy, insolvency, reorganization, receivership, or similar proceeding, regardless whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the United States Bankruptcy Code.

                  OPERATING LEASE means any lease of (or other agreement conveying the right to use) any real or personal property by any Borrower, as lessee, other than any Capital Lease.

                  PARENT has the meaning set forth in the PREAMBLE.

                  PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  PENSION PLAN means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which any Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under
         Section 4069 of ERISA.

                  PERCENTAGE means, with respect to any Lender, the percentage specified opposite such Lender's name on SCHEDULE 2.1(A), as adjusted by subsequent assignments pursuant to SECTION 15.8(A).

                  PERMITTED ACQUISITION means an acquisition of property or series of related acquisitions of property that (i) constitutes assets comprising all or substantially all of an operating unit, division or product line of a business or constitutes all or substantially all of the common stock of a Person and (ii) is permitted by and consummated in compliance with the requirements of SECTION 10.20(I).

                  PERMITTED JOINT VENTURE means any joint venture (which may be in the form of a limited liability company, partnership, corporation, or other entity) in which any Credit Party or any of its Subsidiaries is a joint venturer; PROVIDED, HOWEVER, that (i) the other equity investors in such joint venture participate in investments in such joint venture on substantially the same basis as the Credit Party or Subsidiary and (ii) such joint venture's purpose and activities comply with the limitations on the business activities of the Credit Parties and their Subsidiaries set forth in SECTION 10.19.

                  PERSON means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

                  PLEDGE AGREEMENT means the Pledge Agreement of even date herewith among the Credit Parties and the Administrative Agent.

                  PUBLIC OFFERING means an offering of equity securities or Debt registered under the Securities Act of 1933.

                  RATE MANAGEMENT OBLIGATIONS of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

                  RATE MANAGEMENT TRANSACTION means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between any Borrower and any Lender, any Affiliate of a Lender, or any other Person acceptable to the Agents in their reasonable discretion that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

                  RCRA means the Resource Conservation and Recovery Act, any amendments thereto, any regulations promulgated thereunder and any successor statutes or regulations.

                  REAL PROPERTY means all of the Credit Parties' right, title, and interest in all of those plots, pieces or parcels of land now owned, leased or hereafter acquired by the Credit Parties (the "LAND"), including, without limitation, those more particularly described on SCHEDULES 9.17(A) and 9.17(B), together with the right, title and interest of the Credit Parties in and to the following: the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining, or abutting the Land to the center line thereof, the air space and development rights pertaining to the Land and right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all easements now or hereafter benefitting the Land and all royalties and all rights appertaining to the use and enjoyment of the Land, including, without limitation, all alley, vault, drainage, mineral, water, oil, and gas rights, timber, sewers, pipes, conduits, wires, and other facilities furnishing utility or other services to the Land and other similar rights, together with all of the buildings and other improvements and fixtures now or hereafter erected on the Land.

                  REFINANCING DOCUMENTS means the purchase agreement, if any, relating to the purchase of the Bonds from the holder thereof and all other documents and instruments relating thereto, including without limitation, mortgage or other loan release documents.

                  REINVESTMENT DEFERRED AMOUNT means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by a Credit Party or any Subsidiary in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Commitment Amount pursuant to SECTION 6.2(B)(i)(a) as a result of the delivery of a Reinvestment Notice.

                  REINVESTMENT EVENT means any Asset Sale in respect of which a Credit Party has delivered a Reinvestment Notice.

                  REINVESTMENT NOTICE means a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that a Credit Party (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale to acquire capital assets useful in its business.

                  REINVESTMENT PREPAYMENT AMOUNT means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire capital assets useful in a Credit Party's business.

                  REINVESTMENT PREPAYMENT DATE means, with respect to any Reinvestment Event, the earlier of (i) the date occurring 180 days after such Reinvestment Event and (ii) the date on which the applicable Credit Party shall have determined not to acquire capital assets useful in such Credit Party's business with all or any portion of the relevant Reinvestment Deferred Amount.

                  RELEASE has the meaning specified in CERCLA and the term "DISPOSAL" (or "DISPOSED") has the meaning specified in RCRA; PROVIDED that, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply as of the effective date of such amendment; and, PROVIDED FURTHER, that to the extent that the laws of a state wherein any affected property lies establish a meaning for "RELEASE" or "DISPOSAL" that is broader than is specified in either CERCLA or RCRA, such broader meaning shall apply.

                  REPURCHASE has the meaning set forth in the PRELIMINARY STATEMENTS.

                  REPURCHASE CLOSING DATE has the meaning set forth in SECTION 11.2.

                  REPURCHASE DOCUMENTS means (i) the offer to purchase and letter of transmittal sent to the Parent's stockholders in connection with its March 2001 self tender offer for shares of its common stock and (ii) the stock purchase agreement, dated March __, 2001, between the Parent and the Trust.

                  REQUIRED LENDERS means Lenders having Percentages aggregating 66 2/3% or more.

                  RESPONSIBLE OFFICER means any executive officer of the Parent or any other officer of any Borrower designated in writing by the Chief Executive Officer, President, Chief Financial Officer of the Parent to the Administrative Agent as responsible for overseeing or reviewing compliance with this Agreement or any other Loan Document.

                  REVOLVER OUTSTANDINGS means, at any time, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans PLUS (ii) the Stated Amount of all Letters of Credit at such time.

                  REVOLVER TERMINATION DATE means the earlier to occur of (i) the Revolving Maturity Date and (ii) such other date on which the Revolver Commitment Amounts terminate under SECTION 6 or 12.

                  REVOLVING COMMITMENT AMOUNT means $45,000,000, as such amount may be reduced from time to time pursuant to SECTION 6.1.

                  REVOLVING COMMITMENT AVAILABILITY means, at any time, the lesser of (i) the Revolving Commitment Amount and (ii)(a) from the Initial Closing Date until the Repurchase Closing Date, $20,000,000, and (b) from and after the Repurchase Closing Date, $45,000,000.

                  REVOLVING LOAN has the meaning set forth in SECTION 2.1(A).

                  REVOLVING MATURITY DATE means the fifth anniversary of the Initial Closing Date.

                  SEC means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

                  SECURITIES LAWS has the meaning set forth in SECTION 9.23.

                  SECURITY AGREEMENT means the Security Agreement of even date herewith among the Credit Parties and the Administrative Agent.

                  STATED AMOUNT means, with respect to any Letter of Credit at any date of determination, the sum of (i) the maximum aggregate amount available for drawing thereunder at any time during the remaining term of such Letter of Credit in any and all circumstances PLUS (ii) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

                  SUBSIDIARY means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "SUBSIDIARY" is a reference to a Subsidiary of the Parent.

                  SURETYSHIP LIABILITY means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any indebtedness, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Suretyship Liability shall (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

                  TAKING has the meaning set forth in SECTION 10.3(D).

                  TAXES has the meaning set forth in SECTION 7.6.

                  TERM LOAN has the meaning set forth in SECTION 2.1(B).

                  TOTAL DEBT TO EBITDA RATIO means, at any date of determination, the ratio of (i) the aggregate outstanding principal amount of all Debt of the Parent and its Subsidiaries to (ii) EBITDA for the Computation Period most recently ended, all as determined on a consolidated basis in accordance with GAAP.

                  TRUST has the meaning set forth in the PRELIMINARY STATEMENTS.

                  TYPE OF LOAN has the meaning set forth in SECTION 2.2(A).

                  VALUE means, with respect to any Inventory, the lesser of (i) the market value of such Inventory and (ii) the cost of such Inventory calculated on a first-in, first-out basis.

                  WELFARE PLAN means a "welfare plan", as such term is defined in Section 3(1) of ERISA.

         1.2 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the words "from" or "commencing on" each mean "from and including" and the words "to", "through", "ending on" and "until" each mean "to but excluding".

         1.3 ACCOUNTING TERMS. Except as otherwise indicated, all accounting terms not specifically defined in this Agreement shall be construed in accordance with, and certificates of compliance with covenants shall be based upon, GAAP.

         1.4 HEADINGS AND REFERENCES. Section and other headings are for reference only, and shall not affect the interpretation or meaning of any provision of this Agreement. Any Section or clause references are to this Agreement, unless otherwise specified. References to an annex, schedule or exhibit are, unless otherwise specified, to an Annex, Schedule or Exhibit attached to this Agreement. References in this Agreement and the other Loan Documents or any other agreement include this Agreement and the other Loan Documents and other agreements as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the provisions hereof or thereof. A reference to any law, statute or regulation shall mean that law, statute or regulation as it may be amended, supplemented or otherwise modified from time to time, and any successor law, statute or regulation. A reference to a Person includes the successors and assigns of such Person, but such reference shall not increase, decrease or otherwise modify in any way the provisions in this Agreement or any other Loan Document governing the assignment of rights and obligations under or the binding effect of any provision of this Agreement or any other Loan Document.

         1.5 CONSTRUCTION. Each covenant contained in this Agreement shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. The term "including" is not limiting and means "including without limitation."

                     SECTION 2. COMMITMENTS OF THE LENDERS;
             BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES.

         2.1 COMMITMENTS. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to, and to issue or participate in the issuance of Letters of Credit for the joint and several account of, the Borrowers as follows:

         (A) REVOLVING LOAN COMMITMENT. Each Lender will make loans on a revolving basis ("REVOLVING LOANS") from time to time before the Revolver Termination Date in such Lender's Percentage of such aggregate amounts as the Borrowers may, from time to time, request from all Lenders; PROVIDED that, the Revolver Outstandings will not at any time exceed the lesser of (i) Revolving Commitment Availability and (ii) the Borrowing Base.

         (B) TERM LOAN COMMITMENT. Each Lender agrees to make a loan to the Borrowers (each such loan a "TERM LOAN") in such Lender's Percentage of $30,000,000. The commitments of the Lenders to make Term Loans shall expire on the earlier of (i) the making of the Term Loans and (ii) the date that is 60 days after the Initial Closing Date; PROVIDED that, if the date that is 60 days after the Initial Closing Date falls on a day that is not a Business Day, then such due date shall be extended to the immediately following Business Day.

         (C) LETTER OF CREDIT COMMITMENT. (i) The Issuing Bank will issue letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Bank (each, a "LETTER OF CREDIT"), at the request of and for the joint and several account of the Borrowers from time to time before the Revolver Termination Date and (ii) as more fully set forth in SECTION 2.3(B), each Lender agrees to purchase a participation in each such Letter of Credit; PROVIDED that, the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $5,000,000. Effective as of the Initial Closing Date, (i) the letter of credit in favor of National Union Fire Insurance Co. of Pittsburgh, Pennsylvania, with a Stated Amount of $2,670,000 (the "EXISTING LETTER OF CREDIT") will be deemed to have been issued as, and be, a Letter of Credit under this Agreement and (ii) the Existing Letter of Credit and the reimbursement obligations in respect thereof will be Debt under this Agreement. In accordance with the foregoing, from and after the Initial Closing Date all fees and other charges payable with respect to the Existing Letter of Credit will be determined in accordance with
SECTION 5.2; PROVIDED that, the Borrowers will not be required to pay the fronting fee described in SECTION 5.2(B)(ii) for the Existing Letter of Credit.

         2.2      LOAN PROCEDURES.

         (A) VARIOUS TYPES OF LOANS. Each Loan shall be either a Base Rate Loan or a Eurodollar Loan (each a "TYPE OF LOAN"), as the Parent, on behalf of the Borrowers, shall specify in the related notice of borrowing or conversion pursuant to SECTION 2.2(B), 2.2(C) or 2.2(D). Eurodollar Loans having the same Interest Period are sometimes called a "GROUP" or collectively "GROUPS". Base Rate Loans and Eurodollar Loans may be outstanding at the same time; PROVIDED that, (i) the number of Base Rate Loans and Eurodollar Loans outstanding at any time may not exceed ten, (ii) the aggregate principal amount of each Eurodollar Loan shall at all times be at least $500,000 and an integral multiple of $50,000 and (iii) each Base Rate Loan shall be in an aggregate principal amount of at least $100,000 and an integral multiple of $50,000. All borrowings, conversions and repayments of Loans shall be effected so that each Lender will have a pro rata share (according to its Percentage) of all types and Groups of Loans.

         (B) MAKING OF REVOLVING LOANS. The Parent, on behalf of the Borrowers, shall give written notice or telephonic notice (followed immediately by written confirmation thereof) to the Administrative Agent of each proposed Revolving Loan not later than (i) in the case of a Base Rate Loan, 11:00 A.M. (Chicago, Illinois time) on the proposed date of such Revolving Loan and (ii) in the case of a Eurodollar Revolving Loan, 11:00 A.M. (Chicago, Illinois time) at least three Business Days prior to the proposed date of such Revolving Loan. Each such notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable and shall specify the date, amount and type of Revolving Loan and, in the case of a Eurodollar Revolving Loan, the initial Interest Period therefor. If no election is made as to the type of Loan, such notice shall be deemed a request for borrowing of Base Rate Loans. Promptly upon receipt of such notice, the Administrative Agent shall advise each Lender thereof. Not later than 1:00 P.M. (Chicago, Illinois time) on the date of a proposed Revolving Loan, each Lender shall provide the Administrative Agent at the office specified by the Administrative Agent with immediately available funds covering such Lender's Percentage of such Revolving Loan and, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in
SECTION 11 with respect to such Revolving Loan have not been satisfied, upon receipt of such funds, the Administrative Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Parent and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrowers no later than 2:00 P.M. (Chicago, Illinois time).

         (C) MAKING OF THE TERM LOAN. The Parent, on behalf of the Borrowers, shall give written notice or telephonic notice (followed immediately by written confirmation thereof) to the Administrative Agent of the borrowing of the Term Loan, which borrowing shall occur not later than 60 days after the Initial Closing Date; PROVIDED that, if the date that is 60 days after the Initial Closing Date falls on a day that is not a Business Day, then such due date shall be extended to the immediately following Business Day. Such notice shall specify whether the Term Loan is to be a borrowing of Base Rate Loans, Eurodollar Loans or both. If no election is made as to the type of Loan, such notice shall be deemed a request for borrowing of Base Rate Loans. The Administrative Agent shall promptly notify each Lender of its Percentage of the Term Loan, the type of Loan being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the Repurchase Closing Date, each Lender shall make its share of the Term Loan available to the Administrative Agent no later than 1:00 P.M. (Chicago, Illinois time) in immediately available funds. Upon receipt of such funds, the Administrative Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Parent and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrowers no later than 2:00 P.M. (Chicago, Illinois time).

         (D)      CONVERSION AND CONTINUATION PROCEDURES.

         (i) Subject to SECTION 2.2(A), the Borrowers may, upon irrevocable written notice to the Administrative Agent in accordance with SECTION 2.2(D)(ii):

                  (a) elect, as of any Business Day, to convert any Eurodollar Loan into a Base Rate Loan;

                  (b) elect, as of the last day of the applicable Interest Period, to continue any Eurodollar Loans having Interest Periods expiring on such day for a new Interest Period; or

                  (c) elect, as of any Business Day, to convert any Base Rate Loan into a Eurodollar Loan;

PROVIDED that, after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of Eurodollar Loans shall be at least $500,000 and an integral multiple of $50,000 and the aggregate principal amount of each Base Rate Loan shall be in an aggregate amount of at least $100,000 and an integral multiple of $50,000.

         (ii) The Borrowers shall give written or telephonic (followed immediately by written confirmation thereof) notice to the Administrative Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 11:00 A.M. (Chicago, Illinois time), on the proposed date of such conversion and (ii) in the case of conversion into or continuation of Eurodollar Loans, 11:00 A.M. (Chicago, Illinois time), at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

                  (a)      the proposed date of conversion or continuation;

                  (b) the aggregate amount of Loans to be converted or continued;

                  (c) the type of Loans resulting from the proposed conversion or continuation; and

                  (d) in the case of conversion into, or continuation of, Eurodollar Loans, the duration of the requested Interest Period therefor.

         (iii) If upon the expiration of any Interest Period applicable to Eurodollar Loans, the Borrowers have failed to select timely a new Interest Period to be applicable to such Eurodollar Loans, the Borrowers shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective on the last day of such Interest Period.

         (iv) The Administrative Agent will promptly notify each Lender of its receipt of a notice of conversion or continuation pursuant to this SECTION 2.2(D) or, if no timely notice is provided by the Borrowers, of the details of any automatic conversion.

         (v) Any conversion of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall be subject to SECTION 8.4.

         (E) FUNDING RELIANCE. Unless the Administrative Agent receives notice from a Lender by noon (Chicago, Illinois time) on the day of the proposed borrowing that such Lender will not make available to the Administrative Agent an amount equal to such Lender's Percentage of such borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make a corresponding amount available to the Borrowers. If and to the extent such Lender has not made such amount available to the Administrative Agent, such Lender and the Borrowers jointly and severally agree to repay such amount to the Administrative Agent forthwith on demand, together with interest thereon at the interest rate applicable to Loans comprising such borrowing or, in the case of any Lender that repays such amount within three Business Days, the Federal Funds Rate (together with such other compensatory amounts as may be required to be paid by such Lender to the Administrative Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as applicable, as in effect from time to time). Nothing set forth in this CLAUSE (E) shall relieve any Lender of any obligation it may have to make any Loan hereunder.

         2.3      LETTER OF CREDIT PROCEDURES.

         (A) LETTER OF CREDIT APPLICATIONS. The Parent, on behalf of the Borrowers, shall give notice to the Administrative Agent and the Issuing Bank of the proposed issuance of each Letter of Credit on a Business Day that is at least three Business Days (or such lesser number of days as the Administrative Agent and the Issuing Bank shall agree in any particular instance) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by a Letter of Credit Application, completed and duly executed by the Parent on behalf of the Borrowers and in all respects reasonably satisfactory to the Administrative Agent and the Issuing Bank, together with such other documentation as the Administrative Agent or the Issuing Bank may request in support thereof, it being understood that each Letter of Credit Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the earlier to occur of (i) one year after the date of issuance thereof and (ii) thirty days prior to the Revolver Termination
Date) and whether such Letter of Credit is to be transferable in whole or in part. So long as the Issuing Bank has not received written notice that the conditions precedent set forth in SECTION 11 with respect to the issuance of such Letter of Credit have not been satisfied, the Issuing Bank shall issue such Letter of Credit on the requested issuance date. The Issuing Bank shall promptly advise the Administrative Agent of the issuance of each Letter of Credit and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. In the event of any inconsistency between the terms of any Letter of Credit Application and the terms of this Agreement, the terms of this Agreement shall control.

         (B) PARTICIPATION IN LETTERS OF CREDIT. Concurrently with the issuance of each Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such other Lender's Percentage, in such Letter of Credit and the Borrowers' reimbursement obligations with respect thereto. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the Issuing Bank's "participation" therein. The Issuing Bank agrees, upon request of the Administrative Agent or any Lender, to deliver to such Lender a list of all outstanding Letters of Credit issued by the Issuing Bank, together with such information related thereto as such Lender may reasonably request.

         (C) REIMBURSEMENT OBLIGATIONS. The Borrowers hereby unconditionally and irrevocably agree to reimburse the Issuing Bank for each payment or disbursement made by the Issuing Bank under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made, so long as such payment or disbursement is made in the absence of gross negligence and willful misconduct on behalf of the Issuing Bank; PROVIDED that, if the Parent, on behalf of the Borrowers, shall have given the Administrative Agent a notice of borrowing in accordance with SECTION 2.2(B) not later than 11:00 A.M. (Chicago, Illinois time) on the Business Day of the date of such disbursement indicating that the Borrowers intend to reimburse the Issuing Bank for the amount of such drawing with the proceeds of Revolving Loans, then, so long as the Administrative Agent has not received written notice that the conditions precedent set forth in
SECTION 11 with respect to such Revolving Loan have not been satisfied, the Administrative Agent shall advise each Lender thereof and the Lenders shall, on the date of such disbursement, make Revolving Loans that are Base Rate Loans in the amount requested by the Parent, proceeds of which in an amount equal to the amount of such disbursement shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for the amount of such disbursement; PROVIDED FURTHER, that if for any reason proceeds of Revolving Loans are not received by the Issuing Bank on such date in an amount equal to the amount of such disbursement, the Borrowers shall reimburse the Issuing Bank, on the Business Day immediately following the date of such disbursement in an amount in same day funds equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, that the Issuing Bank previously received, plus accrued interest on such amount at the rate then applicable to Base Rate Loans. The Issuing Bank will refund to the Borrowers any payment or disbursement erroneously made by the Issuing Bank promptly after the Issuing Bank recovers such payment or disbursement. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Issuing Bank is reimbursed by the Borrowers therefor, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect PLUS the Applicable Margin with respect to the Base Rate from time to time in effect PLUS, beginning on the third Business Day after receipt of notice from the Issuing Bank of such payment or disbursement, 2.00%. The Issuing Bank shall notify the Borrowers and the Administrative Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; PROVIDED that, the failure of the Issuing Bank so to notify the Borrowers shall not affect the rights of the Issuing Bank or the Lenders in any manner whatsoever.

         (D) LIMITATION ON OBLIGATIONS OF ISSUING BANK. In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation to the Borrowers or any Lender other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence and willful misconduct, shall not impose upon the Issuing Bank any liability to the Borrowers or any Lender and shall not reduce or impair the Borrowers' reimbursement obligations set forth in SECTION 2.3(C) or the obligations of the Lenders pursuant to SECTION 2.3(E).

         (E) FUNDING BY LENDERS TO ISSUING BANK. If the Issuing Bank makes any payment or disbursement under any Letter of Credit and the Borrowers have not reimbursed the Issuing Bank in full for such payment or disbursement by 11:00 A.M. (Chicago, Illinois time) on the date of such payment or disbursement, or if any reimbursement received by the Issuing Bank from the Borrowers must be returned or rescinded upon or during any bankruptcy or reorganization of the Borrowers or otherwise, each other Lender shall be obligated to pay to the Administrative Agent for the account of the Issuing Bank, in full or partial payment of the purchase price of its participation in such Letter of Credit, its pro rata share (according to its Percentage) of such payment or disbursement (but no such payment shall diminish the obligations of the Borrowers under SECTION 2.3(C)) and, upon notice from the Issuing Bank, the Administrative Agent shall promptly notify each other Lender thereof. Each other Lender irrevocably and unconditionally agrees so to pay to the Administrative Agent in immediately available funds for the Issuing Bank's account the amount of such other Lender's Percentage of such payment or disbursement. If and to the extent any Lender shall not have made such amount available to the Administrative Agent by 2:00 P.M. (Chicago, Illinois time) on the Business Day on which such Lender receives notice from the Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon (Chicago, Illinois time) on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the Administrative Agent for the Issuing Bank's account forthwith on demand for each day from the date such amount was to have been delivered to the Administrative Agent to the date such amount is paid, at a rate per annum equal to (i) for the first three days after demand, the Federal Funds Rate from time to time in effect and (ii) thereafter, the Base Rate from time to time in effect. Any Lender's failure to make available to the Administrative Agent its Percentage of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender's Percentage of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent such other Lender's Percentage of any such payment or disbursement.

         (F) CASH COLLATERAL. When the Borrowers are required to provide cash collateral for any Letter of Credit under this Agreement prior to the Revolver Termination Date, the Borrowers will pay to the Administrative Agent for the benefit of the Issuing Bank and the Lenders cash in an amount equal to 105% of the Stated Amount of each applicable Letter of Credit outstanding for the benefit of the Borrowers. Such funds shall be held by the Administrative Agent in a cash collateral account (the "CASH COLLATERAL ACCOUNT") maintained at the Administrative Agent. The Cash Collateral Account shall be in the name of the Borrowers, and shall be pledged to, and subject to the control of, the Administrative Agent for the benefit of the Issuing Bank in a manner satisfactory to the Administrative Agent. The Borrowers pledge and grant to the Administrative Agent for the benefit of the Issuing Bank and the Lenders a security interest in all such funds held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letters of Credit, whether or not then due. This Agreement constitutes a security agreement under applicable law. If any Letter of Credit, whether or not then due and payable, shall for any reason be outstanding on the Revolver Termination Date, the Borrowers shall either (i) provide cash collateral therefor in the manner described above, (ii) cause all such Letters of Credit to be canceled and returned or (iii) deliver a letter (or letters) of credit in guarantee of such Letter of Credit, which letter (or letters) of credit shall be of like tenor and duration as, and in an amount equal to 105% of, the Stated Amount of the Letters of Credit to which it relates and shall be issued by a Person, and shall be subject to such terms and conditions as are satisfactory to the Administrative Agent in its sole discretion. At any time after an Event of Default has occurred and is continuing, the Administrative Agent may apply funds then held in the Cash Collateral Account to the payment of any amounts due and payable by the Borrowers to the Issuing Bank and the Lenders with respect to the Letters of Credit of the Borrowers or the Revolver Outstandings relating thereto and, upon satisfaction in full of all such Letters of Credit of the Borrowers, to any other Obligations and liabilities of the Borrowers then due and payable to the Administrative Agent or the Lenders under this Agreement or the other Loan Documents. Neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Cash Collateral Account, except that upon the termination of all Letters of Credit, the payment of all obligations and liabilities with respect to such Letters of Credit and, if an Event of Default has occurred and is continuing or the Revolver Termination Date has occurred, the payment of all obligations and liabilities payable by the Borrowers to the Agents or the Lenders under this Agreement, any funds remaining in the Cash Collateral Account shall be paid to the Borrowers or as otherwise required by law.

         2.4 COMMITMENTS SEVERAL. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

         2.5 CERTAIN CONDITIONS. Notwithstanding any other provision of this Agreement, no Lender shall have an obligation to make any Loan, or to permit the continuation of or any conversion into any Eurodollar Loan, and the Issuing Bank shall not have any obligation to issue any Letter of Credit, if a Default or Event of Default exists.

             SECTION 3. NOTES EVIDENCING LOANS; REPAYMENT OF LOANS.


         3.1 NOTES. The Loans of each Lender shall be evidenced by a promissory note (each, a "NOTE") substantially in the form set forth in EXHIBITS A-1 and A-2, with appropriate insertions, payable to the order of such Lender in a face principal amount equal to the sum of such Lender's Percentage of the Revolving Commitment Amount PLUS the principal amount of such Lender's Term Loan. Each Note shall be payable to the order of the applicable Lender in an amount equal to the aggregate unpaid principal amount of all of such Lender's Loans, as follows:

         (A) each Revolving Loan of such Lender shall be repaid in full on the Revolver Termination Date; and

         (B) each Term Loan of such Lender shall be repaid in quarterly installments on the last Business Day of each calendar quarter (commencing with the calendar quarter ending June 30, 2001) through and including December 31, 2005, with each such installment to be equal to such Lender's Percentage of $1,500,000, with a final installment on the fifth anniversary of the Initial Closing Date in an amount equal to such Lender's Percentage of the remaining aggregate outstanding amount of the Term Loans.

         3.2 RECORDKEEPING. Each Lender shall record in its records, or at its option on the schedule attached to its Note, the date and amount of each Loan made by such Lender, each repayment or conversion thereof and, in the case of each Eurodollar Loan, the dates on which each Interest Period for such Eurodollar Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure so to record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Borrowers hereunder or under any Note to repay the principal amount of the Loans evidenced by such Note together with all interest accruing thereon.

                              SECTION 4. INTEREST.

         4.1 INTEREST RATES. (A) The Borrowers promise to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

         (i) at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect PLUS the Applicable Margin with respect to the Base Rate from time to time in effect; and

         (ii) at all times while such Loan is a Eurodollar Loan, at a rate per annum equal to the sum of the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Eurodollar Loan PLUS the Applicable Margin with respect to the Eurodollar Rate (Reserve Adjusted) from time to time in effect.

         (B) At any time an Event of Default exists, the interest rate applicable to each Loan shall be increased by 2.00% in excess of the rate otherwise in effect and will be payable on demand.

         4.2 INTEREST PAYMENT DATES. Accrued interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter and at maturity (by acceleration, conversion into a Eurodollar Loan, or otherwise). Accrued interest on each Eurodollar Loan shall be payable on the last day of each Interest Period relating to such Eurodollar Loan (and, in the case of a Eurodollar Loan with a six-month Interest Period, on the three-month anniversary of the first day of such Interest Period) and at maturity (by acceleration, conversion into a Base Rate Loan, or otherwise). After maturity, accrued interest on all Loans shall be payable on demand.

         4.3 SETTING AND NOTICE OF EURODOLLAR RATES. The applicable Eurodollar Rate for each Interest Period shall be determined by the Administrative Agent, and notice thereof shall be given by the Administrative Agent promptly to the Borrowers and each Lender. Each determination of the applicable Eurodollar Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. The Administrative Agent shall, upon written request of the Borrowers or any Lender, deliver to the Borrowers or such Lender a statement showing the computations used by the Administrative Agent in determining any applicable Eurodollar Rate under this Agreement.

         4.4 COMPUTATION OF INTEREST. All computations of interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

                                SECTION 5. FEES.

         5.1 COMMITMENT FEES. The Borrowers agree to pay to each Lender, through the Administrative Agent, on the last day of each calendar quarter commencing with the first such day after the date hereof (or, if any such date shall not be a Business Day, the next succeeding Business Day), and on the date on which the last Commitments of such Lender shall expire or be terminated as provided herein (each such day being called a "FEE PAYMENT DATE"), a commitment fee (a "COMMITMENT FEE") equal to the Applicable Margin from time to time on the average daily unused amount of the Commitments of such Lender (including without limitation such Lender's Commitment to make a Term Loan) during the preceding quarter (or other period commencing with the date hereof or ending with the date on which the last of the Commitments of such Lender shall expire or be terminated). All Commitment Fees shall be computed for the actual number of days elapsed on the basis of a year of 360 days.

         5.2 LETTER OF CREDIT FEES. (A) The Borrowers agree to pay to the Administrative Agent for the account of the Lenders, pro rata according to their respective Percentages, a letter of credit fee for each Letter of Credit in an amount equal to a rate per annum equal to the Applicable Margin with respect to Letters of Credit in effect from time to time of the Stated Amount of such Letter of Credit (in each case as computed for the actual number of days elapsed on the basis of a year of 360 days); PROVIDED that, the rate applicable to each Letter of Credit shall be increased by 2.00% at any time that an Event of Default exists. Such letter of credit fee shall be payable in arrears on the last Business Day of each calendar quarter and on the Revolver Termination Date for the period from the date of the issuance of each Letter of Credit to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

         (B) In addition to the fees set forth in SECTION 5.2(A), with respect to each Letter of Credit, the Borrowers agree to pay to the Issuing Bank, for its own account, (i) such fees and expenses as the Issuing Bank customarily requires in connection with the issuance, negotiation, processing or administration of letters of credit in similar situations and (ii) a letter of credit fronting fee of 0.125% of the Stated Amount of each Letter of Credit upon issuance thereof.

         5.3 OTHER FEES. The Borrowers agree to pay (a) to the Administrative Agent and to each of the Agents the administrative agent's fees and the structuring and arrangement fee, respectively, set forth in the Fee Letter, and
(b) to the Administrative Agent for the account of each Lender on the Initial Closing Date an upfront fee in the amount previously agreed to between the Borrowers and the Agents (and the Administrative Agent agrees to promptly forward to each Lender a portion of such upfront fee in the amount previously agreed to between the Administrative Agent and such Lender).

                      SECTION 6. REDUCTION AND TERMINATION
                        OF THE COMMITMENTS; PREPAYMENTS.


        6.1 REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT AMOUNT.

         (A) VOLUNTARY REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT AMOUNT. Upon at least five Business Days' prior written notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Commitment Amount. Each such reduction of the Revolving Commitment Amount shall be in the principal amount of $1,000,000 or any higher integral multiple of $100,000; PROVIDED that, the Borrowers may not reduce the Revolving Commitment Amount below $10,000,000 without reducing the Revolving Commitment Amount in full. Simultaneously with each reduction or termination of the Revolving Commitment Amount, the Borrowers shall pay to the Administrative Agent for the account of each Lender the Commitment Fee accrued on the amount of the Revolving Commitment Amount of such Lender so terminated or reduced through the date thereof, as well as any costs associated with repayments of Eurodollar Loans.

         (B) MANDATORY REDUCTIONS OF REVOLVING COMMITMENT AMOUNT. On the date of any Mandatory Prepayment Event, the Revolving Commitment Amount shall be permanently reduced by an amount (if any) equal to the Designated Proceeds of such Mandatory Prepayment Event over the amount (if any) applied to prepay Term Loans pursuant to SECTION 6.2(B).

          (C) ALL REDUCTIONS OF THE COMMITMENTS. All reductions of the Revolving Commitment Amount shall reduce the Commitments pro rata among the Lenders according to their respective Percentages.

         6.2      PREPAYMENTS.

         (A) VOLUNTARY PREPAYMENTS. The Borrowers may from time to time prepay the Loans in whole or in part; PROVIDED that, the Borrowers shall give the Administrative Agent (which shall promptly advise each Lender) notice thereof not later than 11:00 A.M., Chicago time, on the day of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment. Any such partial prepayment shall be in an amount equal to $500,000 or a higher integral multiple of $100,000.

         (B)      MANDATORY PREPAYMENTS.

         (i) The Borrowers shall make a prepayment of the Loans upon the occurrence of any of the following (each a "MANDATORY PREPAYMENT EVENT") at the following times and in the following amounts (such applicable amounts being referred to as "DESIGNATED PROCEEDS"):

         (a) Concurrently with the receipt by the Parent or any Subsidiary of any Net Cash Proceeds from any Asset Sale in excess of $100,000 for any individual Asset Sale and $500,000 for all Asset Sales from and after the Initial Closing Date (other than Asset Sales permitted by CLAUSES (i), (ii), (iii), (iv), and (viii) of SECTION 10.11(A)), unless the Parent or a Subsidiary delivers a Reinvestment Notice to the Administrative Agent in respect of such Net Cash Proceeds, in an amount equal to 100% of such Net Cash Proceeds; PROVIDED, HOWEVER, that, notwithstanding the foregoing, the Borrowers shall make a prepayment of the Loans on each Reinvestment Prepayment Date in an amount equal to 100% of the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event.

         (b) As soon as possible, but in any event no later than one Business Day after the receipt by the Borrowers or any Subsidiary of any Net Cash Proceeds from any issuance of any other Debt of the Borrowers or any Subsidiary (excluding Debt permitted by CLAUSES (A) through (K) of SECTION 10.7), in an amount equal to 100% of such Net Cash Proceeds.

         (c) As soon as possible, but in any event no later than one Business Day after the receipt by the Borrowers or any Subsidiary of any Net Cash Proceeds from any issuance of equity securities of the Borrowers or any Subsidiary (including a Public Offering, but excluding (1) any issuance of shares of capital stock pursuant to any employee or director stock option program, benefit plan or compensation program and (2) any issuance by a Subsidiary to the Parent or another Subsidiary) in an amount equal to 50% of such Net Cash Proceeds.

         (d) Within 90 days after the end of each Fiscal Year of the Borrowers, commencing with the Fiscal Year ending December 31, 2001, in an amount equal to 50% of Excess Cash Flow for such Fiscal Year; PROVIDED, HOWEVER, that the Borrowers are required to prepay only Term Loans pursuant to this CLAUSE (d) and, if no Term Loans are outstanding, the Borrowers shall have no obligation to make a prepayment under this CLAUSE (d).

         Subject to the limitation set forth in CLAUSE (d) above, all prepayments of the Loans pursuant to this SECTION 6.2(B)(i) shall be applied FIRST to the remaining installments of the Term Loans in the inverse order of maturity until paid in full and shall be applied first to Base Rate Loans and thereafter to Eurodollar Loans, SECOND, to the balance of all outstanding Revolving Loans until paid in full and shall be applied first to Base Rate Loans and thereafter to Eurodollar Loans, and THIRD, as cash collateral as provided in
SECTION 2.3(F). Any partial prepayment of a Group of Eurodollar Loans shall be subject to the provisions of SECTION 2.2(D)(i). Any prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to
SECTION 8.4.

         To the extent any or all of the Net Cash Proceeds subject to CLAUSE (a) of SECTION 6.2(B) attributable to Asset Sales by Non-United States Subsidiaries are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected shall not be required to be paid at the time provided above, and shall be deposited in an escrow account under the control of the Administrative Agent pursuant to the terms of an escrow agreement satisfactory in form and substance to the Administrative Agent, until such time as the applicable local law will permit repatriation to the United States. If and when repatriation of any of such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation shall be immediately effected and such repatriated Net Cash Proceeds will be applied in the manner set forth in this Agreement.

         (ii) If on any day the Revolver Outstandings exceed the lesser of (a) the Borrowing Base and (b) Revolving Commitment Availability, the Borrowers shall FIRST immediately prepay Revolving Loans in an amount sufficient to eliminate such excess, and SECOND, cash collateralize the outstanding Letters of Credit in an amount sufficient to eliminate such excess.

         (iii) If on any day on which the Revolving Commitment Amount is reduced pursuant to SECTION 6.1(B) the Revolver Outstandings exceed Revolving Commitment Availability, the Borrowers shall FIRST immediately prepay Revolving Loans in an amount sufficient to eliminate such excess, and SECOND, cash collateralize the outstanding Letters of Credit in an amount sufficient to eliminate such excess.

           SECTION 7. MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

         7.1 MAKING OF PAYMENTS. All payments of principal of or interest on the Notes, and of all Commitment Fees and Letter of Credit fees, shall be made by the Borrowers to the Administrative Agent in immediately available funds at the office specified by the Administrative Agent not later than noon (Chicago, Illinois time) on the date due and funds received after that time shall be deemed to have been received by the Administrative Agent on the next following Business Day. The Administrative Agent shall promptly remit to each Lender or other holder of a Note its share of all such payments received in collected funds by the Administrative Agent for the account of such Lender or holder. All payments under SECTION 8.1 shall be made by the Borrowers directly to the Lender entitled thereto.

         7.2 APPLICATION OF CERTAIN PAYMENTS. Each repayment of principal of the Revolving Loans and other Revolver Outstandings shall be FIRST applied to repay Revolving Loans then outstanding as the Borrowers shall direct by notice received by the Administrative Agent on or before the date of such payment or, in the absence of such notice, as the Administrative Agent determines in its discretion until such Revolving Loans are paid in full, and SECOND, deposited in the Cash Collateral Account to cash collateralize 105% of the Stated Amount of the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in such Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank. Concurrently with each remittance to any Lender of its share of any such payment, the Administrative Agent shall advise such Lender as to the application of such payment.

         7.3 DUE DATE EXTENSION. If any payment of principal or interest with respect to any of the Notes, or of Commitment Fees or Letter of Credit fees, falls due on a day that is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a Eurodollar Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

         7.4 SETOFF. The Borrowers agree that the Agents and each Lender have all rights of setoff and bankers' lien provided by applicable law, and in addition thereto, the Borrowers agree that at any time any Event of Default exists, the Administrative Agent and each Lender may apply to the payment of any Obligations of the Borrowers, whether or not then due, any and all balances, credits, deposits, accounts or moneys of the Borrowers then or thereafter with the Administrative Agent or such Lender.

         7.5 PRORATION OF PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise, but excluding any payment pursuant to SECTION 8.7 or 15.8) on account of principal of or interest on any Note (or on account of its participation in any Letter of Credit) in excess of its pro rata share of payments and other recoveries obtained by all Lenders on account of principal of and interest on Notes (or such participation) then held by them, such Lender shall purchase from the other Lenders such participations in the Notes (or subparticipations in Letters of Credit) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; PROVIDED that, if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

         7.6 TAXES. (A) All payments of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding net income taxes, franchise taxes imposed in lieu of net income taxes, and branch profit taxes imposed on either Agent or any Lender as a result of a present or former connection between such Agent or Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or Lender having executed, delivered, or performed its obligations or received payment under, or enforced, this Agreement or any other Loan Document). All nonexcluded items identified in the preceding sentence are hereinafter called "TAXES". If any withholding or deduction from any payment to be made by the Borrowers hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrowers will:

         (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

         (ii) promptly forward to the Administrative Agent an official receipt or other documentation reasonably satisfactory to the Administrative Agent evidencing such payment to such authority; and

         (iii) pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

         Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrowers will promptly pay such additional amounts (including any penalty, interest and expense) as is necessary so that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted.

         Notwithstanding the foregoing, the Borrowers shall not be required to increase any such amounts payable to a Lender with respect to United States withholding taxes (x) imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement or (y) imposed other than as a result of a change in treaty, law or regulations (or the application or interpretation thereof) after the date such Lender becomes a party to this Agreement, except in both case (x) and (y) to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from Borrowers pursuant to this SECTION 7.6.

         (B) If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrowers shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this SECTION 7.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrowers.

         (C) Each Lender that (i) is not a United States person within the meaning of Section 7701(a)(30) of the Code and (ii)(a) is a party hereto on the Initial Closing Date or (b) becomes an assignee of an interest under SECTION
15.8 of this Agreement after the Initial Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) shall timely execute and deliver to the Borrowers and the Administrative Agent one or more (as the Borrowers or the Administrative Agent may reasonably request) United States Internal Revenue Service Form W-8ECI or Form W-8BEN or successor forms or documents, appropriately completed, true and duly executed, as may be applicable to establish that such Lender is exempt from withholding or deduction of Taxes on payments by the Borrowers under this Agreement. A Person that becomes a Participant shall timely execute and deliver to the Lender from which the Participant purchased the participating interest one or more (as the Lender from which the Participant purchased the participating interest may reasonably request) United States Internal Revenue Service Form W-8ECI or Form W-8BEN or successor forms or documents, appropriately completed, true and duly executed, as may be applicable to establish that such Participant is exempt from withholding or deduction of Taxes. The Borrowers shall not be required to pay additional amounts to any Lender pursuant to this SECTION 7.6 to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender or a Participant to comply with this paragraph. Each such non-United States Lender shall promptly notify the Borrowers at any time such Lender determines that it can no longer provide any previously delivered certificate to the Borrowers (or any other form of certification adopted by the United States taxing authorities for such purpose).

         (D) The obligations of the Borrowers under this SECTION 7.6 are subject to the limitation set out in SECTION 15.8(A). The agreements in this SECTION 7.6 shall survive the termination of this Agreement and the payments of the Loans and all other amounts payable hereunder.

                           SECTION 8. INCREASED COSTS;
                    SPECIAL PROVISIONS FOR EURODOLLAR LOANS.

         8.1 INCREASED COSTS. (A) If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Eurodollar Office of such Lender) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (i) shall subject any Lender (or any Eurodollar Office of such Lender) to any tax, duty or other charge with respect to its Eurodollar Loans, its Note with respect thereto or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for taxes covered by SECTION 7.6 or changes in the rate of tax on the overall net income of such Lender or its Eurodollar Office imposed by the jurisdiction in which such Lender's principal executive office or Eurodollar Office is located);

         (ii) shall impose, modify or deem applicable any reserve (including any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest rates pursuant to
                  SECTION 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender (or any Eurodollar Office of such Lender); or

         (iii) shall impose on any Lender (or its Eurodollar Office) any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D of the Board of Governors of the Federal Reserve System, to impose a cost on) such Lender (or any Eurodollar Office of such Lender) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then, upon ten days' prior written notice by such Lender (which notice shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Borrowers shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction. A certificate as to such amounts submitted to the Parent by a Lender is conclusive and binding for all purposes, absent manifest error.

         (B) If any Lender shall reasonably determine that the adoption or phase-in of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations under this Agreement or under any Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon ten days' prior written notice by such Lender (which notice shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Administrative Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling Person for such reduction, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment under this Agreement. A certificate as to such amounts submitted to the Borrowers by a Lender is conclusive and binding for all purposes, absent manifest error.

         8.2 BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If with respect to any Interest Period:

         (A) deposits in Dollars (in the applicable amounts) are not being offered to the Administrative Agent in the interbank eurodollar market for such Interest Period, or the Administrative Agent otherwise reasonably determines (which determination, if made in good faith, shall be binding and conclusive on the Borrowers) that by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

         (B) Lenders having an aggregate Percentage of 40% or more advise the Administrative Agent that the Eurodollar Rate (Reserve Adjusted) as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding such Eurodollar Loans for such Interest Period (taking into account any amount to which such Lenders may be entitled under SECTION 8.1) or that the making or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement that in the opinion of such Lenders materially affects such Eurodollar Loans;

then the Administrative Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make or convert into Eurodollar Loans and (ii) on the last day of the current Interest Period for each Eurodollar Loan, such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

         8.3 CHANGES IN LAW RENDERING EURODOLLAR LOANS UNLAWFUL. If any change in (including the adoption of any new) applicable law or regulation, or any change in the interpretation of applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund Eurodollar Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert into Eurodollar Loans (but shall make Base Rate Loans concurrently with the making of or conversion into Eurodollar Loans by the Lenders that are not so affected, in each case in an amount equal to such Lender's pro rata share of all Eurodollar Loans that would be made or converted into at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each Eurodollar Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Lender that, but for the circumstances described in the foregoing sentence, would be a Eurodollar Loan (an "AFFECTED LOAN") shall remain outstanding for the same period as the Group of Eurodollar Loans of which such Affected Loan would be a part absent such circumstances.

         8.4 FUNDING LOSSES. The Borrowers agree that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to the Administrative Agent), the Borrowers will indemnify such Lender against any net loss or expense that such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Eurodollar Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any Eurodollar Loan of such Lender on a date other than the last day of an Interest Period for such Eurodollar Loan (including any conversion pursuant to SECTION 8.3) or (b) any failure of the Borrowers to borrow or convert any Loan on a date specified therefor in a notice of borrowing or conversion pursuant to this Agreement. For this purpose, all notices to the Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

         8.5 RIGHT OF LENDERS TO FUND THROUGH OTHER OFFICES. Each Lender may, if it so elects, fulfill its commitment as to any Eurodollar Loan by causing a foreign branch or Affiliate of such Lender to make such Eurodollar Loan; PROVIDED that, in such event for the purposes of this Agreement such Eurodollar Loan shall be deemed to have been made by such Lender and the obligation of the Borrowers to repay such Eurodollar Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Eurodollar Loan, for the account of such branch or Affiliate.

         8.6 DISCRETION OF LENDERS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit; it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during each Interest Period for such Eurodollar Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

         8.7 MITIGATION OF CIRCUMSTANCES; REPLACEMENT OF LENDERS. (A) Each Lender shall promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge that will result in, and will use reasonable commercial efforts available to it (and not, in such Lender's sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by the Borrowers to pay any amount pursuant to SECTION 7.6 or 8.1 or
(ii) the occurrence of any circumstances of the nature described in SECTION 8.2 or 8.3 (and, if any Lender has given notice of any such event described in CLAUSE (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify the Borrowers and the Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Borrowers of) any event described in CLAUSE (i) or (ii) of the preceding sentence and such designation will not, in such Lender's sole judgment, be otherwise disadvantageous to such Lender.

         (B) If the Borrowers become obligated to pay additional amounts to any Lender pursuant to SECTION 7.6 or 8.1, or any Lender gives notice of the occurrence of any circumstances described in SECTION 8.2 or 8.3, the Borrowers may designate another bank that is acceptable to the Agents and the Issuing Bank in their reasonable discretion (such other bank being called a "REPLACEMENT LENDER") to purchase the Loans of such Lender and such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender PLUS any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to the Borrowers hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

         8.8 CONCLUSIVENESS OF STATEMENTS; SURVIVAL OF PROVISIONS. Determinations and statements of any Lender pursuant to SECTION 8.1, 8.2, 8.3 or
8.4 shall be conclusive absent manifest
error. Lenders may use reasonable averaging and attribution methods in determining compensation under SECTIONS 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Loans, cancellation of the Notes, cancellation or expiration of the Letters of Credit and any termination of this Agreement.

                   SECTION 9. REPRESENTATIONS AND WARRANTIES.

         To induce the Agents and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and issue and purchase participations in Letters of Credit under this Agreement, the Credit Parties represent and warrant to the Agents and the Lenders that:

         9.1 ORGANIZATION. Each Credit Party and each Subsidiary is an organization duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization. The Credit Parties and each Subsidiary are in good standing and are duly qualified to do business in each jurisdiction where, because of the nature of their activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect. Each Credit Party and each Subsidiary has the requisite power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the other Loan Documents and to perform the provisions of this Agreement and the other Loan Documents to which it is a party.

         9.2 AUTHORIZATION; NO CONFLICT. Each Credit Party is duly authorized to execute and deliver each Loan Document to which it is a party, each Borrower is duly authorized to borrow monies under this Agreement and each Credit Party is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by each Credit Party of this Agreement and each Loan Document to which it is a party, and the borrowings by each Borrower under this Agreement, do not and will not (a) require any consent or approval of any governmental agency or authority that has not been obtained or (b) conflict with (i) any provision of law, (ii) each Credit Party's articles or certificate of incorporation and bylaws or similar organizational documents,
(iii) any material agreement (other than Section 8 of the Pledge Agreement) binding upon each Credit Party or its properties or assets or (iv) any court or administrative order or decree applicable to such Credit Party, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of the Credit Parties (other than Liens in favor of the Administrative Agent created pursuant to the Collateral Documents).

         9.3 VALIDITY AND BINDING NATURE. Each of this Agreement and each other Loan Document to which any Credit Party is a party is the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

         9.4 FINANCIAL STATEMENTS. The Parent has delivered to the Agents and each Lender that is a party to this Agreement on the Initial Closing Date copies of the consolidated financial statements listed on SCHEDULE 9.4 of the Parent and its Subsidiaries. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial condition of the Parent and its Subsidiaries as of the dates thereof and the consolidated results of operations and the consolidated cash flows of the Parent and its Subsidiaries for the periods covered thereby. As of the Initial Closing Date, no Credit Party or any Subsidiary has any liability or unusual or long-term commitment that could reasonably be expected to have a Material Adverse Effect and that is not reflected in the financial statements referred to above.

         9.5 NO MATERIAL ADVERSE CHANGE. Since December 31, 1999, there has been no material adverse change in the condition (financial or otherwise), operations, assets, business, properties or prospects of the Parent and its Subsidiaries taken as a whole.

         9.6 LITIGATION AND CONTINGENT LIABILITIES. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to any Credit Party's or any Subsidiary's knowledge, threatened against any of the Credit Parties or any Subsidiary that could reasonably be expected to have a Material Adverse Effect. As of the Initial Closing Date, other than any liability incident to such litigation or proceedings, none of the Credit Parties or any Subsidiary has any material contingent liabilities not listed on SCHEDULE 9.6 or permitted by SECTION 10.7.

         9.7 OWNERSHIP OF PROPERTIES; LIENS. Except as permitted under SECTION 10.8, each of the Credit Parties and each Subsidiary owns good title to all of its personal properties and assets, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens.

         9.8 SUBSIDIARIES. As of the Initial Closing Date, no Credit Party owns a Subsidiary, whether directly or indirectly, other than as listed on SCHEDULE
9.8. Each of the Persons listed on SCHEDULE 9.8 (which may be supplemented by the Credit Parties from time to time to reflect the addition or elimination of Subsidiaries as permitted by this Agreement) is a direct or indirect Subsidiary of a Borrower, and the percentage of each such Subsidiary's equity securities owned by a Borrower is set forth on SCHEDULE 9.8.

         9.9 PENSION AND WELFARE PLANS. (A) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement or the making of any Loan or the issuance of any Letter of Credit under this Agreement,
(i) no steps have been taken to terminate any Pension Plan, except with respect to the Pension Plan for employees of the ROHN Division of UNR Industries, Inc. and UNR-ROHN, Inc. (the "ROHN PENSION PLAN"); PROVIDED that, as of the date of any such termination, the ROHN Pension Plan satisfies the requirements for a standard termination under Section 4041(b) of ERISA, and no other Credit Party is required to make any contribution to the ROHN Pension Plan pursuant to such termination and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan that could result in the incurrence by any Credit Party of any material liability for a violation of applicable law, material fine or material penalty. No Credit Party has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA in excess of $10,000,000.

         (B) To the extent that liability in excess of $300,000 in the aggregate would result to one or more Credit Parties, (i) all contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by any Credit Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; (ii) neither any Credit Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability that is unpaid on the date of the making of any Loan or the issuance of any Letter of Credit under this Agreement with respect to any such plan, received written notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred that, if continued, might reasonably be expected to result in a withdrawal or partial withdrawal from any such plan; and (iii) neither any Credit Party nor any member of the Controlled Group has received any written notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent. Each Pension Plan intended to be qualified pursuant to Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service as to its qualified status covering such matters for which the applicable remedial amendment period has expired.

         9.10 INVESTMENT COMPANY ACT. No Credit Party or any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

         9.11 PUBLIC UTILITY HOLDING COMPANY ACT. No Credit Party or any Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935.

         9.12 REGULATION U. No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         9.13 TAXES. Each Credit Party and each Subsidiary has filed, has caused to be filed or has been included in all material tax returns (Federal, state, local, foreign and other material tax returns) required to be filed by or on behalf of each of the Credit Parties and each Subsidiary and has paid or caused to be paid all material taxes and other governmental charges due for the periods covered thereby, including interest and penalties, other than any such taxes or charges (a) for which a timely and proper extension has been obtained or (b) that are being contested in good faith and by proper proceedings and as to which appropriate reserves (in accordance with GAAP) are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors. Either the federal income tax returns of each of the Credit Parties and each Subsidiary have been audited by the Internal Revenue Service and such audits have been closed or the period during which any assessments may be made by the Internal Revenue Service has expired without waiver or extension, for all years up to and including Fiscal Year 1998. The reserves for taxes reflected on the balance sheets of each of the Credit Parties and each Subsidiary submitted to the Agents in accordance with the terms of SECTION 10.1 will be adequate in amount in accordance with GAAP for the payment of all liabilities for all taxes (whether or not disputed) of each of the Credit Parties and each Subsidiary accrued through the date of such balance sheet.

         9.14 SOLVENCY. On the Initial Closing Date and the Repurchase Closing Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each


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

borrowing of a Loan under this Agreement and the use of the proceeds thereof,
(a) the present fair saleable value of each Credit Party's assets will exceed its liabilities and (b) each of the Credit Parties will be solvent, will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

         9.15 ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 9.15:

         (A) NO VIOLATIONS. Neither any Credit Party nor any Subsidiary, nor (to any Credit Party's or any Subsidiary's knowledge) any operator of the Borrowers' or any Credit Party's properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including those arising under RCRA, CERCLA, the Superfund Amendments and Reauthorization Act of 1986 or any other Environmental Law that
(i) individually or in the aggregate requires expenditures in any Fiscal Year of $500,000 or more by the Credit Parties in penalties and/or for investigative, removal or remedial actions or (ii) individually or in the aggregate otherwise could reasonably be expected to have a Material Adverse Effect.

         (B) NOTICES. Neither any Credit Party nor any Subsidiary has received written notice from any third party, including any Federal, state or local governmental authority (i) that any one of them has been identified by the U.S. Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B, (ii) that any Credit Party or any Subsidiary is liable or potentially liable for any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substance as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substance, oil or hazardous material or other chemical or substance regulated by any Environmental Law (all of the foregoing, "HAZARDOUS SUBSTANCES"), at any site at which a Federal, state or local agency or other third party has conducted a remedial investigation, removal or other response action pursuant to any Environmental Law, (iii) that any Credit Party or any Subsidiary must conduct a remedial investigation, removal, response action or other activity pursuant to any Environmental Law or (iv) of any Environmental Claim, except for such notices as set forth in CLAUSES (i) through (iv) above that, individually or in the aggregate, could reasonably be expected to result in liability in any Fiscal Year to the Credit Parties or any Subsidiary in excess of $500,000.

         (C) HANDLING OF HAZARDOUS SUBSTANCES. (i) No Credit Party or any Subsidiary has used, nor (to any Credit Party's or any Subsidiary's knowledge) has any operator of any Real Property of any Credit Party or Subsidiary used, any portion of the Real Property or other assets of any Credit Party or any Subsidiary for the handling, processing, storage or disposal of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties, (ii) in the course of any activities conducted by any Credit Party, any Subsidiary or (to any Credit Party's or any Subsidiary's knowledge) the operators of any Real Property of any Credit Party or any Subsidiary, no Hazardous Substances have been generated or are being used on such properties except in accordance in all material respects with applicable Environmental Laws, (iii) no Credit Party or any Subsidiary has caused, nor (to any Credit Party's or any Subsidiary's knowledge) has any operator of any Real Property of any Credit Party or any Subsidiary caused any Releases or threatened Releases of Hazardous Substances on, upon, into or from any Real Property or other assets of any Credit Party or any Subsidiary, which Releases singly or in the aggregate could reasonably be expected to have a material adverse effect on the value of such Real Property or assets, (iv) to any Credit Party's or any Subsidiary's knowledge, there have been no Releases of Hazardous Substances on, upon, under or from any real property in the vicinity of the Real Property or other assets of any Credit Party or any Subsidiary that through migration of soil or groundwater contamination may have come to be located on, and that could reasonably be expected to have a material adverse effect on the value of, the Real Property or other assets of any Credit Party or any Subsidiary and (v) any Hazardous Substances generated by the Credit Parties and their Subsidiaries have been transported offsite only by properly licensed carriers and delivered only to licensed treatment or disposal facilities.

         9.16 INSURANCE. Set forth on SCHEDULE 9.16 is a complete and accurate summary of the property and casualty insurance program of the Credit Parties and their Subsidiaries as of the Initial Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving the Credit Parties and their Subsidiaries).

         9.17 REAL PROPERTY. The legal descriptions contained on SCHEDULE 9.17(A) correctly describe all of the Land that is a part of the Real Property owned by a Credit Party as of the Initial Closing Date. Each Credit Party has good and marketable title in fee simple (or its equivalent under applicable law) to its Real Property free from all Liens, claims and encumbrances except for the security interests granted to the Administrative Agent under this Agreement and the other Collateral Documents and except for Liens permitted under SECTION
10.8. As of the Initial Closing Date, the leases listed on SCHEDULE 9.17(B) are all leases (as amended as of the Initial Closing Date) under which a Credit Party has a leasehold interest in its leased real property and under which such Credit Party is not in default, nor has any event occurred that, with the lapse of time or notice or both, would constitute a default by such Credit Party under any of such leases of such Credit Party's leased real property except for such defaults that could reasonably not be expected to have a Material Adverse Effect. Each Credit Party owns a valid and subsisting leasehold estate in its leased real property free from all Liens, claims and encumbrances except for the security interests granted to the Administrative Agent under this Agreement and the Collateral Documents and except for Liens permitted under SECTION 10.8.

         9.18 INFORMATION. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or statement furnished by or on behalf of any Credit Party to the Agents or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (including without limitation the Refinancing and the Repurchase), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained herein or therein not misleading (it being recognized by the Agents and the Lenders that any projections and forecasts provided by the Credit Parties are based on good faith estimates and assumptions believed by the Credit Parties to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

         9.19 INTELLECTUAL PROPERTY. The Credit Parties and each of their Subsidiaries own and possess or have a license or other right to use all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the business of the Credit Parties and their Subsidiaries as conducted on the Initial Closing Date, without any infringement upon rights of others that could reasonably be expected to have a Material Adverse Effect.

         9.20 LABOR MATTERS. Except as set forth on SCHEDULE 9.20, as of the Initial Closing Date neither any Credit Party nor any Subsidiary is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving any Credit Party or any Subsidiary that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Credit Parties and their Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters. The consummation of the transactions contemplated by this Agreement (including without limitation the Refinancing and the Repurchase) will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement by which any Credit Party or any Subsidiary is bound.

         9.21 BURDENSOME OBLIGATIONS. Neither the Credit Parties nor any Subsidiary is a party to any agreement or contract or subject to any corporate or partnership restriction that could reasonably be expected to have a Material Adverse Effect.

         9.22 NO DEFAULT. No Default or Event of Default exists or would result from the incurring by the Credit Parties of any Debt under this Agreement or under any other Loan Document. No material agreement or other material instrument to which any Credit Party or any Subsidiary is a party has been terminated or breached by such Credit Party or such Subsidiary if such termination or breach could reasonably be expected to have a Material Adverse Effect.

         9.23 SECURITIES MATTERS. The making of the Loans, the application of the proceeds and repayment thereof by the Borrowers and the consummation of the transactions contemplated by this Agreement, the other Loan Documents, the Repurchase Documents and the Refinancing Documents will not violate any provision of any federal or state securities statutes, rules or regulations, or any order issued by the SEC (collectively, the "SECURITIES LAWS").

         9.24 USE OF PROCEEDS. The Borrowers will apply the proceeds of the Loans and Letters of Credit under this Agreement for (a) the Repurchase using an amount from the proceeds of the Loans not to exceed $55,000,000, (b) the Refinancing, (c) fees and expenses related to the Repurchase and the Refinancing in an amount not to exceed $5,500,000, and (d) their working capital requirements and general corporate purposes (which shall not include purchasing or carrying Margin Stock within the meaning of Regulation U).

         9.25 COMPLIANCE WITH LAWS. No Credit Party or Subsidiary is, to the best of its knowledge, in violation of any law, rule or regulation or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, could reasonably be expected to have a Material Adverse Effect.

         9.26 SECURITY INTERESTS. Each of the Collateral Documents creates, as security for the obligations hereunder, a valid and enforceable security interest in and Lien on all of the Collateral in favor of the Administrative Agent for the benefit of the Lenders and, except with respect to motor vehicles and Collateral permitted to be located outside of the United States pursuant to SECTION 10.30, such security interest is perfected and ranks superior to and prior to the rights of all third parties and is subject to no other Liens, other than Liens permitted under SECTION 10.8 of this Agreement. Other than motor vehicle title registration, no filings or recordings are required to perfect within the United States the security interests created under any Collateral Document except for filings or recordings required in connection with any such Collateral Document that shall have been made on or about the Initial Closing Date.

         9.27 GOVERNMENTAL APPROVALS. The making of the Loans, the application of the proceeds and repayment thereof by the Borrowers and the consummation of the transactions contemplated by this Agreement, the other Loan Documents, the Repurchase Documents and the Refinancing Documents do not require any material consent or approval of, registration or filing with, or any other material action by, any Governmental Authority, except those set forth on SCHEDULE 9.27 and filings necessary to perfect Liens created under the Loan Documents.

         9.28 LIENS. Except for Liens existing on the Initial Closing Date as reflected on SCHEDULE 10.8, there are no Liens of any nature whatsoever on any assets of the Credit Parties or any of their respective Subsidiaries other than
(a) Liens permitted under SECTION 10.8 of this Agreement and (b) Liens in favor of the Administrative Agent and the Lenders. Neither any Credit Party nor any Subsidiary is a party to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of a Credit Party or a Subsidiary or otherwise violate this Agreement.

         9.29     REPURCHASE DOCUMENTS.

         (A) The Borrowers have heretofore furnished the Agents substantially final copies of the Repurchase Documents. The copies of the Repurchase Documents furnished to the Agents prior to the Repurchase Closing Date will be or are, as the case may be, fully executed, true, correct and complete.

         (B) Each of the Credit Parties and, to the Credit Parties' knowledge, prior to the consummation of the Repurchase each other party to the Repurchase Documents, has duly taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the Repurchase Documents and the consummation of transactions contemplated thereby.

         (C) The Repurchase will comply with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Credit Parties and, to the Credit Parties' knowledge, each other party to the Repurchase Documents in connection with the Repurchase will be, prior to consummation of the Repurchase, duly obtained and will be in full force and effect. All applicable waiting periods with respect to the Repurchase will have expired, as of the consummation of the Repurchase, without any action being taken by any competent governmental authority that restrains, prevents or imposes material adverse conditions upon the consummation of the Repurchase.

         (D) The execution and delivery of the Repurchase Documents do not and will not, and the consummation of the Repurchase will not, violate any statute or regulation of the United States

(including, without limitation, any Securities Laws) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on the Credit Parties or, to the Credit Parties' knowledge, any other party to the Repurchase Documents, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument, judgment, order or decree to which any Credit Party is a party or by which any Credit Party is bound or, to the Credit Parties' knowledge, to which any other party to the Repurchase Documents is a party or by which any such party is bound.

         (E) No statement or representation made in the Repurchase Documents by any Credit Party or, to any Credit Party's knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

         9.30     REFINANCING DOCUMENTS.

         (A) The Borrowers have heretofore furnished the Agents true and correct copies of the Refinancing Documents.

         (B) Each of the Credit Parties and, to the Credit Parties' knowledge, each other party to the Refinancing Documents, has duly taken all necessary corporate, partnership or other organizational action to authorize the execution, delivery and performance of the Refinancing Documents and the consummation of transactions contemplated thereby.

         (C) The Refinancing will comply with all applicable legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Credit Parties and, to the Credit Parties' knowledge, each other party to the Refinancing Documents in connection with the Refinancing will be, prior to consummation of the Refinancing, duly obtained and will be in full force and effect. All applicable waiting periods with respect to the Refinancing will have expired, as of the consummation of the Refinancing, without any action being taken by any competent governmental authority that restrains, prevents or imposes material adverse conditions upon the consummation of the Refinancing.

         (D) The execution and delivery of the Refinancing Documents did not, and the consummation of the Refinancing will not, violate any statute or regulation of the United States (including, without limitation, any Securities
Laws) or of any state or other applicable jurisdiction, or any order, judgment or decree of any court or governmental body binding on the Credit Parties or, to the Credit Parties' knowledge, any other party to the Refinancing Documents, or result in a breach of, or constitute a default under, any material agreement, indenture, instrument, judgment, order or decree to which any Credit Party is a party or by which any Credit Party is bound or, to the Credit Parties' knowledge, to which any other party to the Refinancing Documents is a party or by which any such party is bound.

         (E) No statement or representation made in the Refinancing Documents by any Credit Party or, to any Credit Party's knowledge, any other Person, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

         9.31 SURVIVAL OF WARRANTIES. All representations contained in this Agreement and the other Loan Documents survive the execution and delivery of this Agreement.

                             SECTION 10. COVENANTS.

         Until the expiration or termination of the Commitments and thereafter until all Obligations of the Borrowers are repaid in full and all Letters of Credit have been terminated, the Credit Parties agree that, unless at any time the Required Lenders shall otherwise expressly consent in writing, the Credit Parties will:

         10.1 REPORTS, CERTIFICATES AND OTHER INFORMATION. Furnish to the Administrative Agent and each Lender:

         (A) ANNUAL REPORT. Promptly when available and in any event within 95 days after the close of each Fiscal Year: (i) a Form 10-K;
                  (ii) a copy of the annual audit report of the Parent and its Subsidiaries for such Fiscal Year, including therein consolidated audited balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and consolidated audited statements of earnings and cash flow of the Parent and their Subsidiaries for such Fiscal Year certified without qualification as to the scope of audit or as to the status of the Parent and its Subsidiaries as a going concern by independent auditors of nationally recognized standing selected by the Parent and reasonably acceptable to the Required Lenders (it being acknowledged and agreed that any of the Big Five shall be acceptable to the Lenders), together with (a) a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, nothing came to their attention that caused them to believe that a Default or an Event of Default has occurred and is continuing or, if something has come to their attention that caused them to believe that a Default or an Event of Default has occurred and is continuing under any such provision, describing such noncompliance in reasonable detail and (b) a comparison with the previous Fiscal Year and a comparison with the budget for such Fiscal Year; and (iii) consolidating balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and a consolidating statement of earnings for the Parent and its Subsidiaries for such Fiscal Year, certified by a Responsible Officer of the Parent.

         (B) QUARTERLY REPORTS. Promptly when available and in any event within 50 days after the end of each Fiscal Quarter (except the last Fiscal Quarter) of each Fiscal Year, a Form 10-Q and consolidating and consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidating and consolidated statements of earnings and a consolidating and consolidated statement of cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year, certified by a Responsible Officer of the Parent.

         (C) MONTHLY REPORTS. Promptly when available and in any event within 30 days after the end of each month of each Fiscal Year, a consolidated statement of operations for such month in form satisfactory to the Agents and certified by a Responsible Officer of the Parent.

         (D) COMPLIANCE CERTIFICATES. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to SECTION 10.1(A) and each set of quarterly statements pursuant to
                  SECTION 10.1(B), a duly completed compliance certificate in the form of EXHIBIT B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by a Responsible Officer of the Parent, containing a computation of each of the financial ratios and restrictions set forth in SECTION 10.6, evidence of compliance with the covenants contained in SECTIONS 10.7, 10.9 and 10.10 of this Agreement, and to the effect that such officer has not become aware of any Default or Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it.

         (E) NOTICE OF DEFAULT, LITIGATION AND ERISA MATTERS. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Credit Party affected thereby with respect thereto:

                  (i)      the occurrence of a Default or Event of Default;

                  (ii) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by such Credit Party to the Lenders that has been instituted or, to the knowledge of such Credit Party, is threatened against such Credit Party or any Subsidiary or to which any of the properties of any thereof is subject that could reasonably be expected to have a Material Adverse Effect;

                  (iii) (a) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, except with respect to the ROHN Pension Plan; PROVIDED that, as of the date of any such termination, the ROHN Pension Plan satisfies the requirements for a standard termination under Section 4041(b) of ERISA, and no other Credit Party is required to make any contribution to the ROHN Pension Plan pursuant to such termination, (b) the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, (c) the taking of any action with respect to a Pension Plan that could or does result in the requirement that any Credit Party furnish a bond or other security to the PBGC or such Pension Plan, (d) the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan that could or does result in the incurrence by any member of the Controlled Group of any material liability for a violation of applicable law, material fine or material penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), (e) the amendment by any Credit Party of any Welfare Plan that provides post-retirement health or medical benefit that results in any material increase in the contingent liability of any Credit Party with respect to any post-retirement Welfare Plan benefit or (f) to the extent that liability in excess of $300,000 in the aggregate would result to one or more Credit Parties, any written notice that any Multiemployer Pension Plan is in reorganization, that materially increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

                  (iv) any cancellation or material change in any insurance maintained by any Credit Party or any Subsidiary;

                  (v) any event (including (a) any violation of any Environmental Law or the assertion of any Environmental Claim or (b) the enactment or effectiveness of any law, rule or regulation) that could reasonably be expected to have a Material Adverse Effect; or

                  (vi) any setoff, claims, withholdings or other defenses to which any material portion of the Collateral granted under the Collateral Documents, or the Administrative Agent's rights with respect to the Collateral granted under the Collateral Documents, are subject.

         (F) BORROWING BASE CERTIFICATES. Within 30 days of the end of each month, a Borrowing Base Certificate, in form reasonably satisfactory to the Agents, dated as of the end of such month and executed by a Responsible Officer of the Parent on behalf of the Borrowers (PROVIDED that (i) the Parent may deliver a Borrowing Base Certificate more frequently if it chooses and
                  (ii) at any time an Event of Default exists, the Agents may require the Parent to deliver Borrowing Base Certificates more frequently).

         (G) MANAGEMENT REPORTS. Promptly upon receipt thereof, copies of all detailed financial and management reports submitted to the Parent by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Parent and its Subsidiaries.

         (H) PROJECTIONS AND BUDGETS. As soon as practicable, and in any event within 45 days after the commencement of each Fiscal Year, financial projections for the Parent and its Subsidiaries for such Fiscal Year (including an operating budget and a cash flow budget) prepared in a manner consistent with those projections delivered by the Parent to the Lenders prior to the Initial Closing Date or otherwise in a manner reasonably satisfactory to the Agents, accompanied by a certificate of a Responsible Officer of the Parent on behalf of the Borrowers to the effect that (i) such projections were prepared by the Borrowers in good faith, (ii) the Parent has a reasonable basis for the assumptions contained in such projections and (iii) such projections have been prepared in accordance with such assumptions.

         (I) SEC DOCUMENTS. Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of the Parent and its Subsidiaries filed with the SEC; copies of all registration statements of the Parent and its Subsidiaries filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally.

         (J) OTHER INFORMATION. From time to time such other information concerning the Parent and its Subsidiaries as any Lender or either Agent may reasonably request.

         10.2 BOOKS, RECORDS AND INSPECTIONS. Keep, and cause each Subsidiary to keep, their books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP. The Credit Parties shall permit, and cause each Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), any Lender or either Agent or any representative thereof to visit any or all of their offices, to discuss their financial matters with their officers and their independent auditors (and the Credit Parties authorize such independent auditors to discuss such financial matters with any Lender or either Agent or any representative thereof), and to examine (and, at the expense of the Credit Parties, photocopy extracts from) any of the Credit Parties' books or other records. The Credit Parties shall permit, and cause each Subsidiary to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists) the Agents, their agents, employees or any representative thereof to, on behalf of themselves and the Lenders (a) inspect the properties and operations of the Credit Parties and of each Subsidiary, (b) inspect the Inventory and other tangible assets of the Credit Parties and each Subsidiary, (c) perform appraisals of the Equipment and Real Property of the Credit Parties and each Subsidiary, (d) otherwise conduct a collateral field audit of all Collateral under the Collateral Documents and (e) inspect, audit, check and make copies of and extracts from the books, records, computer data and records, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts Receivable and any other Collateral; PROVIDED that, all such inspections, appraisals or audits by the Agents set forth in CLAUSES (a) through (e) above shall be (x) made no more frequently than once a year unless an Event of Default has occurred and is continuing and (y) at the Credit Parties' sole cost and expense.

         10.3 MAINTENANCE OF PROPERTY; INSURANCE; CONDEMNATION. (A) Keep, and cause each Subsidiary to keep, all property useful and necessary in the business of the Credit Parties or such Subsidiary in good working order and condition, ordinary wear and tear excepted.

         (B) Maintain, and cause each Subsidiary to maintain, with responsible insurance companies, such insurance as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities (including business interruption insurance), as is customarily maintained by companies similarly situated; and, upon request of the Administrative Agent or any Lender, furnish to the Administrative Agent or such Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Credit Parties and their Subsidiaries. The Credit Parties shall cause each issuer of an insurance policy to provide the Administrative Agent with an endorsement (i) containing a lender loss payable endorsement to the Administrative Agent with respect to each policy of property or casualty insurance and naming the Administrative Agent as an additional insured with respect to each policy of insurance for liability for personal injury and property damage, (ii) providing that 30 days' notice will be given to the Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Agents. The Credit Parties shall execute and deliver to the Administrative Agent a collateral assignment, in form and substance satisfactory to the Agents, of each business interruption insurance policy maintained by the Credit Parties. The Credit Parties will direct all insurers under such policies of insurance to pay all proceeds of insurance policies in excess of $500,000 directly to Administrative Agent for the benefit of the Lenders to be applied as follows:
(x) so long as no Event of Default has occurred and is continuing or a prepayment has become due under SECTION 6.2(B), the Administrative Agent will promptly comply with the Credit Parties' requests as to such proceeds and (y) at any time an Event of Default has occurred and is continuing or a prepayment is or will become due under SECTION 6.2(B), the Administrative Agent may apply such proceeds to the payment of the Obligations and liabilities of the Credit Parties then due and payable to the Administrative Agent or the Lenders under this Agreement or the other Loan Documents; PROVIDED that, if such proceeds are paid to the Administrative Agent solely as a result of a prepayment required under
SECTION 6.2(B), then the Administrative Agent will apply such proceeds to the payment of the Obligations in the manner prescribed in SECTION 6.2(B) only to the extent of such prepayment and the Administrative Agent will promptly comply with the Credit Parties' requests as to any and all remaining proceeds.

         (C) UNLESS THE CREDIT PARTIES PROVIDE THE ADMINISTRATIVE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE ADMINISTRATIVE AGENT MAY PURCHASE INSURANCE AT THE CREDIT PARTIES' EXPENSE TO PROTECT THE AGENTS' AND THE LENDERS' INTERESTS IN THE COLLATERAL UNDER THE COLLATERAL DOCUMENTS. THIS INSURANCE MAY, BUT NEED NOT, PROTECT THE CREDIT PARTIES' INTERESTS. THE COVERAGE THAT THE ADMINISTRATIVE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST THE CREDIT PARTIES IN CONNECTION WITH THE COLLATERAL UNDER THE COLLATERAL DOCUMENTS. THE CREDIT PARTIES MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE ADMINISTRATIVE AGENT, BUT ONLY AFTER PROVIDING THE ADMINISTRATIVE AGENT WITH EVIDENCE THAT THE CREDIT PARTIES HAVE OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE ADMINISTRATIVE AGENT PURCHASES INSURANCE FOR THE COLLATERAL UNDER THE COLLATERAL DOCUMENTS, THE CREDIT PARTIES WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING UNDER THIS AGREEMENT. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE CREDIT PARTIES MAY BE ABLE TO OBTAIN ON THEIR OWN.

         (D) In the event of any taking of the Real Property or any part of the Real Property, in or by condemnation or other eminent domain proceedings under any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Credit Parties' Real Property or any part of the Real Property, by any governmental authority, civil or military (each, a "TAKING"), the

Credit Parties will give the Administrative Agent prompt notice of such Taking or commencement of proceedings for such Taking. All proceeds and any award or payment in respect of any Taking constitute proceeds of Asset Sales and are subject to the provisions of SECTION 6.2(B)(i)(a).

         10.4 COMPLIANCE WITH LAWS; PAYMENT OF TAXES AND LIABILITIES. (a) Comply, and cause each Subsidiary to comply, in all material respects with all applicable laws (including Environmental Laws), rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect and (b) pay, prior to delinquency, all taxes and other governmental charges against it or any of their property, as well as claims of any kind that, if unpaid, might become a Lien on any of their property; PROVIDED that, the foregoing shall not require the Credit Parties or any Subsidiary to pay any such tax, claim or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on their books adequate reserves with respect thereto in accordance with GAAP.

         10.5 MAINTENANCE OF EXISTENCE. Maintain and preserve, and cause each Subsidiary to maintain and preserve, (a) their existence and good standing in the jurisdiction of their organization and (b) their qualification and good standing as a foreign corporation in each jurisdiction where the nature of their business makes such qualification necessary, except in those instances in which the failure to maintain such existence or be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

         10.6     FINANCIAL COVENANTS.

         (A) FIXED CHARGE COVERAGE RATIO. Not permit during any Computation Period set forth below the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, for such Computation Period ending on such date to be less than the ratio set forth below for such Computation Period:

                  COMPUTATION                                 FIXED CHARGE
                  PERIOD ENDING                               COVERAGE RATIO
                  -------------                               --------------
                  March 31, 2001                              1.10 to 1.00
                  June 30, 2001                               1.10 to 1.00
                  September 30, 2001                          1.10 to 1.00
                  December 31, 2001                           1.15 to 1.00
                  March 31, 2002                              1.15 to 1.00
                  June 30, 2002                               1.15 to 1.00
                  September 30, 2002                          1.15 to 1.00
                  December 31, 2002                           1.15 to 1.00
                  March 31, 2003                              1.15 to 1.00
                  June 30, 2003                               1.15 to 1.00
                  September 30, 2003
                    and each Computation
                    Period ending thereafter                  1.25 to 1.00

         (B) NET WORTH. Not permit Net Worth at any time to be less than an amount equal to (i) $80,400,000 MINUS (ii) an amount equal to the sum of (a) the aggregate reduction to shareholders equity of the Parent directly resulting from the Repurchase (determined in accordance with GAAP) PLUS, to the extent not included in the preceding CLAUSE
(a), (b) the aggregate amount of fees, costs, and expenses expensed as a charge by the Parent in the first and second Fiscal Quarter of Fiscal Year 2001 in connection with the Repurchase and the Refinancing PLUS (iii) for each Fiscal Quarter ending after December 31, 1999, an amount equal to the greater of (x) 75% of Consolidated Net Income for such Fiscal Quarter and (y) zero.

         (C) TOTAL DEBT TO EBITDA RATIO. Not permit during any Computation Period set forth below the Total Debt to EBITDA Ratio to be greater than the ratio set forth below for such Computation Period:

                  COMPUTATION                                 TOTAL DEBT TO
                  PERIOD ENDING                               EBITDA RATIO
                  -------------                               ------------
                  March 31, 2001                              2.50 to 1.00
                  June 30, 2001                               2.50 to 1.00
                  September 30, 2001                          2.50 to 1.00
                  December 31, 2001                           2.50 to 1.00
                  March 31, 2002
                    and each Computation
                    Period ending thereafter                  2.00 to 1.00

         (D) CAPITAL EXPENDITURES. Not permit the aggregate amount of all Capital Expenditures made by the Parent and its Subsidiaries during any Fiscal Year to exceed $17,800,000 during the 2001 Fiscal Year and $8,500,000 during any Fiscal Year thereafter (the "MAXIMUM CAPITAL EXPENDITURES AMOUNT"); PROVIDED that, the aggregate maximum amount of all Capital Expenditures permitted under this SECTION 10.6(D) for any Fiscal Year after Fiscal Year 2001 shall be increased by an amount equal to the excess, if any, of the Maximum Capital Expenditures Amount over the actual amount of Capital Expenditures for such previous Fiscal Year.

         (E) EBITDA. Not permit during any Computation Period set forth below EBITDA of the Parent and its Subsidiaries, determined on a consolidated basis, to be less than the amount set forth below for such Computation Period:

                  COMPUTATION
                  PERIOD ENDING                               EBITDA
                  -------------                               ------
                  March 31, 2001                              $34,000,000
                  June 30, 2001                               $36,000,000
                  September 30, 2001                          $40,000,000
                  December 31, 2001                           $40,000,000
                  March 31, 2002                              $40,000,000
                  June 30, 2002                               $40,000,000
                  September 30, 2002                          $44,000,000
                  December 31, 2002                           $48,000,000
                  March 31, 2003                              $48,000,000
                  June 30, 2003                               $48,000,000
                  September 30, 2003
                    and each Computation
                    Period ending thereafter                  $50,000,000

         (F) ASSET VALUE. Not permit at any time the aggregate book value of the assets of all Subsidiaries that are not Credit Parties to exceed (i) 15 percent of the aggregate book value of the assets of the Parent and all of its Subsidiaries during each of Fiscal Year 2001 and 2002, (ii) 20% of the aggregate book value of the assets of the Parent and all of its Subsidiaries during each of Fiscal Year 2003 and 2004 and (iii) 25 percent of the aggregate book value of the assets of the Parent and all of its Subsidiaries during each Fiscal Year thereafter.

         10.7 LIMITATIONS ON DEBT. Not, and not permit any Subsidiary to, create, incur, assume or suffer to exist any Debt, except:

         (A)      the Obligations;

         (B) Debt secured by Liens permitted by SECTION 10.8(C) or (D), and refinancings of any such Debt so long as the terms applicable to such refinanced Debt are no less favorable to the applicable Credit Party than the terms in effect immediately prior to such refinancing; PROVIDED that, the aggregate amount of all such Debt at any time outstanding shall not exceed $5,000,000;

         (C) Capital Leases relating to (i) an enterprise-wide enterprise resource planning software installation and (ii) the consolidation of the Credit Parties' engineering and design software systems, not exceeding in each case an aggregate principal amount of $3,000,000;

         (D)      Debt of a Credit Party owed to a Credit Party;

         (E) Debt of Subsidiaries that are not Credit Parties owed to a Credit Party or another Subsidiary in connection with advances made to such Subsidiary pursuant to SECTION 10.20(D);

         (F) unsecured Debt of Credit Parties to Subsidiaries not exceeding an aggregate outstanding principal amount of $1,000,000 and subordinated to the Obligations on terms satisfactory to the Agents;

         (G) Rate Management Obligations incurred for bona fide hedging operations and not for speculation;

         (H) Suretyship Liabilities permitted under SECTION 10.27(c) and other Suretyship Liabilities not to exceed $250,000 at any one time outstanding;

         (I) Debt listed on SCHEDULE 10.7 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

         (J) unsecured Debt of any Person that becomes a Subsidiary after the date of this Agreement, PROVIDED that, such Debt exists at the time such Person becomes a Subsidiary and is not created in contemplation of such Person becoming a Subsidiary;

         (K) Debt of Non-United States Subsidiaries not exceeding an aggregate outstanding amount of $5,000,000;

         (L) other unsecured Debt not exceeding an aggregate outstanding amount of $500,000; and

         (M) Attributable Debt in an amount not to exceed an aggregate outstanding amount of $1,000,000 for the Parent and its Subsidiaries at any time.

         10.8 LIENS. Not, and not permit any Subsidiary to, create or permit to exist any Lien on any of their real or personal properties, assets or rights of any nature (whether now owned or hereafter acquired), except:

         (A) Liens for taxes or other governmental charges (including without limitation customs duties) not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP;

         (B) (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law arising in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings, (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) and (iii) Liens incurred in the ordinary course of business or in connection with surety bonds, bids, performance bonds and similar obligations;

         (C)      Liens identified on SCHEDULE 10.8;

         (D) subject to the limitation set forth in SECTION 10.7(B), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by the Borrowers (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property; PROVIDED that, any such Lien attaches to such property within 60 days of the acquisition thereof and such Lien attaches solely to the property so acquired;

         (E) attachment, appeal bond, judgment and other similar Liens individually or in the aggregate not exceeding $250,000 (exclusive of any amount covered by insurance as to which the relevant insurance company has acknowledged coverage in writing); PROVIDED that, the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

         (F) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Borrowers;

         (G) Liens in favor of the Administrative Agent and the Lenders arising under the Loan Documents;

         (H) the replacement, extension or renewal of any Lien permitted by CLAUSE (C) above upon or in the same property theretofore subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof);

         (I) any Lien on the property of, or securing Debt to the extent permitted by CLAUSE (I) of SECTION 10.7 of, any Person that becomes a Subsidiary after the date of this Agreement; PROVIDED that, such Lien exists at the time the Person becomes a Subsidiary and is not created in contemplation of such Person becoming a Subsidiary and such Lien attaches only to the property of such Person; and

         (J) Liens securing Debt of Non-United States Subsidiaries to the extent such Debt is permitted pursuant to SECTION 10.7.

         10.9 OPERATING LEASES. Not create, incur, assume or suffer to exist any obligation as lessee for rental or hire of any real or personal property, except
(a) Operating Leases existing on the date of this Agreement and any extensions, renewals, replacements or substitutions thereof or (b) other Operating Leases if the aggregate amount of fixed rentals under all such Operating Leases does not exceed $1,000,000 during the 2001 Fiscal Year and increasing by $500,000 for each Fiscal Year thereafter.

         10.10 RESTRICTED PAYMENTS. Not, and not permit any Subsidiary to, (a) issue any equity securities of any Credit Party other than the Parent in an offering of equity securities registered under the Securities Act of 1933, (b) make any distribution (other than distributions payable in capital stock or options, warrants, or other rights to purchase capital stock) to any shareholder of the Parent in respect of capital stock of the Parent or (c) purchase or redeem any of their equity interests or any warrants, options or other rights in respect of such equity interests except upon termination of employment, death or disability of employees and officers of the Parent or another Credit Party. Notwithstanding the foregoing, (i) any Credit Party or any Subsidiary may make dividends to or purchase or redeem any equity interests held by any Credit Party, (ii) any Subsidiary that is not a

Credit Party may make dividends to or purchase or redeem any equity interests held by any Credit Party or any Subsidiary, (iii) the Parent may make distributions to or purchase or redeem equity interests from any shareholder required in connection with the Repurchase up to an aggregate amount of $55,000,000 and (iv) in each Fiscal Quarter, beginning with the first Fiscal Quarter of the 2003 Fiscal Year, so long as no Default or Event of Default exists or would result therefrom, the Parent may purchase or redeem any of its equity interests or any warrants, options or other rights in respect of such equity interests and make cash dividends or other distributions in respect of its capital stock in an aggregate amount not to exceed the sum of (x) the difference, if any, between $55,000,000 and the aggregate amount of expenditures made by the Parent, any other Credit Party, and any Affiliate of the Parent in respect of equity interests purchased in the Repurchase, PLUS (y) 25 percent of cumulative Consolidated Net Income for each of the preceding Fiscal Quarters commencing with the first Fiscal Quarter of the 2001 Fiscal Year (subtracting therefrom, for any such Fiscal Quarter in which Consolidated Net Income is a negative number, the absolute value of Consolidated Net Income for such Fiscal Quarter), MINUS (z) the aggregate amount of all purchases or redemptions of the Parent's equity interests and cash dividends or distributions made in respect of the Parent's capital stock since the Initial Closing Date (other than the Repurchase); PROVIDED that, no such cash dividends or distributions shall be permitted unless, after giving PRO FORMA effect thereto as if such dividends or distributions had been paid on the first day of the most recent period of four consecutive fiscal quarters ending prior thereto for which financial statements have been delivered pursuant to SECTION 10.1(a) or (b), the Parent and its Subsidiaries would be in compliance with the covenants contained in SECTION 10.6 of this Agreement during such period (as demonstrated by delivery to the Administrative Agent of a certificate to such effect showing such calculations in reasonable detail).

         10.11 MERGERS, CONSOLIDATIONS, SALES. (A) Not, and not permit any Subsidiary to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or be a party to any Asset Sale, except for:

         (i) any such merger, consolidation, sale, transfer (upon voluntary liquidation or otherwise), conveyance, lease or assignment of or by any (a) Credit Party into, with or to any Credit Party,
                  (b) Subsidiary into, with or to any Credit Party if such Credit Party shall be the continuing or surviving entity or
                  (c) any Subsidiary that is not a Credit Party with or into any other Subsidiary;

         (ii)     sales of inventory in the ordinary course of business;

         (iii) the pledge of Collateral pursuant to the Collateral Documents and the incurrence of any Lien permitted by SECTION 10.8;

         (iv) Asset Sales of worn out or obsolete property by any Subsidiary in the ordinary course of business;

         (v) Asset Sales by a Credit Party in which such Credit Party substantially contemporaneously leases the transferred asset back from the transferee, PROVIDED that, the Attributable Debt in respect of any such Asset Sales is permitted under SECTION 10.7;

         (vi) other Asset Sales for which the sole consideration received is cash of assets with an aggregate fair market value not exceeding $3,000,000 from and after the Initial Closing Date;

         (vii) transfers resulting from any casualty or condemnation of property with an aggregate fair market value of up to $3,000,000; and

         (viii) the making of Investments permitted by SECTION 10.20 and the liquidation of Investments in Cash Equivalents in the ordinary course of business.

To the extent that the Required Lenders waive the provisions of this SECTION
10.11 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this SECTION 10.11, such Collateral shall be sold or otherwise disposed of free and clear of the Lien created by the Collateral Documents and the obligations of this Agreement and the Administrative Agent shall, at the expense of the Borrowers, take such actions as are appropriate and reasonably requested by the Borrowers in connection therewith.

         (B) With respect to any new wholly owned Subsidiary (other than a Non-United States Subsidiary) created or acquired after the Initial Closing Date by any Credit Party, the applicable Credit Party shall (i) cause such newly created or acquired Subsidiary to execute and deliver to the Administrative Agent a joinder to this Agreement, substantially in the form of EXHIBIT C, the Pledge Agreement, the Security Agreement, and the Contribution and Subordination Agreement and (ii) deliver promptly to the Administrative Agent an amendment to the schedules to the Pledge Agreement and the Security Agreement in form and substance reasonably satisfactory to the Administrative Agent listing the shares of capital stock of such Subsidiary held by such Credit Party and the certificates, if any, representing such shares, together with undated stock powers, in blank, executed by a Responsible Officer of such Credit Party. With respect to any new Non-United States wholly owned Subsidiary created or acquired after the Initial Closing Date and held directly by any Credit Party formed in the United States, the applicable Credit Party shall deliver promptly to the Administrative Agent an amendment to the schedules to the Pledge Agreement and the Security Agreement in form and substance reasonably satisfactory to the Administrative Agent listing the shares of capital stock of such Subsidiary held by such Credit Party and the certificates, if any, representing such shares, together with undated stock powers, in blank, executed by a Responsible Officer of such Credit Party.

         10.12 USE OF PROCEEDS. Use the proceeds of the Loans and Letters of Credit solely for the purposes set forth in, or otherwise permitted by SECTION
9.24 of this Agreement, and cancel and retire the shares of common stock purchased in the Repurchase; and not use or permit any proceeds of any Loan or Letter of Credit to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock in violation of Regulation T, U and X of the Board of Governors of the Federal Reserve System of the United States.

         10.13 FURTHER ASSURANCES. Take, and cause each Subsidiary to take, such actions as are necessary, or as the Administrative Agent or the Required Lenders may reasonably request, from time to time (including the execution and delivery of security agreements, pledge agreements, financing statements and, in the case of any Subsidiary, guaranties, and other documents, the filing or recording of any of the foregoing and the delivery of stock certificates and other Collateral with respect to which perfection is obtained by possession) to ensure that the Obligations of the Borrowers under this Agreement and under the other Loan Documents are secured by substantially all of the assets of each Credit Party.

         10.14 TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 10.14, not, and not permit any Subsidiary to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of their other Affiliates (other than Credit Parties) that is on terms that are less favorable than are obtainable from any Person that is not one of their Affiliates.

         10.15 EMPLOYEE BENEFIT PLANS. Maintain, and cause each Subsidiary to maintain, each Pension Plan in substantial compliance with all applicable material requirements of law and regulations.

         10.16 ENVIRONMENTAL MATTERS. (A) If any Credit Party or any Subsidiary becomes aware of any Release or Disposal of Hazardous Substances on any Real Property or any other assets of any Credit Party or any Subsidiary, the Credit Parties shall, or shall cause the applicable Subsidiary to, cause the prompt containment, removal and/or remediation of such Hazardous Substances to the extent necessary to comply in all material respects with all Environmental Laws and to avoid a material decrease in the value of such Real Property. Without limiting the generality of the foregoing, the Credit Parties shall, or shall cause the applicable Subsidiary to, comply in all material respects with any valid Federal or state judicial or administrative order requiring the performance at any Real Property of the Credit Parties of activities in response to the Release or threatened Release of a Hazardous Substance, except to the extent that any Credit Party or any Subsidiary is contesting in good faith any liability under, or any applicable remedial standard under, applicable Environmental Law.

         (B) To the extent that the transportation of "hazardous waste" as defined by RCRA is permitted by this Agreement, the Borrowers shall dispose, or shall cause the applicable Subsidiary to dispose, of such hazardous waste only at licensed disposal facilities.

         10.17 UNCONDITIONAL PURCHASE OBLIGATIONS. Not, and not permit any Subsidiary to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless whether delivery is ever made of such materials, supplies or other property or services.

         10.18 INCONSISTENT AGREEMENTS. Not, and not permit any Subsidiary to, enter into any agreement (other than Section 8 of the Pledge Agreement) containing any provision that would (a) be violated or breached by any borrowing of a Loan by the Borrowers under this Agreement or by the performance by any Credit Party or any Subsidiary of any of its obligations under this Agreement or under any other Loan Document, (b) prohibit the Borrowers from granting to the Administrative Agent, for the benefit of the Lenders, a Lien on any of their assets or (c) create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions on their capital stock owned by a Credit Party or any other Subsidiary, or pay any Debt owed to the Borrowers or any other Subsidiary, (ii) make loans or advances to the Credit Parties or (iii) transfer any of their assets or properties to the Credit Parties.

         10.19 BUSINESS ACTIVITIES. Not, and not permit any Subsidiary to, engage in any line of business other than the same general lines of business as that presently conducted by it or other business activities reasonably relating thereto.

         10.20 ADVANCES AND OTHER INVESTMENTS. Not, and not permit any Subsidiary to, make, incur, assume or suffer to exist any Investment in any other Person, except (without duplication) the following:

         (A) Investments existing on the Initial Closing Date as reflected on SCHEDULE 10.20;

         (B) contributions by a Credit Party to the capital of any other Credit Party;

         (C) Investments by a Credit Party or by any of the Subsidiaries in a Credit Party through intercompany loans, advances or guaranties, all to the extent permitted by SECTION 10.7;

         (D) Investments by a Credit Party or by any of the Subsidiaries in a Subsidiary that is not a Credit Party up to an aggregate amount not to exceed the amount set forth below opposite such Fiscal Year:

                           FISCAL YEAR                        MAXIMUM INVESTMENT
                           -----------                        ------------------
                           2001                               $10,000,000
                           2002                               $10,000,000
                           2003                               $5,000,000
                           2004                               $5,000,000
                           2005                               $5,000,000

                  For purposes of the foregoing, any portion of the amount of Investments permitted under this SECTION 10.20(D) in respect of a Fiscal Year that is not expended in such Fiscal Year may be carried forward and utilized in one or more subsequent Fiscal Years.

         (E)      Suretyship Liabilities permitted by SECTION 10.7;

         (F)      Cash Equivalent Investments;

         (G) bank deposits in the ordinary course of business; PROVIDED that, the aggregate amount of all such deposits (excluding amounts in payroll accounts or for accounts payable, in each case to the extent that checks have been issued to third parties) that are maintained with any bank other than a Lender shall not at any time exceed $50,000;

         (H) investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

         (I) any Credit Party may make Permitted Acquisitions and may create Subsidiaries to own, directly or indirectly, the property acquired thereby; PROVIDED that (i) any acquisition of capital stock results in the issuer thereof becoming a Subsidiary, (ii) any domestic Subsidiary created or acquired in connection therewith shall become a Credit Party and the requirements of SECTION 10.11(B) shall be satisfied prior to or concurrently with the consummation of such Permitted Acquisition, (iii) no Permitted Acquisition shall be consummated unless, after giving PRO FORMA effect thereto as if such Permitted Acquisition had been made (and the related Debt incurred or assumed) on the first day of the most recent period of four consecutive fiscal quarters ending prior thereto for which financial statements have been delivered pursuant to SECTION 10.1(A) or (B), the Parent and its Subsidiaries would be in compliance with the covenants contained in SECTION 10.6 of this Agreement during such period (as demonstrated by delivery to the Administrative Agent of a certificate to such effect showing such calculations in reasonable detail), (iv) no Default or Event of Default exists at the time thereof or would result therefrom, (v) immediately prior to and after giving effect to any such Permitted Acquisition, the Parent and its Subsidiaries shall be in compliance with the provisions of SECTION 10.19 hereof, (vi) each such Permitted Acquisition shall be made on a fully consensual basis between the Parent and its Subsidiaries, on the one hand, and the Person or Persons being so acquired and the seller or sellers of such assets or such business, on the other hand (it being understood that such acquisition shall not be considered consensual if it is not approved by a majority of the board of directors (or their equivalent) of such Person or Persons to be acquired as constituted prior to the effectiveness of any proxy solicitation, offer to purchase or other commencement of such acquisition) and (vii) the aggregate amount of consideration paid and Debt or other obligations assumed by the Parent and its Subsidiaries in respect of all Permitted Acquisitions may not exceed $5,000,000;

         (J) advances to employees of a Credit Party in connection with expense reimbursements in the ordinary course of business in amounts not to exceed $250,000;

         (K) Investments in Permitted Joint Ventures not to exceed an aggregate amount of $5,000,000; and

         (L) other advances, loans or extensions of credit in the ordinary course of business not to exceed $250,000.

PROVIDED that, no Investment otherwise permitted by CLAUSE (C), (D) or (E) shall be permitted to be made if, immediately before or after giving effect thereto, any Default or Event of Default has occurred and is continuing.

         10.21 RESTRICTION OF AMENDMENTS TO CERTAIN DOCUMENTS. Not, and not permit any Subsidiary to, permit the Certificate or Articles of Incorporation, bylaws or other organizational document of any Credit Party to be amended or modified in any way that could reasonably be expected to have a Material Adverse Effect on the interests of the Lenders.

         10.22    FISCAL YEAR.  Not change their Fiscal Year.

         10.23 CANCELLATION OF DEBT. Not, and not permit any Subsidiary to, cancel any claim or debt owing to a Credit Party, except for reasonable consideration or in the ordinary course of business and except for the cancellation of debts or claims not to exceed $100,000 in any Fiscal Year.

         10.24 BLOCKED ACCOUNTS. If any Credit Party maintains at a Person other than the Administrative Agent a lock box or similar account to which account debtors directly remit payments on Accounts Receivable or in which a Credit Party deposits cash payments made for Inventory, the

Credit Parties will, upon the reasonable request of the Administrative Agent, direct such Person to enter into an agreement with the Administrative Agent, in form and substance satisfactory to the Agents, evidencing such Person's agreement that, at any time after such Person is notified by the Administrative Agent that an Event of Default has occurred and is continuing, all payments made to such account are the sole and exclusive property of the Administrative Agent for the benefit of the Lenders and that such Person will wire or otherwise transfer funds deposited into such account to the Administrative Agent.

         10.25 MORTGAGED REAL PROPERTY. Provide the Administrative Agent with each of the following with respect to each parcel of Mortgaged Real Property, each duly executed and in form and substance satisfactory to the Agents:

         (A) a duly executed Mortgage in favor of the Administrative Agent for the benefit of the Lenders providing for a fully perfected Lien, in favor of the Administrative Agent, in all right, title and interest of the applicable Credit Party in such Mortgaged Real Property;

         (B) an ALTA Loan Title Insurance Policy, issued by an insurer acceptable to the Agents, insuring the Administrative Agent's Lien on such Mortgaged Real Property and containing such endorsements as the Administrative Agent may reasonably require (it being understood that the amount of coverage (which amount will not exceed the estimated fair market value of such Mortgaged Real Property), exceptions to coverage and status of title set forth in such policy shall be reasonably acceptable to the Agents);

         (C) copies of all documents of record concerning such Mortgaged Real Property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above;

         (D) loss payable and/or additional insured endorsements to the insurance policies required to be maintained with respect to such Mortgaged Real Property by this Agreement, the applicable Mortgage or any other Loan Document;

         (E) a survey certified to the Administrative Agent meeting such standards as the Agents may reasonably establish and otherwise reasonably satisfactory to the Agents;

         (F) a flood insurance policy concerning such Real Property, reasonably satisfactory to the Agents, if required by the Flood Disaster Protection Act of 1973; and

         (G) such other documents as the Agents or any Lender may reasonably request.

         10.26 REQUIRED RATE MANAGEMENT TRANSACTIONS. Within 120 days after the Initial Closing Date, the Borrowers will enter into one or more Rate Management Transactions, for a period of at least three years, with one or more financial institutions acceptable to the Agents in their reasonable discretion, providing for a fixed rate of interest on a notional amount of at least $30,000,000 for the first two years and at least $15,000,000 for the third year and otherwise being in form and substance satisfactory to the Agents.

         10.27 GUARANTIES AND OTHER LIABILITIES. Not purchase or repurchase (or agree, contingently or otherwise, so to do) the Debt of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, other than
(a) for any guaranty of Debt or other obligations of any Credit Party if such Credit Party could have incurred such Debt or obligations under this Agreement,
(b) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (c) for any guaranty of obligations of a Non-United States Subsidiary up to an aggregate outstanding amount of $5,000,000 and to the extent such obligations constitute Debt, such Debt is permitted under SECTION 10.7(K), and (d) Suretyship Liabilities permitted under SECTION 10.7.

         10.28 PREPAYMENTS. Not, and not permit any Subsidiary to, make or commit to make, directly or indirectly, any voluntary payment, prepayment, redemption, repurchase or defeasance of any Debt (other than Debt under the Loan Documents) of any Credit Party or any Subsidiary, or set apart any sum for the aforementioned reasons, if (a) a Default or Event of Default exists or (b) such payment is prohibited by any applicable subordination provisions.

         10.29 CASH CONCENTRATION ACCOUNT. Maintain the Borrowers' principal cash concentration account with LaSalle or such other financial institution reasonably acceptable to the Agents.

         10.30 LOCATION OF COLLATERAL. Except for trademarks created under the laws of jurisdictions outside of the United States, not permit any Collateral to be held, maintained, or otherwise located outside of the United States.


                SECTION 11. EFFECTIVENESS; CONDITIONS OF LENDING.

         The obligation of each Lender to make its Loans and of the Issuing Bank to issue Letters of Credit is subject to the following conditions precedent:

         11.1 INITIAL CREDIT EXTENSION. The obligation of the Lenders to make the Revolving Loans and the obligation of the Issuing Bank to issue its initial Letter of Credit (whichever first occurs) is, in addition to the conditions precedent specified in SECTION 11.3, subject to the conditions precedent that
(a) the Administrative Agent has received evidence of payment by the Borrowers of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Initial Closing Date, together with all fees and expenses of counsel to the Agents to the extent invoiced prior to the Initial Closing Date PLUS such additional amounts of attorneys' fees and expenses as shall constitute the Agents' reasonable estimate of such fees and expenses incurred or to be incurred by the Agents through the closing proceedings (PROVIDED that, such estimate shall not thereafter preclude final settling of accounts between the Borrowers and the Agents) and (b) the Agents have received all of the following, each duly executed and dated the Initial Closing Date (or such earlier date as shall be satisfactory to the Agents), in form and substance satisfactory to the Agents (and the date on which all such conditions precedent have been satisfied or waived in writing by the Agents is called the "INITIAL CLOSING DATE"):

         (A) LOAN DOCUMENTS. Executed counterparts of the Agreement, the Notes, any Letter of Credit Applications and the Collateral Documents.


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         (B)      PLEDGE AGREEMENT. A Pledge Agreement executed by the Parent and ROHN, Inc. in favor of the Administrative Agent for the benefit of the Lenders.

         (C) SECURITY AGREEMENT. A Security Agreement executed by the Credit Parties in favor of the Administrative Agent for the benefit of the Lenders, together with evidence, satisfactory to the Agents, that all filings necessary to perfect the Administrative Agent's Lien on any Collateral granted under such security agreement have been duly made and are in full force and effect and together will all items required to be delivered in connection therewith.

         (D) INTELLECTUAL PROPERTY SECURITY AGREEMENTS. A trademark security agreement and a patent security agreement each executed by the Credit Parties in favor of the Administrative Agent for the benefit of the Lenders, together with all items required to be delivered in connection therewith.

         (E) CONTRIBUTION AND SUBORDINATION AGREEMENT. Counterparts of the Contribution and Subordination Agreement executed by each Credit Party.

         (F) SEARCH RESULTS; LIEN TERMINATIONS. Certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Initial Closing Date, listing all effective financing statements that name any Credit Party (under its present name and any previous names) as debtor and that are filed in the jurisdictions in which filings are to be made pursuant to the Collateral Documents, together with (i) copies of such financing statements, (ii) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any Collateral described in the Collateral Documents previously granted by any Person (other than Liens permitted by SECTION 10.8) and (iii) such other Uniform Commercial Code Form UCC-3 termination statements as the Administrative Agent may reasonably request.

         (G) FILINGS, REGISTRATIONS AND RECORDINGS. Each document (including Uniform Commercial Code Form UCC-1 and Form UCC-2 financing statements) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior to any other Person other than the holders of Liens permitted by SECTION 10.8, in proper form for filing, registration or recording.

         (H) PLEDGED STOCK; STOCK POWERS; PLEDGED NOTES. (i) The certificates representing the shares of stock pledged pursuant to the Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Pledge Agreement endorsed (without recourse)


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                  in blank (or accompanied by an executed transfer form in
                  blank) by the pledgor thereof.

         (I) INSURANCE. Evidence satisfactory to the Agents of the existence of insurance required to be maintained pursuant to
                  SECTION 10.3(B), together with evidence that the Administrative Agent has been named as a lender's loss payee and an additional insured on all related insurance policies and (ii) an assignment of business interruption insurance as described in SECTION 10.3(B).

         (J) OPINIONS OF COUNSEL. Opinions of (i) Fried, Frank, Harris, Shriver & Jacobson, (ii) Heyl Royster Voelker & Allen, (iii) Ryan Moore Cook & Hunter, (iv) Snell, Brannian & Trent, (v) Maynard, Cooper & Gale, and (vi) Fitzgibbons Law Offices, substantially in the form of EXHIBIT D-1.

         (K) RESOLUTIONS. Certified copies of resolutions of the board of directors of each of the Credit Parties authorizing the execution, delivery and performance by each of the Credit Parties of this Agreement, the Notes, the Refinancing Documents and the other Loan Documents to which each of the Credit Parties is a party.

         (L) CONSENTS. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Credit Parties of the documents referred to in this SECTION 11 (other than such consents the failure to obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the condition of the Credit Parties), including evidence reasonably satisfactory to the Agents that all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Credit Parties in connection with the transactions contemplated by this Agreement and the Refinancing have been duly obtained and are in full force and effect.

         (M) INCUMBENCY AND SIGNATURE CERTIFICATES. A certificate of the secretary or an assistant secretary of each of the Credit Parties as of the Initial Closing Date certifying the names of the officer or officers of such entity authorized to sign the Loan Documents and the Refinancing Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Agents and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

         (N) CONSTITUTIVE DOCUMENTS. Certified copies of each of the Credit Parties' articles or certificate of incorporation and by-laws and long form good standing certificates and, if applicable, tax certificates, for all states in which each Credit Party is qualified to do business.

         (O) SOLVENCY CERTIFICATES. Solvency certificates, substantially in the form of EXHIBIT E, executed by the Chief Financial Officer of each of the Credit Parties, certifying the solvency of each Credit Party after giving effect to the initial extension of credit hereunder and the Refinancing.


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         (P)      CLOSING CERTIFICATE. A certificate, substantially in the form of EXHIBIT F, signed by a vice president of each of the Credit Parties dated as of the Initial Closing Date, affirming the matters set forth in SECTION 11.3(A) as of the Initial Closing Date.

         (Q) BORROWING BASE CERTIFICATE. A Borrowing Base Certificate dated as of the Initial Closing Date based on data as of December 31, 2000.

         (R) BORROWING BASE AMOUNT. Evidence satisfactory to the Agents that the Borrowing Base, after giving effect to the transactions contemplated by the Refinancing Documents and the initial Loans hereunder, allow for an excess availability in an aggregate amount not less than the difference of (i) $15,000,000 MINUS (ii) cash on the balance sheets of the Parent and its Subsidiaries after giving effect to the Refinancing.

         (S) MORTGAGED REAL PROPERTY. For each parcel of Mortgaged Real Property, the Administrative Agent shall have received the following:

                  (i) an ALTA Loan Title Insurance Policy, issued by an insurer acceptable to the Agents, insuring the Administrative Agent's Lien on such Mortgaged Real Property and containing such endorsements as the Administrative Agent may reasonably require (it being understood that the amount of coverage (which coverage will not exceed the estimated fair market value of such Mortgaged Real Property), exceptions to coverage and status of title set forth in such policy shall be reasonably acceptable to the Agents);

                  (ii) copies of all documents of record concerning such Mortgaged Real Property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above;

                  (iii) loss payable and/or additional insured endorsements to the insurance policies required to be maintained with respect to such Mortgaged Real Property by this Agreement, the applicable Mortgage or any other Loan Document;

                  (iv) a survey certified to the Administrative Agent meeting such standards as the Agents may reasonably establish and otherwise reasonably satisfactory to the Agents; and

                  (v) a flood insurance policy concerning such Mortgaged Real Property, reasonably satisfactory to the Agents, if required by the Flood Disaster Protection Act of 1973.

         (T)      FINANCIAL STATEMENTS.

                  (i) Audited consolidated financial statements for the Parent and its Subsidiaries for the Fiscal Years ended December 31, 1999, 1998 and 1997, and unaudited interim consolidated financial statements for the Parent and its Subsidiaries


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                           for each Fiscal Quarter ended after the Fiscal Year
                           ended December 31, 1999. Such financial statements shall be materially consistent with the information previously delivered to the Agents by the Parent prior to the Initial Closing Date.

                  (ii) The Agents shall have received from the Parent and its Subsidiaries, in form and substance satisfactory to the Agents, a pro forma consolidated balance sheet of the Parent and its Subsidiaries dated as of the most recent consolidated balance sheet delivered pursuant to CLAUSE (i) above, giving effect to the transactions contemplated by this Agreement, the Repurchase Documents and the Refinancing Documents. Such balance sheets shall be materially consistent with the information previously delivered to the Agents by the Parent prior to the Initial Closing Date.

                  (iii) The Agents shall have received from the Parent and its Subsidiaries, in form and substance satisfactory to the Agents, projected income statements, balance sheets and cash flow statements of the Parent and its Subsidiaries on a monthly basis for the period from January 2001 through January 2002 giving effect to the transactions contemplated by this Agreement, the Repurchase Documents and the Refinancing Documents.

         (U) EBITDA. Evidence satisfactory to the Agents that the Parent and its Subsidiaries have reported EBITDA of at least $33,000,000 for the most recent twelve-month period for which the Parent has internal results available.

         (V) REFINANCING CERTIFICATE, DOCUMENTS. A certificate executed by a Responsible Officer of the Parent certifying the occurrence of the closing of the Refinancing and that such closing has been or shall be consummated in accordance with the terms of the Refinancing Documents without waiver, amendment or modification of any material condition thereof; together with
                  (i) the Refinancing Documents, in form and substance satisfactory to the Agents, and (ii) evidence reasonably satisfactory to the Agents that no provision of such Refinancing Documents shall have been waived, amended, supplemented or otherwise modified in any material respect.

         (W) DEBT. Evidence reasonably satisfactory to the Agents that the Credit Parties have no Debt, except for debt permitted under
                  SECTION 10.7.

         (X) PHASE I ENVIRONMENTAL SITE ASSESSMENT. A Phase I Environmental Site Assessment, in form and substance reasonably satisfactory to the Agents, of the Real Property located in Peoria, Illinois; Casa Grande, Arizona; Frankfort, Indiana; and Bessemer, Alabama.

         (Y) OTHER. Such other documents as the Agents or any Lender may reasonably request.

         11.2 MAKING OF TERM LOANS AND INCREASING REVOLVING COMMITMENT AVAILABILITY. The obligations of the Lenders to make the Term Loans and to increase Revolving Commitment Availability to a maximum of $45,000,000 are, in addition to the conditions precedent specified in


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SECTION 11.3, subject to the conditions precedent that (a) the Initial Closing
Date shall have occurred not more than 60 days previously, (b) the Administrative Agent has received evidence of payment by the Borrowers of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Repurchase Closing Date, together with all fees and expenses of counsel to the Agents to the extent invoiced prior to the Repurchase Closing Date PLUS such additional amounts of attorneys' fees and expenses as shall constitute the Agents' reasonable estimate of such fees and expenses incurred or to be incurred by the Agents through the closing proceedings (PROVIDED that, such estimate shall not thereafter preclude final settling of accounts between the Borrowers and the Agents) and (c) the Agents have received all of the following, each duly executed and dated the Repurchase Closing Date (or such earlier date as shall be satisfactory to the Agents), in form and substance satisfactory to the Agents (and the date on which all such conditions precedent have been satisfied or waived in writing by the Agents is called the "REPURCHASE CLOSING DATE"):

         (A) CONSENTS. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Credit Parties of the documents referred to in this SECTION 11 (other than such consents the failure to obtain could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the condition of the Credit Parties), including evidence reasonably satisfactory to the Agents that (i) all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by the Credit Parties in connection with the transactions contemplated by the Repurchase have been duly obtained and are in full force and effect and (ii) all applicable waiting periods shall have expired without any action being taken or threatened by any Governmental Authority that would restrain, prevent or otherwise could reasonably be expected to have a Material Adverse Effect on the Repurchase.

         (B) REPURCHASE CERTIFICATE, DOCUMENTS. A certificate executed by a Responsible Officer of the Parent certifying the occurrence of the closing of the tender offer aspect of the Repurchase and that such closing has been or shall be consummated in accordance with the terms of the Repurchase Documents without waiver, amendment or modification of any material condition thereof; together with (i) the Repurchase Documents, in form and substance satisfactory to the Agents, (ii) evidence reasonably satisfactory to the Agents of the capitalization and structure of the Credit Parties after the Repurchase,
                  (iii) evidence reasonably satisfactory to the Agents that no provision of such Repurchase Documents shall have been waived, amended, supplemented or otherwise modified in any material respect and (iv) evidence reasonably satisfactory to the Agents that the Parent shall not be in breach or violation of any of its obligations under the Repurchase Documents.

         (C) NO RESTRICTIONS. Evidence reasonably satisfactory to the Agents that neither the Credit Parties nor any of their Subsidiaries or Affiliates shall be subject to material or contractual restrictions that would be violated by the Repurchase.

         (D) CONSTITUTIVE DOCUMENTS. Certified copies of each of the Credit Parties short form good standing certificates and, if applicable, tax certificates, for all states where the


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                  nature and extent of the business transacted by each of the
                  Credit Parties or the ownership of their assets makes such qualification necessary.

         (E) OPINIONS OF COUNSEL. Opinion of Fried, Frank, Harris, Shriver & Jacobson substantially in the form of EXHIBIT D-2.

         (F) RESOLUTIONS. Certified copies of resolutions of the board of directors of each of the Credit Parties authorizing the execution, delivery and performance by each of the Credit Parties of the Repurchase Documents.

         (G) INCUMBENCY AND SIGNATURE CERTIFICATES. A certificate of the secretary or an assistant secretary of each of the Credit Parties as of the Repurchase Closing Date certifying the names of the officer or officers of such entity authorized to sign the Repurchase Documents, together with a sample of the true signature of each such officer (it being understood that the Agents and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein).

         (H) SOLVENCY CERTIFICATES. Solvency certificates, substantially in the form of EXHIBIT E, executed by the Chief Financial Officer of each of the Credit Parties, certifying the solvency of each Credit Party after giving effect to the Repurchase.

         (I) CLOSING CERTIFICATE. A certificate, substantially in the form of EXHIBIT F, signed by a vice president of each of the Credit Parties dated as of the Repurchase Closing Date, affirming the matters set forth in SECTION 11.3(A) as of the Repurchase Closing Date.

         (J) BORROWING BASE CERTIFICATE. A Borrowing Base Certificate dated as of the Repurchase Closing Date based on data as of January 31, 2001.

         (K) BORROWING BASE AMOUNT. Evidence satisfactory to the Agents that the Borrowing Base, prepared less than 30 days prior to the Repurchase and giving effect to the transactions contemplated by the Repurchase Documents and the Loans hereunder, allow for an excess availability in an aggregate amount not less than (i) $15,000,000 MINUS (ii) cash on the balance sheets of the Parent and its Subsidiaries giving effect to the transactions contemplated by the Repurchase Documents.

         (L) OTHER. Such other documents as the Agents or any Lender may reasonably request.

         11.3 CONDITIONS. The obligation of each Lender to make each Loan and of the Issuing Bank to issue each Letter of Credit is subject to the following further conditions precedent that:

         (A) COMPLIANCE WITH WARRANTIES; NO DEFAULT; NO MATERIAL ADVERSE CHANGES. Both before and after giving effect to any borrowing of a Loan and the issuance of any Letter of Credit the following statements shall be true and correct:

                  (i) the representations and warranties of the Credit Parties set forth in this Agreement, the other Loan Documents and the Repurchase Documents are true and correct in all material respects with the same effect as if then made



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                           (except to the extent stated to relate to a specific
                           earlier date, in which case such representations and warranties are true and correct as of such earlier date);

                  (ii) no Default or Event of Default has occurred and is continuing; and

                  (iii) no event has occurred that could reasonably be expected to have a Material Adverse Effect.

         (B) CONFIRMATORY CERTIFICATE. If requested by the Agents or any Lender, the Administrative Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of the Borrowers as to the matters set out in SECTION 11.3(A) (it being understood that each request by the Borrowers for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a warranty by the Borrowers that the conditions precedent set forth in SECTION 11.3(A) will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as the Agents or any Lender may reasonably request in support thereof.

                 SECTION 12. EVENTS OF DEFAULT AND THEIR EFFECT.

         12.1 EVENTS OF DEFAULT. Each of the following constitutes an Event of Default under this Agreement:

         (A) NONPAYMENT OF THE LOANS AND OTHER OBLIGATIONS. Default in the payment when due of the principal of any Loan or reimbursement obligation with respect to any Letter of Credit; or default and the continuance thereof for three Business Days in the payment when due of any interest, fee or other amount payable by the Borrowers under this Agreement or under any other Loan Document.

         (B) NONPAYMENT OF OTHER DEBT. Any default shall occur under the terms applicable to any Debt of the Borrowers or any Subsidiary in an aggregate amount (for all such Debt so affected) exceeding $1,000,000 and such default shall (i) consist of the failure to pay such Debt when due, whether by acceleration or otherwise or (ii) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable prior to its expressed maturity.

         (C) BANKRUPTCY; INSOLVENCY. Any Credit Party or any Subsidiary of a Credit Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Credit Party or any Subsidiary of a Credit Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for any Credit Party or any Subsidiary of a Credit Party or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Credit Party or any Subsidiary of a Credit Party or for


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                  a substantial part of the property of any thereof and is not discharged within 45 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Credit Party or any Subsidiary of a Credit Party, and if such case or proceeding is not commenced by any Credit Party or any such Subsidiary of a Credit Party, it is consented to or acquiesced in by the Credit Party or such Subsidiary, or remains for 45 days undismissed; or any Credit Party or any Subsidiary of a Credit Party takes any action to authorize, or in furtherance of, any of the foregoing.

         (D) NONCOMPLIANCE WITH LOAN DOCUMENTS. (i) Failure by the Credit Parties to comply with or to perform any covenant set forth in SECTIONS 10.1(E), 10.5 through 10.14, 10.19 through 10.21,
                  10.25, or 10.27 through 10.29 of this Agreement or other covenant, agreement or provision set forth in any other Loan Document or (ii) failure by the Credit Parties to comply with or to perform any other covenant, agreement or provision set forth in this Agreement (and not otherwise constituting an Event of Default under any of the other provisions of this
                  SECTION 12.1) and the continuance of such failure described in this CLAUSE (ii) for 30 days after the earlier of (a) the date on which a Responsible Officer of a Credit Party first learns of such failure and (b) the date on which written notice thereof shall have been given to the Parent by the Administrative Agent or any Lender.

         (E) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by any Credit Party in this Agreement or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Credit Party to the Agents or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

         (F) PENSION PLANS. To the extent that liability in excess of $300,000 in the aggregate would result to one or more Credit Parties, (i) institution of any steps by any Credit Party or any other Person to terminate a Pension Plan if as a result of such termination any Credit Party could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan or the PBGC, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Credit Parties and the Controlled Group have incurred on the date of such withdrawal).

         (G) JUDGMENTS. Final judgments that exceed an aggregate liability (to the extent not paid or covered by insurance as to which the relevant insurance company has acknowledged coverage in writing) of $300,000 shall be rendered against any Credit Party or any of its Subsidiaries and shall not have been discharged, vacated, stayed or bonded pending appeal within 30 days after entry or filing of such judgments.


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


         (H) INVALIDITY OF COLLATERAL DOCUMENTS. Any Collateral Document shall cease to be in full force and effect with respect to the Credit Parties; or the Credit Parties (or any Person by, through or on behalf of the Credit Parties) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document (it being understood that Collateral Access Agreements are not Collateral Documents for purposes of this provision).

         (I)      CHANGE IN CONTROL. A Change in Control occurs.

         (J) MATERIAL ADVERSE EFFECT. The occurrence of any event having a Material Adverse Effect.

         (K) INVALIDITY OF SECURITY INTEREST. A Loan Document under which any Credit Party purports to grant to the Administrative Agent a Lien on any of its property shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms of the Loan Documents, first priority Lien on or security interest in any Collateral purported to be covered thereby (other than Collateral permitted to be located outside of the United States pursuant to SECTION 10.30).

         (L) NONPAYMENT OF RATE MANAGEMENT OBLIGATION. Nonpayment by any Borrower or any Subsidiary of any Rate Management Obligation when due or the breach by any Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction and such breach continues for more than the applicable grace period, if any, contained therein.

         (M) INVALIDITY OF GUARANTY. Any Guaranty contained in SECTION 14 shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any such Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any such Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

         (N) ERISA. Any of the events described in SECTION 10.1(E)(iii) shall have occurred; or there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and any such event or events or any such lien, security interest or liability, individually or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect.

         12.2 EFFECT OF EVENT OF DEFAULT. If any Event of Default described in
SECTION 12.1(D) shall occur, the Commitments (if they have not theretofore terminated) shall immediately terminate and the Notes and all other Obligations shall become immediately due and payable and the Borrowers shall become immediately obligated to deliver to the Administrative Agent cash collateral in an amount equal to 105% of the outstanding face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Administrative Agent (upon written request of the Required Lenders) shall declare the Commitments (if they have not theretofore terminated) to be terminated or declare all


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Notes and all other Obligations to be due and payable or demand that the
Borrowers immediately deliver to the Administrative Agent cash collateral in an amount equal to 105% of the outstanding face amount of all Letters of Credit, whereupon the Commitments (if they have not theretofore terminated) shall immediately terminate or all Notes and all other Obligations shall become immediately due and payable and the Borrowers shall immediately become obligated to deliver to the Administrative Agent cash collateral in an amount equal to 105% of the face amount of all Letters of Credit, all without presentment, demand, protest or notice of any kind. The Administrative Agent shall promptly advise the Parent of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in SECTION 12.1(A) or SECTION 12.1(D) may be waived by the written concurrence of all of the Lenders, and the effect as an Event of Default of any other event described in this SECTION 12 may be waived by the written concurrence of the Required Lenders. Any cash collateral delivered under this Agreement and the other Loan Documents shall be held by the Administrative Agent (without liability for interest thereon) and applied to obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Administrative Agent to any remaining obligations hereunder and any excess shall be delivered to the Borrowers or as a court of competent jurisdiction may elect.

         12.3 APPLICATION OF LIQUIDATION PROCEEDS. All monies received by the Administrative Agent or any Lender from the exercise of remedies hereunder or under the other Loan Documents or under any other documents relating to this Agreement shall, unless otherwise required by the terms of the other Loan Documents or by applicable law, be applied as follows:

                  (A) FIRST, to the payment of all expenses (to the extent not paid by the Borrowers) incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, attorneys' fees, court costs and any foreclosure expenses;

                  (B) SECOND, to the payment pro rata of interest then accrued on the outstanding Loans;

                  (C) THIRD, to the payment pro rata of any fees then accrued and payable to the Administrative Agent, any Letter of Credit Issuer or any Lender under this Agreement in respect of the Loans or the any Letter of Credit outstanding;

                  (D) FOURTH, to the payment pro rata of (i) the principal balance then owing on the outstanding Loans, (ii) the amounts then due under Rate Management Obligations to creditors of the Borrowers or any Subsidiary, subject to confirmation by the Administrative Agent of any calculations of termination or other payment amounts being made in accordance with normal industry practice, and (iii) the Stated Amount of any Letters of Credit outstanding (to be held and applied by the Administrative Agent as security for the reimbursement obligations in respect thereof);


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                  (E)      FIFTH, to the payment to the Lenders of any amounts
                           then accrued and unpaid under SECTIONS 7.6, 8.1 and
                           8.4 hereof, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts pro rata;

                  (F) SIXTH, to the payment pro rata of all other amounts owed by the Borrowers to the Administrative Agent, to any Letter of Credit Issuer or any Lender under this Agreement or any other Loan Document, and to any counterparties under Rate Management Obligations of the Borrowers or any Subsidiary, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts pro rata; and

                  (G) FINALLY, any remaining surplus after all of the Obligations have been paid in full, to the Borrowers or to whomsoever shall be lawfully entitled thereto.

                             SECTION 13. THE AGENTS.

         13.1 APPOINTMENT AND AUTHORIZATION. (A) Each Lender irrevocably (subject to SECTION 13.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         (B) Each Lender irrevocably (subject to SECTION 13.9) appoints, designates and authorizes the Syndication Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Syndication Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Syndication Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Syndication Agent.

         (C) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith. The Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this SECTION 13 with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent," as used in this SECTION 13, included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.


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         13.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         13.3 LIABILITY OF ADMINISTRATIVE AGENT. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Credit Parties or Affiliate of the Credit Parties, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Credit Parties or any other party to any Loan Document to perform their Obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Credit Parties or Affiliates.

         13.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Credit Parties), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Administrative Agent against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         13.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Lender of its receipt of any such notice within a reasonable time of such receipt. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the

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Required Lenders in accordance with SECTION 12; PROVIDED that, unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         13.6 CREDIT DECISION. Each Lender acknowledges that the Administrative Agent has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Parent and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Parent and its Subsidiaries, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Parent and its Subsidiaries. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Parent and its Subsidiaries that may come into the possession of the Administrative Agent.

         13.7 INDEMNIFICATION. Regardless whether the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of the Borrowers and without limiting the obligation of the Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities; PROVIDED that, no Lender shall be liable for any payment to the Administrative Agent of any portion of the Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agents upon demand for their ratable share of any costs or out-of-pocket expenses (including reasonable fees of attorneys for the Administrative Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) incurred by the Administrative Agent in connection with the preparation, execution, delivery, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this SECTION 13.7 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents, any termination of this Agreement and the resignation or replacement of the Administrative Agent.

         13.8 AGENTS IN INDIVIDUAL CAPACITY. (A) LaSalle and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and


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generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Parent and its Subsidiaries and Affiliates as though LaSalle were not the Administrative Agent or the Issuing Bank hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, LaSalle or its Affiliates may receive information regarding the Parent and its Subsidiaries or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Parent and its Subsidiaries) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to their Loans and Letters of Credit, LaSalle and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though LaSalle were not the Administrative Agent or the Issuing
Bank, and the terms "Lender" and "Lenders" include LaSalle and its Affiliates, to the extent applicable, in their individual capacities.

         (B) NCB and its Affiliates may make loans to, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Parent and its Subsidiaries and Affiliates as though NCB were not the Syndication Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, NCB or its Affiliates may receive information regarding the Parent and its Subsidiaries or their Affiliates (including information that may be subject to confidentiality obligations in favor of the Parent and its Subsidiaries) and acknowledge that the Syndication Agent shall be under no obligation to provide such information to them. With respect to their Loans, NCB and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though NCB were not the Syndication Agent, and the terms "Lender" and "Lenders" include NCB and its Affiliates, to the extent applicable, in their individual capacities.

         13.9 SUCCESSOR ADMINISTRATIVE AGENT; ASSIGNMENT OF AGENCY. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders and the Parent. If the Administrative Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of the Borrowers (which consent shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this SECTION 13 and SECTIONS 15.5 and
15.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date that is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         13.10 COLLATERAL MATTERS. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent


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under any Collateral Document (a) upon termination of the Commitments and repayment in full of all Loans and all other Obligations of the Borrowers hereunder and the expiration or termination of all Letters of Credit, (b) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder or (c) subject to SECTION 15.1, if approved, authorized or ratified in writing by the Required Lenders. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this SECTION 13.10.

                              SECTION 14. GUARANTY.


         14.1 GUARANTY. To induce the Lenders to provide the credits described herein and in consideration of benefits expected to accrue to the Borrowers by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor hereby unconditionally and irrevocably guarantees jointly and severally to the Agents and the Lenders the due and punctual payment and performance of all present and future indebtedness of the Borrowers evidenced by or arising out of the Loan Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Notes, obligations related to the Letter of Credit Applications, and the due and punctual payment of all Obligations or Rate Management Obligations now or hereafter owed by the Borrowers under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration, upon early termination or otherwise, according to the terms hereof and thereof (the "GUARANTEED OBLIGATIONS"). In case of failure by the Borrowers punctually to pay any indebtedness or other obligations guaranteed hereby (after giving effect to any applicable cure periods), each Guarantor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Borrowers.

         14.2 GUARANTY UNCONDITIONAL. The obligations of each Guarantor as a guarantor under this SECTION 14 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrowers or of any other guarantor under this Agreement or any other Loan Document or by operation of law or otherwise;

                  (b) any modification or amendment of or supplement to this Agreement or any other Loan Document;

                  (c) any change in the existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Borrowers, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrowers or of any other guarantor contained in any Loan Document;

                  (d) the existence of any claim, set-off or other rights that the Borrowers or any other guarantor may have at any time against the Agents, any Lender or any other Person, whether or not arising in connection herewith;


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                  (e)      any failure to assert, or any assertion of, any claim
                           or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrowers, any other guarantor or any other Person or Real Property;

                  (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrowers, regardless of what obligations of the Borrowers remain unpaid;

                  (g) any invalidity or unenforceability relating to or against the Borrowers or any other guarantor for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrowers or any other guarantor of the principal of or interest on any Note or any other amount payable under the Loan Documents; or

                  (h) any other act or omission to act or delay of any kind by the Agents, any Lender or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this SECTION 14.

         14.3 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. Each Guarantor's obligations under this SECTION 14 shall remain in full force and effect until the Commitments are terminated, all Letters of Credit have expired, and the principal of and interest on the Notes and all other amounts payable by the Borrowers under this Agreement and all other Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrowers under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrowers or of any guarantor, or otherwise, each Guarantor's obligations under this SECTION 14 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

         14.4 SUBROGATION. Each Guarantor agrees it will not exercise any rights that it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the Guaranteed Obligations shall have been paid in full subsequent to the termination of all the Commitments and expiration or defeasance in full of all Letters of Credit. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the later of (a) the payment in full of the Guaranteed Obligations and all other amounts payable by the Borrowers hereunder and the other Loan Documents and (b) the termination of the Commitments and expiration of all Letters of Credit, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent for the benefit of the Lenders or be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.

         14.5 WAIVERS. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time


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any action be taken by the Agents, any Lender or any other Person against the
Borrowers, another guarantor or any other Person.

         14.6 STAY OF ACCELERATION. If acceleration of the time for payment of any amount payable by the Borrowers under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrowers, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable jointly and severally by the Guarantors hereunder forthwith on demand by the Administrative Agent made at the request of the Required Lenders.

         14.7 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS. Each Guarantor, the Agents and each other Lender hereby confirm that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor under this
SECTION 14 not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Agents, the other Lenders, and the Guarantors hereby agree that the Guaranteed Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "BANKRUPTCY LAW" means any proceeding of the type referred to in SECTION 12.1(C) of this Agreement or Title 11 of the United States Code, or any similar foreign, federal or state law for the relief of debtors.



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                              SECTION 15. GENERAL.

         15.1 WAIVER; AMENDMENTS. No delay on the part of the Administrative Agent, any Lender or any other holder of a Note in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by Lenders having an aggregate Percentage of not less than the aggregate Percentage expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement or the Notes, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent shall change the Percentage of any Lender without the consent of such Lender. No amendment, modification, waiver or consent shall (a) extend or increase the amount of the Commitments, (b) extend the scheduled date for payment of any principal of or interest on the Loans or any fees payable hereunder; it being understood that any mandatory prepayment under SECTION 6.2(B) may be waived by the Required Lenders, (c) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, (d) release all or substantially all of the Collateral granted under the Collateral Documents, (e) reduce the aggregate Percentage required to effect an amendment, modification, waiver or consent or (f) release any Guarantor from such Guarantor's Guaranteed Obligations without, in each case, the consent of all Lenders. No provisions of SECTION 13 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. No provision of this Agreement relating to the rights or duties of the Issuing Bank in its capacity as such shall be amended, modified or waived without the consent of the Issuing Bank.

         15.2 CONFIRMATIONS. The Borrowers and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

         15.3 NOTICES. Except as otherwise provided in SECTIONS 2.2, 2.3 and 4.3 of this Agreement, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on SCHEDULE 15.3 or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of SECTIONS 2.2, 2.3 and 4.3, the Administrative Agent shall be entitled to rely on telephonic instructions from any person that the Administrative Agent in good faith believes is an authorized officer or employee of the Borrowers, and the Borrowers shall hold the Administrative Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

         15.4 COMPUTATIONS. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting


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computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied.

         15.5 COSTS, EXPENSES AND TAXES. The Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of the Agents (including the reasonable fees and out-of-pocket charges of counsel for the Agents and of local counsel, if any, who may be retained by said counsel) in connection with the preparation, execution, syndication and delivery of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith. The Borrowers further agree to pay on demand all reasonable out-of-pocket costs and expenses of each of the Agents (including the reasonable fees and out-of- pocket charges of counsel for the Agents, of local counsel, if any, who may be retained by said counsel and court costs and other legal expenses and allocated costs of staff counsel) (a) in connection with the preparation, execution, delivery and administration of any amendments, supplements or waivers to this Agreement or any other Loan Document and (b) incurred by the Agents and each Lender after an Event of Default in connection with the enforcement of this Agreement, the other Loan Documents or any such other documents. Each Lender agrees to reimburse each of the Agents for such Lender's pro rata share (based on its Percentage) of any such costs and expenses of the Agents not paid by the Borrowers. In addition, the Borrowers agree to pay, and to save the Agents and the Lenders harmless from all liability for, (x) any stamp or other taxes (excluding income taxes and franchise taxes based on net income) that may be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, the issuance of the Notes or the execution and delivery of any other Loan Document or any other document provided for herein or delivered or to be delivered hereunder or in connection herewith and (y) any fees of the Borrowers' auditors in connection with any reasonable exercise by each of the Agents and the Lenders of their rights pursuant to SECTION 10.2. All obligations provided for in this SECTION
15.5 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and any termination of this Agreement. All obligations provided for in this SECTION 15.5 shall remain operative and in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of any Loans, the expiration of the Commitments, cancellation of the Notes, the expiration or termination of the Letters of Credit, any foreclosure under, or any modification, release or discharge of any or all of the Collateral Documents and any termination of this Agreement.

         15.6 SUBSIDIARY REFERENCES. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Borrowers has one or more Subsidiaries.

         15.7 CAPTIONS. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         15.8 ASSIGNMENTS; PARTICIPATIONS.


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         (A) ASSIGNMENTS. As long as no Event of Default has occurred and is continuing, any Lender may, with the prior written consents of the Parent, the Issuing Bank and the Administrative Agent (which consents shall not be unreasonably delayed or withheld and, in any event, shall not be required for an assignment by a Lender to one of its Affiliates), at any time assign and delegate to one or more commercial banks or other Persons (any Person to whom such an assignment and delegation is to be made being herein called an "ASSIGNEE"), all or any fraction of such Lender's Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment) in a minimum aggregate amount equal to the lesser of (i) the amount of the assigning Lender's Percentage of the Revolving Commitment Amount PLUS the unpaid balance of such Lender's Term Loan and (ii) $5,000,000; PROVIDED that (a) no assignment and delegation may be made to any Person if, at the time of such assignment and delegation, the Borrowers would be obligated to pay any greater amount under
SECTION 7.6 or SECTION 8 to the Assignee than the Borrowers are then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, the Borrowers will not be required to pay the incremental amounts) and (b) the Borrowers and the Agents shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee until the date when all of the following conditions shall have been met:

         (1) five Business Days (or such lesser period of time as the Administrative Agent and the assigning Lender shall agree) shall have passed after written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee, shall have been given to the Borrowers and the Administrative Agent by such assigning Lender and the Assignee;

         (2) the assigning Lender and the Assignee shall have executed and delivered to the Borrowers and the Administrative Agent an assignment agreement substantially in the form of EXHIBIT G (an "ASSIGNMENT AGREEMENT"), together with any documents required to be delivered thereunder, which Assignment Agreement shall have been accepted by the Administrative Agent; and

         (3) the assigning Lender or the Assignee has paid the Administrative Agent a processing fee of $3,500; PROVIDED that, such fee will not apply to an assignment from a Lender to an Affiliate of such Lender.

From and after the date on which the conditions described above have been met,
(x) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (y) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignment Agreement, shall be released from its obligations hereunder. Within five Business Days after effectiveness of any assignment and delegation, the Borrowers shall execute and deliver to the Administrative Agent (for delivery to the Assignee and the Assignor, as applicable) a new Note in the principal amount of the Assignee's Percentage of the Revolving Commitment Amount PLUS the principal amount of the Assignee's Term Loan and, if the assigning Lender has retained a Commitment hereunder, a replacement Note in the principal amount of the Percentage of the Revolving Commitment Amount retained by the assigning Lender PLUS the principal amount of the Term Loan retained by the assigning Lender (such Note to be in exchange for, but not in payment of, the predecessor Note held by such assigning Lender). Each such Note shall be dated the effective date of such assignment. The assigning Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrowers. Accrued interest on that part of the predecessor Note being assigned shall be paid as provided in the Assignment Agreement. Accrued interest and fees on that part of the predecessor Note not being assigned shall be paid to the assigning Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Any attempted assignment and delegation not made in accordance with this SECTION 15.8(A) shall be null and void. Notwithstanding the foregoing provisions of this SECTION 15.8(A) or any other provision of this Agreement, any Lender may at any time assign all or any portion of its Loans and its Note to a Federal Reserve Bank (but no such assignment shall release any Lender from any of its obligations hereunder).

         (B) PARTICIPATIONS. Any Lender may at any time sell to one or more commercial banks or other Persons participating interests in any Loan owing to such Lender, the Note held by such Lender, the Commitment of such Lender, the direct or indirect participation interest of such Lender in any Letter of Credit or any other interest of such Lender hereunder (any Person purchasing any such participating interest being herein called a "PARTICIPANT"). In the event of a sale by a Lender of a participating interest to a Participant, (i) such Lender shall remain the holder of its Note for all purposes of this Agreement, (ii) the Borrowers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and
(iii) all amounts payable by the Borrowers shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant other than a Participant that is an Affiliate of the Lender shall have any direct or indirect voting rights hereunder except with respect to any of the events described in the fourth sentence of SECTION 15.1 and for increases in the Commitment of the participating Lender if the Participant's commitment would be thereby increased. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement that such Lender enters into with any Participant. The Borrowers agree that if amounts outstanding under this Agreement and the Notes are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement, any Note and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or such Note; PROVIDED that, such right of setoff shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in
SECTION 7.5. The Borrowers also agree that each Participant shall be entitled to the benefits of SECTION 7.6 and SECTION 8 as if it were a Lender (PROVIDED that, no Participant shall receive any greater compensation pursuant to SECTION 7.6 or
SECTION 8 than would have been paid to the participating Lender if no participation had been sold).

         15.9 ENTIRE AGREEMENT. This Agreement and the other Loan Documents sets forth the entire agreement of the Borrowers, the Agents and the Lenders with respect to the matters addressed in this Agreement and the other Loan Documents. This Agreement and the other Loan Documents supersede all prior written or oral agreements, instruments or other documents respecting such matters.

         15.10 GOVERNING LAW. THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAW OF THE STATE OF

ILLINOIS. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All Obligations of the Borrowers and rights of the Agents, the Lenders and any other holder of a Note expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

         15.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

         15.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrowers, the Lenders and the Agents and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Lenders and the Agents and the successors and assigns of the Lenders and the Agents.

         15.13 INDEMNIFICATION BY THE CREDIT PARTIES. (A) In consideration of the execution and delivery of this Agreement by the Agents and the Lenders and the agreement to extend the Commitments provided hereunder, the Credit Parties hereby agree to indemnify, exonerate and hold the Administrative Agent, the Syndication Agent, each Lender and each Issuing Bank, and each of their respective officers, directors, employees, Affiliates, trustees and agents (each a "LENDER PARTY") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and related expenses, including reasonable attorneys' fees and charges and allocated costs of staff counsel (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Lender Parties or any of them as a result of, or arising out of, or in any way relating to (i) any tender offer, merger, purchase of stock, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the proceeds of any of the Loans, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) the execution, delivery, performance or enforcement of this Agreement or any other Loan Document by any of the Lender Parties or the consummation of the transactions contemplated thereby, (iv) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Substance at any real property owned or leased by the Credit Parties or any Subsidiary, except to the extent that Hazardous Substances are initially used, handled, released, emitted, discharged, transported, stored, treated or disposed of subsequent to (a) full payment or satisfaction of the Obligations under this Agreement and the other Loan Documents or (b) a foreclosure by the Administrative Agent or any Lender of the Mortgage with respect to such real property or possession otherwise being taken by the Administrative Agent or any Lender of such real property, except to the extent that such use, handling, release, emission, discharge, transportation, storage, treatment or disposal is caused by and act or omission of the Credit Parties or any Subsidiary, (v) any violation of any Environmental Laws with respect to conditions at any real property owned or leased by the Credit Parties or any Subsidiary or the operations conducted thereon, (vi) the investigation, cleanup or remediation of offsite locations to the extent that the Credit Parties or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of Hazardous Substances or (vii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not a Lender Party is a party thereto, except for any such Indemnified Liabilities arising on account of any such Lender Party's gross negligence or willful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Credit Parties hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Nothing set forth above shall be construed to relieve any Lender Party from any obligation it may have under this Agreement.

         (B) If any action, suit or proceeding is commenced against any Lender Party that such Lender Party believes is subject to indemnification hereunder, such Lender Party shall promptly notify the Parent (who shall receive such notice on behalf of all Credit Parties), and such Lender Party may, and if requested by the Parent (on behalf of all Credit Parties) shall, in good faith, contest the validity, applicability and amount of such action, suit or proceeding with counsel selected by such Lender Party, and shall permit the Parent (on behalf of all Credit Parties) to participate in such contest, subject to the overall control and direction of such Lender Party and its counsel. In addition, in connection with the defense of any action, suit or proceeding covered by this SECTION 15.13 against more than one Lender Party, all such Lender Parties shall be represented by the same legal counsel selected by such Lender Parties; PROVIDED that, if such legal counsel determines in good faith that representing all such Lender Parties would or could result in a conflict of interest under the laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Lender Parties, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such defense or counterclaim, each Lender Party shall be entitled to separate representation by a legal counsel selected by that Lender Party.

         (C) The Credit Parties jointly and severally agree that upon written notice by any Lender Party of the incurrence or sufferance by such Lender Party of any Indemnifiable Liabilities, the Credit Parties will pay, on demand, all Indemnifiable Liabilities, from time to time incurred or suffered by such Lender Party. Each Lender Party agrees to use its best efforts promptly to notify the Parent (on behalf of all Credit Parties) of any written assertion of any Indemnifiable Liabilities of which such Lender Party has actual knowledge.

         (D) In addition, and without limitation of the foregoing, the Credit Parties jointly and severally agree to pay, indemnify and hold each Lender Party harmless from and against any loss, costs, damages and expenses that such Lender Party may suffer, expend or incur in consequence of or growing out of any material misrepresentation by a Credit Party in this Agreement, the Loan Documents or any agreement or instrument contemplated hereby, or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement.

         (E) To the extent permitted by applicable law, the Credit Parties shall not assert, and hereby waive, any claim against any Lender Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the Loan Documents or any agreement or instrument contemplated hereby, any Loan or Letter of Credit of the use of the proceeds thereof.

         (F) All obligations provided for in this SECTION 15.13 shall remain operative and in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of any Loans, the expiration of the Commitments, cancellation of the Notes, the expiration or termination of the Letters of Credit, any foreclosure under, or any modification, release or discharge of any or all of the Collateral Documents and any termination of this Agreement.

         15.14 NONLIABILITY OF LENDERS. The relationship between the Borrowers on the one hand and the Lenders and the Agents on the other hand shall be solely that of borrower and lender. Neither the Agents nor any Lender shall have any fiduciary responsibility to the Borrowers. Neither the Agents nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of any Borrower's business or operations. The Borrowers agree that neither the Agents nor any Lender shall have liability to the Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by the Borrowers in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agents nor any Lender shall have any liability with respect to, and the Borrowers hereby waive, release and agree not to sue for, any special, indirect or consequential damages suffered by the Borrowers in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         15.15 FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT, ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENTS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWERS EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE BORROWERS FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE BORROWERS EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWERS HAVE OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO THEMSELVES OR THEIR PROPERTY, THE BORROWERS HEREBY IRREVOCABLY WAIVE SUCH IMMUNITY IN RESPECT OF THEIR OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         15.16 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENTS AND EACH LENDER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT,

DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         15.17 CONFIDENTIALITY. Each Agent and each Lender agrees to keep confidential all nonpublic information obtained by it pursuant to this Agreement and the other Loan Documents in accordance with such Agent's or such Lender's customary practices for treatment of its confidential information and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to the Administrative Agent or an Affiliate of the Administrative Agent, the Syndication Agent or an Affiliate of the Syndication Agent or any other Lender or an Affiliate of any Lender, (b) to such Agent's or Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors or trustees or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor, (c) to the extent such information becomes publicly available other than as a result of a breach of this SECTION 15.17 or becomes available to such Agent or Lender on a nonconfidential basis from a source other than a Credit Party or any Affiliate of a Credit Party, (d) upon the request or demand of any Governmental Authority,
(e) to the extent disclosure is required by law (including applicable securities laws), regulation, subpoena or judicial order or process (PROVIDED that, notice of such requirement or order shall be promptly furnished to the Parent unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulations or auditors or any administrative body or commission to whose jurisdiction such Lender may be subject, (f) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency to the extent required in connection with any rating to be assigned to such Lender, (g) to Assignees or Participants or prospective Assignees or Participants who agree to be bound by the provisions of this SECTION 15.17, (h) to the extent required in connection with any litigation or similar proceeding between any Credit Party and any Agent or Lender with respect to the Loans or this Agreement and the other Loan Documents,
(i) in connection with the exercise of any remedy hereunder or under any other Loan Document, or (j) with the Parent's prior written consent.

         15.18 TERMINATION; RELEASE OF GUARANTEES AND COLLATERAL. At such time as the Commitments are terminated, all Letters of Credit have expired or have been cash collateralized and the principal and interest on the Notes and all other amounts payable by the Borrowers under this Agreement and all other Loan Documents shall have been paid in full, this Agreement shall terminate (except for provisions that by their terms survive such termination). Upon any such termination, the Administrative Agent shall, at the expense of the Borrowers, take such actions as are appropriate and reasonably requested by the Borrowers in connection therewith.


            [The remainder of this page is intentionally left blank]

         Executed and delivered as of the day and year first above written.


                              PARENT:

                              ROHN INDUSTRIES, INC., a Delaware corporation


                              By:  /s/ James F. Hurley
                                  ----------------------------------------------
                               Name:   James F. Hurley
                               Title:  Vice President & Chief Financial Officer



                              ADMINISTRATIVE AGENT:

                              LASALLE BANK NATIONAL ASSOCIATION


                              By:  /s/ James Hess
                                  ----------------------------------------------
                               Name:   James Hess
                               Title:  Vice President



                              SYNDICATION AGENT:

                              NATIONAL CITY BANK


                              By:  /s/ Timothy T. Fogerty
                                  ----------------------------------------------
                                Name:  Timothy T. Fogerty
                                Title: Vice President

                              LENDERS:

                              LASALLE BANK NATIONAL ASSOCIATION


                              By:  /s/ James Hess
                                  ----------------------------------------------
                               Name:   James Hess
                               Title:  Vice President



                              NATIONAL CITY BANK OF MICHIGAN/ILLINOIS


                              By:  /s/ Timothy T. Fogerty
                                  ----------------------------------------------
                                Name:  Timothy T. Fogerty
                                Title: Vice President



                              ASSOCIATED BANK - MILWAUKEE


                              By:  /s/ Clark Rasmussen
                                  ----------------------------------------------
                                Name:  Clark Rasmussen
                                Title: Senior Vice President



                              COMERICA BANK


                              By:  /s/ Lisa Davidson McKinnon
                                  ----------------------------------------------
                                Name:  Lisa Davidson McKinnon
                                Title: Vice President



                              FIRSTAR BANK


                              By:  /s/ Timothy Fosse
                                  ----------------------------------------------
                                Name:  Timothy Fosse
                                Title: Vice President

                              BORROWERS:

                              ROHN INSTALLATION SERVICES, INC., a
                              Delaware corporation


                              By:  /s/ James F. Hurley
                                  ----------------------------------------------
                               Name:   James F. Hurley
                               Title:  Vice President & Chief Financial Officer




                              ROHN ENCLOSURES, INC., an Arizona corporation


                              By:  /s/ James F. Hurley
                                  ----------------------------------------------
                               Name:   James F. Hurley
                               Title:  Vice President & Chief Financial Officer



                              ROHN, INC., an Alabama corporation


                              By:  /s/ James F. Hurley
                                  ----------------------------------------------
                               Name:   James F. Hurley
                               Title:  Vice President & Chief Financial Officer



                              ROHN PRODUCTS, INC., an Indiana corporation


                              By:  /s/ James F. Hurley
                                  ----------------------------------------------
                               Name:   James F. Hurley
                               Title:  Vice President & Chief Financial Officer



                              ROHN CONSTRUCTION, INC., a Texas corporation


                              By:  /s/ James F. Hurley
                                  ----------------------------------------------
                               Name:   James F. Hurley
                               Title:  Vice President & Chief Financial Officer

                              FOLDING CARRIER CORP., a Delaware
                              corporation


                              By:  /s/ James F. Hurley
                                  ----------------------------------------------
                               Name:   James F. Hurley
                               Title:  Vice President & Chief Financial Officer



                              ROHN FOREIGN HOLDINGS, INC., a Delaware
                              corporation


                              By:  /s/ James F. Hurley
                                  ----------------------------------------------
                               Name:   James F. Hurley
                               Title:  Vice President & Chief Financial Officer



                              UNR REALTY, INC., an Illinois corporation


                              By:  /s/ James F. Hurley
                                  ----------------------------------------------
                               Name:   James F. Hurley
                               Title:  Vice President & Chief Financial Officer

                              GUARANTORS:

                              ROHN INSTALLATION SERVICES, INC., a
                              Delaware corporation

                              By:  /s/ James F. Hurley
                                  ----------------------------------------------
                               Name:   James F. Hurley
                               Title:  Vice President & Chief Financial Officer



                              ROHN ENCLOSURES, INC., an Arizona corporation


                              By:  /s/ James F. Hurley
                                  ----------------------------------------------
                               Name:   James F. Hurley
                               Title:  Vice President & Chief Financial Officer



                              ROHN, INC., an Alabama corporation


                              By:  /s/ James F. Hurley
                                  ----------------------------------------------
                               Name:   James F. Hurley
                               Title:  Vice President & Chief Financial Officer



                              ROHN PRODUCTS, INC., an Indiana corporation


                              By:  /s/ James F. Hurley
                                  ----------------------------------------------
                               Name:   James F. Hurley
                               Title:  Vice President & Chief Financial Officer



                              ROHN CONSTRUCTION, INC., a Texas corporation


                              By:  /s/ James F. Hurley
                                  ----------------------------------------------
                               Name:   James F. Hurley
                               Title:  Vice President & Chief Financial Officer

                              FOLDING CARRIER CORP., a Delaware corporation


                              By:  /s/ James F. Hurley
                                  ----------------------------------------------
                               Name:   James F. Hurley
                               Title:  Vice President & Chief Financial Officer



                              ROHN FOREIGN HOLDINGS, INC., a Delaware
                              corporation


                              By:  /s/ James F. Hurley
                                  ----------------------------------------------
                               Name:   James F. Hurley
                               Title:  Vice President & Chief Financial Officer



                              UNR REALTY, INC., an Illinois corporation


                              By:  /s/ James F. Hurley
                                  ----------------------------------------------
                               Name:   James F. Hurley
                               Title:  Vice President & Chief Financial Officer

                                   EXHIBIT A-1

                             FORM OF REVOLVING NOTE

                            [FORM OF REVOLVING NOTE]

                                 REVOLVING NOTE


$___________                                                   Chicago, Illinois
                                                                  March __, 2001


         FOR VALUE RECEIVED, the undersigned (the "BORROWERS" and each a "BORROWER") unconditionally promise to pay to the order of [name of Lender] (the "LENDER"), on the Revolver Termination Date, or, if earlier, upon the date for payment established under the provisions of Section 6.2 or 12.2 of the Credit Agreement (as defined below), at the Lender's office at [address of Lender], or at such other place as the holder of this Revolving Note (this "NOTE") may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of $_________ or, if less, the Lenders Percentage of the aggregate unpaid principal amount of all Revolving Loans made under Section 2.1(A) of the Credit Agreement. This Note is referred to in and was executed and delivered under the Credit Agreement dated as of March 8, 2001 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrowers, as borrowers, the Lender and the other lenders party thereto, as lenders, LaSalle Bank National Association, a national banking association, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT") and National City Bank, a national banking association, as syndication agent for the Lenders (in such capacity, the "SYNDICATION AGENT", and together with the Administrative Agent, the "AGENTS"). Capitalized terms used in this Note and not otherwise defined have the meanings assigned to such terms in the Credit Agreement.

         The Borrowers further promise to pay interest on the outstanding principal amount of the indebtedness represented by this Note from the date of this Note until payment in full of such indebtedness at the applicable rates set forth in Section 4.1 of the Credit Agreement. Except as otherwise provided in the Credit Agreement, interest is payable quarterly in arrears not later than the last Business Day of each calendar quarter and computed on the basis of a 360-day year for the actual number of days elapsed.

         Except as otherwise provided in the Credit Agreement, if payment under this Note becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Illinois, the due date of such payment is extended to the next succeeding Business Day and interest is payable on such payment during such extension at the rate specified in the Credit Agreement. In no contingency or event whatsoever will interest charged under this Note, however such interest may be characterized or computed, exceed the highest rate permissible under any law that a court of competent jurisdiction, in a final determination, deems applicable to this Note. In the event that such a court determines that the Lender has received interest under this Note in excess of the highest rate applicable to this Note, any such excess interest collected by the Lender is deemed to have been a repayment of principal and will be so applied.

         Except as otherwise agreed in the Credit Agreement, payments received by the Lender from the Borrowers on this Note will be applied first to the payment of interest that is due and payable and only thereafter to the outstanding principal balance of the indebtedness represented by this Note.

         This Note is subject to prepayment at the option of the Borrowers as provided in the Credit Agreement and mandatory prepayment as provided in the Credit Agreement. Any such prepayments will be applied in the manner set forth in the Credit Agreement.

         DEMAND, PRESENTMENT, PROTEST AND NOTICE OF NONPAYMENT AND PROTEST ARE WAIVED BY THE BORROWERS.

         This Note has been delivered, and is deemed to have been made, at Chicago, Illinois and will be interpreted in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Illinois. Whenever possible each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to the Lender or the Borrowers, such reference is deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note are binding upon and inure to the benefit of such successors and assigns. The Borrowers' successors and assigns include, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrowers.


                                          ROHN INDUSTRIES, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:



                                          ROHN INSTALLATION SERVICES, INC


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:



                                          ROHN ENCLOSURES, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          ROHN, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:



                                          ROHN PRODUCTS, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:



                                          ROHN CONSTRUCTION, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:



                                          FOLDING CARRIER CORP.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:




                                          ROHN FOREIGN HOLDINGS, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          UNR REALTY, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                   EXHIBIT A-2

                                FORM OF TERM NOTE

                               [FORM OF TERM NOTE]

                                    TERM NOTE

$____________                                                  Chicago, Illinois
                                                             __________ __, 2001


         FOR VALUE RECEIVED, the undersigned (the "BORROWERS" and each a "BORROWER") unconditionally promise to pay to the order of [name of Lender] (the "LENDER"), at the office of the Lender at [address of Lender], or at such other place as the holder of this Term Note (this "NOTE") may from time to time designate in writing, in lawful money of the United States of America
and in immediately available funds, the principal sum of $    . This Note is
referred to in and was executed and delivered under the Credit Agreement dated as of March 8, 2001 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Borrowers, as borrowers, the Lender and the other lenders party thereto, as lenders, LaSalle Bank National Association, a national banking association, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT") and National City Bank, a national banking association, as syndication agent for the Lenders (in such capacity, the "SYNDICATION AGENT", and together with the Administrative Agent, the "AGENTS"). Capitalized terms used in this Note and not otherwise defined have the meanings assigned to such terms in the Credit Agreement.

         Unless otherwise paid sooner under the provisions of Section 6.2 or
12.2 of the Credit Agreement, the principal indebtedness represented by this
Note is payable in quarterly installments in an amount equal to $______ payable on the last Business Day of each calendar quarter (commencing with the last Business Day of the calendar quarter ending June 30, 2001) through and including December 31, 2005, together with a final principal installment of the Lender's Percentage of any unpaid principal balance payable on the fifth anniversary of the Initial Closing Date. No portion of the indebtedness represented by this Note that has been repaid may be reborrowed.

         The Borrowers further promise to pay interest on the outstanding principal amount of the indebtedness represented by this Note from the date of this Note until payment in full of such indebtedness at the applicable rates set forth in Section 4.1 of the Credit Agreement. Except as otherwise provided in the Credit Agreement, interest is payable quarterly in arrears not later than the last Business Day of each calendar quarter and is computed on the basis of a 360-day year for the actual number of days elapsed.

         Except as otherwise provided in the Credit Agreement, if payment under this Note becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the State of Illinois, the due date of such payment is extended to the next succeeding Business Day and interest is payable on such payment during such extension at the rate specified in the Credit Agreement. In no contingency or event whatsoever will interest charged under this Note, however such interest may be characterized or computed, exceed the highest rate permissible under any law that a court of competent jurisdiction, in a final determination, deems applicable to this Note. In the event that such a court determines that the Lender has received interest under this Note in excess of the highest rate applicable to this Note, any such excess interest collected by the Lender is deemed to have been a repayment of principal and will be so applied.

         Except as otherwise agreed in the Credit Agreement, payments received by the Lender from the Borrowers on this Note will be applied first to the payment of interest that is due and payable and only thereafter to the outstanding principal balance of the indebtedness represented by this Note.

         This Note is subject to prepayment at the option of the Borrowers as provided in the Credit Agreement and mandatory prepayment as provided in the Credit Agreement. Any such prepayments will be applied in the manner set forth in the Credit Agreement.

         DEMAND, PRESENTMENT, PROTEST AND NOTICE OF NONPAYMENT AND PROTEST ARE WAIVED BY THE BORROWERS.

         This Note has been delivered, and is deemed to have been made, at Chicago, Illinois and will be interpreted in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Illinois. Whenever possible each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to the Lender or the Borrowers, such reference is deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note are binding upon and inure to the benefit of said successors and assigns. The Borrowers' successors and assigns include, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrowers.


                                             ROHN INDUSTRIES, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:



                                             ROHN INSTALLATION SERVICES, INC


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:



                                             ROHN ENCLOSURES, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             ROHN, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:



                                             ROHN PRODUCTS, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:



                                             ROHN CONSTRUCTION, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:



                                             FOLDING CARRIER CORP.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:



                                             ROHN FOREIGN HOLDINGS, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             UNR REALTY, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                    EXHIBIT B

                         FORM OF COMPLIANCE CERTIFICATE

                        [FORM OF COMPLIANCE CERTIFICATE]

                             COMPLIANCE CERTIFICATE


         Reference is made to the Credit Agreement, dated as of March 8, 2001 (the "CREDIT "AGREEMENT"), among ROHN INDUSTRIES, INC., a Delaware corporation (the "PARENT"), each of the Parent's domestic Subsidiaries, as borrowers (together with the Parent, the "BORROWERS" and each a "BORROWER"), the Parent and each of the Parent's domestic Subsidiaries party thereto, as guarantors (the "GUARANTORS", and together with the Borrowers, collectively the "CREDIT PARTIES" and each a "CREDIT PARTY"), the financial institutions that are or may become party thereto from time to time, as Lenders (the "LENDERS" and each a "LENDER"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), and NATIONAL CITY BANK, a national banking association, as syndication agent for the Lenders (in such capacity, the "SYNDICATION AGENT", and together with the Administrative Agent, the "AGENTS"). Capitalized terms used in this certificate and not otherwise defined have the meanings assigned to such terms in the Credit Agreement.

         The undersigned, [NAME], in such person's capacity as [TITLE] of the Parent, certifies on behalf of the Credit Parties that the undersigned is a Responsible Officer of the Parent, and that:

         1. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Credit Parties during the accounting period covered by the attached financial statements.

         2. The examinations described in paragraph 1 above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this certificate, except as set forth below.

         3. SCHEDULE I attached hereto is a copy of the financial statements of the Credit Parties as of _____________, 20__ (the "COMPUTATION DATE"), pursuant to Section 10.1 of the Credit Agreement, which report fairly presents in all material respects the financial condition and results of operations (subject to the absence of footnotes and normal year-end adjustments) of the Credit Parties as of the Computation Date and has been prepared in accordance with GAAP.

         4. SCHEDULE II attached hereto sets forth financial data and computations evidencing the Credit Parties' compliance with Section 10.6 of the Credit Agreement as of the Computation Date, all of which data and computations are true, complete and correct.

         5. SCHEDULE III attached hereto sets forth financial data and computations evidencing the Credit Parties' compliance with Section 10.7 of the Credit Agreement as of the Computation Date, all of which data and computations are true, complete and correct.

         6. SCHEDULE IV attached hereto sets forth financial data and computations evidencing the Credit Parties' compliance with Section 10.9 of the Credit Agreement as of the Computation Date, all of which data and computations are true, complete and correct.

         7. SCHEDULE V attached hereto sets forth financial data and computations evidencing the Credit Parties' compliance with Section 10.10 of the Credit Agreement as of the Computation Date, all of which data and computations are true, complete and correct.

         8. Described below are the exceptions, if any, to paragraph 2 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action that the Credit Party has taken, is taking, or proposes to take with respect to each such condition or event:














                  [Remainder of page intentionally left blank]

         The foregoing certifications, together with the computations set forth on SCHEDULES I through V attached hereto and the financial statements delivered with this certificate in support hereof, are made and delivered this ___ day of ____________, 20__.

                                             ROHN INDUSTRIES, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

      FINANCIAL STATEMENTS PURSUANT TO SECTION 10.1 OF THE CREDIT AGREEMENT

                                   [Attached]

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

      FINANCIAL COVENANTS PURSUANT TO SECTION 10.6 OF THE CREDIT AGREEMENT



                                                              REQUIRED           ACTUAL           IN COMPLIANCE
                                            AMOUNT            COVENANT          COVENANT              YES/NO
                                            ------            --------          --------         ----------------
SECTION 10.6(A)
FIXED CHARGE COVERAGE RATIO:

EBITDA
                                            -------------

Fixed Charges*
                                            ------------

Minimum EBITDA/Fixed Charges*
                                                              ------------      -----------      ------------

(*  as adjusted as provided in "Fixed Charge Coverage Ratio" definition)

SECTION 10.6(B):
NET WORTH

Net Worth
                                                              ------------      -----------      ------------

SECTION 10.6(C):
TOTAL DEBT TO EBITDA RATIO

Total Debt
                                            -------------

EBITDA
                                            -------------

Maximum Total Debt/EBITDA
                                                              ------------      -----------      ------------

SECTION 10.6(D):
CAPITAL EXPENDITURES

Maximum Capital Expenditures
                                                              ------------      ------------     ------------

SECTION 10.6(E):
EBITDA

Minimum EBITDA
                                                              ------------      -----------      ------------

SECTION 10.6(F):
ASSET VALUE

Aggregate Book Value of Assets of
  all Subsidiaries Not a Credit Party
                                            -------------

Aggregate Book Value of Assets of
  the Parent and all of its Subsidiaries
                                            -------------

Maximum Asset Value
                                                              ------------      -----------      ------------

                     SCHEDULE III TO COMPLIANCE CERTIFICATE

           COVENANTS PURSUANT TO SECTION 10.7 OF THE CREDIT AGREEMENT

                      SCHEDULE IV TO COMPLIANCE CERTIFICATE

           COVENANTS PURSUANT TO SECTION 10.9 OF THE CREDIT AGREEMENT

                      SCHEDULE V TO COMPLIANCE CERTIFICATE

           COVENANTS PURSUANT TO SECTION 10.10 OF THE CREDIT AGREEMENT

                                    EXHIBIT C

                            FORM OF JOINDER AGREEMENT

                           [FORM OF JOINDER AGREEMENT]

                                JOINDER AGREEMENT

                  THIS JOINDER AGREEMENT, dated as of _____________, 20__ (this "Joinder Agreement"), is by [COMPANY], a _________ corporation (the "New Credit Party"), and the Administrative Agent as defined below.

                             PRELIMINARY STATEMENTS:

                  It is a condition pursuant to the Credit Agreement, dated as of March 8, 2001 (as it has heretofore been and as it hereafter may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") that the New Credit Party execute and deliver this Joinder Agreement whereby the New Credit Party shall become obligated as a Borrower and a Guarantor under the Credit Agreement among ROHN INDUSTRIES, INC., a Delaware corporation (the "PARENT"), each of the Parent's domestic Subsidiaries, as borrowers (together with the Parent, collectively the "BORROWERS" and each a "BORROWER"), each of the Parent's domestic Subsidiaries, as guarantors (the "GUARANTORS" and each a "GUARANTOR", and together with the Borrowers, collectively the "CREDIT PARTIES" and each a "CREDIT PARTY"), the financial institutions that are or may become parties thereto, as lenders (the "LENDERS"), LASALLE BANK NATIONAL ASSOCIATION, as the administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT") and NATIONAL CITY BANK, a national banking association, as the syndication agent for the Lenders (in such capacity, the "SYNDICATION AGENT" and together with the Administrative Agent, the "AGENTS").

                                   AGREEMENT:

                  As an inducement to the Lenders to provide credit accommodations to the New Credit Party and as a further inducement to the Lenders to continue to provide credit accommodations to the Borrowers, the New Credit Party hereby covenants and agrees as follows:

         1. All capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement unless expressly defined herein to the contrary.

         2. The New Credit Party hereby confirms that it has received a copy of, and is fully familiar with, the Credit Agreement and each of the Loan Documents.

         3. The New Credit Party hereby enters into this Joinder Agreement in order to comply with the Credit Agreement and does so in consideration of the advances to be made from time to time under the Credit Agreement to the New Credit Party.

         4. As and from the date hereof, the New Credit Party shall be considered, and deemed to be, for all purposes of the Credit Agreement with respect to Loans made to the New Credit Party, a Borrower and a Guarantor under the Credit Agreement as fully as though the New Credit Party had executed and delivered the Credit Agreement as one of "the Credit Parties" thereunder at the time originally executed and delivered and hereby ratifies and confirms its obligations under the Credit Agreement, all in accordance with the terms thereof.

         5. The New Credit Party hereby covenants and agrees with and in favor of the parties hereto and each of the Lenders that as of the date indicated above, it (a) shall be deemed to be a borrower under the Credit Agreement to the same extent and with the same effect as though it were a party thereto and one of the Borrowers therein, (b) shall be deemed to be a guarantor under the Credit Agreement to the same extent and with the same effect as though it were a party thereto and one of the Guarantors therein, (c) covenants and agrees to observe and perform at all times from and after the date hereof all of the obligations contained in the Credit Agreement on the part of the Credit Parties to be observed and performed with respect to any Loans or other uses of the credit as a borrower under the terms of the Credit Agreement, and (d) confirms for itself all of the representations and warranties of the Credit Parties under the Credit Agreement mutatis mutandis with respect to the execution, delivery and performance of this Joinder Agreement (and the Credit Agreement as modified hereby) by it and the enforceability of its obligations under the Credit Agreement as modified by this Joinder Agreement. Each reference in the Credit Agreement to the "Borrowers" shall be a reference to the New Credit Party and to the Borrowers. Each reference in the Credit Agreement to the "Guarantors" shall be a reference to the New Credit Party and to the Guarantors.

         6. Any notice which may or is required to be given to the New Credit Party pursuant to the Credit Agreement shall be given in accordance with the terms thereof and shall be addressed to:

            [ADDRESS]


         7. Nothing herein contained shall in any manner be construed to constitute novation of, or to impair, cancel or extinguish the Credit Agreement or the obligations of the Borrowers as borrowers thereunder, and this Joinder Agreement is made under express reserve of all of the terms and conditions in the Credit Agreement and the other Loan Documents and all rights in favor of the Agents and the Lenders thereunder.

         8. This Joinder Agreement shall be governed by, and construed in accordance with, the internal laws of the state of Illinois without regard to conflicts of laws principles, and shall be binding upon the Credit Parties and the New Credit Party and their successors and permitted assigns and shall be for the benefit of the Lenders and the Agents and their successors and assigns.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Joinder Agreement as of the date first written above.


                                  [COMPANY],
                                  as New Credit Party


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:



















Accepted by _______________________,
as Administrative Agent for itself and each of the Lenders


By:
   --------------------------------------------------
  Name:
  Title:

                                   EXHIBIT D-1

                            FORM OF LEGAL OPINION(S)

                              FORM OF LEGAL OPINION


Direct Phone Line:  212.859.8000
Fax Line:  212.859.8585

______ __, 2001

To:  Each of the Lenders Party
to the Credit Agreement
Referred to below

      - and -

LaSalle Bank National Association
as Administrative Agent
135 South LaSalle Street
Suite 1125
Chicago, IL 60603


Ladies and Gentlemen:


We have acted as special counsel to ROHN Industries, Inc., a Delaware corporation (the "COMPANY"), ROHN Installation Services, Inc., a Delaware corporation, ROHN Enclosures, Inc., an Arizona corporation, ROHN, Inc., an Alabama corporation, ROHN Products, Inc., an Indiana corporation, ROHN Construction, Inc., a Texas corporation, Folding Carrier Corp., a Delaware corporation, ROHN Foreign Holdings, Inc., a Delaware corporation, and UNR Realty, Inc., an Illinois corporation (together with the Company, collectively, the "LOAN PARTIES" and each a "LOAN PARTY", the Loan Parties that are Delaware corporations, collectively, the "DELAWARE LOAN PARTIES" and each a "DELAWARE LOAN PARTY"), in connection with that certain Credit Agreement, dated as of March 8, 2001 (the "CREDIT AGREEMENT"), among the Loan Parties, the financial institutions that are parties thereto as lenders (the "LENDERS"), LaSalle Bank National Association, a national banking association, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), and National City Bank, a national banking association, as syndication agent.

This opinion is delivered to you pursuant to section 11.1(J) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement unless otherwise stated. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law,
(ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Loan Parties, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Loan Parties, as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following (in each case dated as of the date of the Credit Agreement unless otherwise indicated):

                     (a)   an executed copy of the Credit Agreement;

                     (b) an executed copy of each of the Notes delivered to you today;

                     (c)   an executed copy of the Security Agreement;

                     (d)   an executed copy of the Pledge Agreement;

                     (e)   an executed copy of each of the Mortgages;

                     (f)   an executed copy of the Patent Security Agreement;

                     (g)   an executed copy of the Trademark Security Agreement;
                           and

                     (h) an executed copy of the Contribution and Subordination Agreement.

The documents described in subsections (a)-(h) above are referred to herein collectively as the "LOAN DOCUMENTS."

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Loan Documents, other certificates, oral or written statements and other information of or from representatives of the Loan Parties and others, and assume compliance on the part of all parties to the Loan Documents with their covenants and agreements contained therein. With respect to the opinions expressed in paragraph (b) and paragraph (c)(i)(A), our opinions are limited to
(x) our actual knowledge of the respective business activities and properties of the Delaware Loan Parties and without any independent investigation or verification on our part and (y) our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Loan Documents.

To the extent it may be relevant to the opinions expressed herein, we have assumed (a) that each Loan Party is validly existing and is in good standing under the laws of the jurisdiction in which it is organized, (b) that all of the parties to the Loan Documents, other than the Delaware Loan Parties, have the corporate power and authority to enter into and perform such documents and to consummate the transactions contemplated thereby, (c) that the Loan Documents have been duly authorized, executed and delivered by all of the parties to the Loan Documents, other than the Delaware Loan Parties, (d) the execution, delivery and performance by each of the parties to the Loan Documents do not violate the laws of the jurisdiction in which it is organized or any other applicable laws (excepting the laws of the State of New York, the General Corporation Law of the State of Delaware, as amended (the "DGCL"), and the federal laws of the United States), and (e) that all parties to the Loan Documents will comply with all of their obligations under the Loan Documents and all laws applicable thereto.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

            (a) Each Delaware Loan Party has the requisite corporate power and authority to execute and deliver each of the Loan Documents to which it is a party, to perform its obligations thereunder and to grant the security interests and Liens contemplated by the Loan Documents. Each Delaware Loan Party has taken all requisite corporate action to authorize the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder.

            (b) No consent, approval, order, filing or registration of or with any governmental agency or authority of the State of Delaware pursuant to the DGCL or of the United States is required by a Loan Party for the execution and delivery by any Loan Party of the Loan Documents to which it is a party or the performance by any Loan Party of its obligations thereunder, that has not been made or obtained, other than the filing of the applicable financing or similar statements required for perfection of security interests granted pursuant to the Loan Documents and except those required in the ordinary course of business in connection with the future performance, if any, by each of the Loan Parties of its respective obligations under certain covenants contained in the Loan Documents to which it is a party or pursuant to securities and other laws that may be applicable to the disposition of any Collateral subject thereto and to perfect security interests thereunder.

            (c) The execution and delivery by each Loan Party of each of the Loan Documents to which it is a party and the performance by each Loan Party of its respective obligations thereunder, (i) do not violate (A) any present law, or present regulation of any governmental agency or authority of the United States of America or the State of Delaware pursuant to the DGCL, or (B) in the case of each Delaware Loan Party, any provision of the certificate of incorporation or the bylaws of such Loan Party.

            (d) Assuming the Loan Parties will comply with the provisions of the Credit Agreement relating to the use of proceeds and the Company cancels and retires the shares of common stock purchased in the Repurchase, the making of the Loans under the Credit Agreement will not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

            (e) No Loan Party is an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended, or a "holding company" or a "subsidiary company" of a "holding company," as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

We have not been engaged to represent or advise the Loan Parties with respect to any pending legal proceeding before, or pending investigation by, any court or administrative agency or authority of the United States or any political subdivision thereof, or any arbitration tribunal, other than legal proceedings and investigations set forth in Schedule 9.15 of the Credit Agreement, against or directly affecting the Loan Parties or any of their respective properties which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief in connection with or which would affect the legality, validity or enforceability of, any of the Loan Documents or the transactions contemplated thereby. In making the foregoing statement, we have endeavored, to the extent we have believed necessary, to determine from lawyers currently in our firm who have performed substantive legal services for the Loan Parties, whether such services involved substantive attention in the form of legal representation concerning pending legal proceedings or pending investigations of the nature referred to above. Beyond that, we have not made any review, search or investigation of public files or records or files or records of the Loan Parties or of their respective transactions, or any other investigation or inquiry with respect to the foregoing statement.

The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant, the General Corporation Law of the State of Delaware, as currently in effect. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

The opinions expressed herein are solely for the benefit of the Lenders and the Administrative Agent and any assignee of or successor to the Administrative Agent or any Lender under and in accordance with the Credit Agreement, and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.


Very truly yours,

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


By:______________________

                              FORM OF LEGAL OPINION

_____ __, 2001

To:  Each of the Lenders Party
to the Credit Agreement
Referred to below

      - and -

LaSalle Bank National Association
as Administrative Agent
135 South LaSalle Street
Suite 1125
Chicago, IL 60603


Ladies and Gentlemen:


            We have acted as special counsel to ROHN Industries, Inc., a Delaware corporation (the "COMPANY"), ROHN Installation Services, a Delaware corporation, ROHN Enclosures, Inc., an Arizona corporation, ROHN, Inc., an Alabama corporation, ROHN Products, Inc., an Indiana corporation, ROHN Construction, Inc., a Texas corporation, Folding Carrier Corp., a Delaware corporation, ROHN Foreign Holdings, Inc., a Delaware corporation, UNR Realty, Inc., an Illinois corporation, and Midwest Corporation, a West Virginia corporation (together with the Company, collectively, the "LOAN PARTIES" and each a "LOAN PARTY", the Loan Parties that are not Delaware corporations, collectively, the "NON-DELAWARE LOAN PARTIES" and each a "NON-DELAWARE LOAN PARTY"), in connection with that certain Credit Agreement, dated as of March 8, 2001 (the "CREDIT AGREEMENT"), among the Loan Parties, the financial institutions that are parties thereto as lenders (the "LENDERS"), LaSalle Bank National Association, a national banking association, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), and National City Bank, a national banking association, as syndication agent.

            This opinion is delivered to you pursuant to section 11.1(J) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement unless otherwise stated. The Uniform Commercial Code, as amended and in effect in the State of Illinois, and as will be in effect on July 1, 2001, is referred to herein as the "ILLINOIS UCC". With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

            In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Loan Parties, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Loan Parties, as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following (in each case dated as of the date of the Credit Agreement unless otherwise indicated):

                  (a)   an executed copy of the Credit Agreement;

                  (b) an executed copy of each of the Notes delivered to you today;

                  (c)   an executed copy of the Security Agreement;

                  (d)   an executed copy of the Pledge Agreement;

                  (e)   an executed copy of each of the Mortgages;

                  (f)   an executed copy of the Patent Security Agreement;

                  (g)   an executed copy of the Trademark Security Agreement;

                  (h) an executed copy of the Contribution and Subordination Agreement; and

                  (i) an executed copy of an officer's certificate of each of the Loan Parties delivered to us in connection with this opinion, a copy of which is attached hereto as EXHIBIT A (the "OFFICER'S CERTIFICATE").

            The documents described in subsections (a) - (h) above are referred to herein collectively as the "LOAN DOCUMENTS." "Specified Agreements" and "Specified Orders" shall have the meanings ascribed in the Officer's Certificate.

            In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to

Each of the Lenders Party
To the Credit Agreement
Our File 10092-K7909
Page No. 2
_____ __, 2001


us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Loan Documents, the Officer's Certificate and other certificates, oral or written statements and other information of or from representatives of the Loan Parties and others, and assume compliance on the part of all parties to the Loan Documents with their covenants and agreements contained therein. With respect to the opinions expressed in paragraph (f) and paragraph (g), our opinions are limited to (x) our actual knowledge of the respective business activities and properties of the Loan Parties and the Officer's Certificate in respect of such matters and without any independent investigation or verification on our part and (y) our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Loan Documents.

            To the extent it may be relevant to the opinions expressed herein, we have assumed (a) that all of the parties to the Loan Documents, other than the Non-Delaware Loan Parties, have the corporate power and authority to enter into and perform such documents and to consummate the transactions contemplated thereby, (b) that the Loan Documents have been duly authorized, executed and delivered by all of the parties to the Loan Documents, other than the Loan Parties, and duly authorized by the Delaware Loan Parties, (c) that the Loan Documents constitute valid and binding obligations of all such parties, other than the Loan Parties, and are enforceable against such parties, in accordance with their respective terms, and (d) that all parties to the Loan Documents will comply with all of their obligations under the Loan Documents and all laws applicable thereto.

            Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

            (a) Each Loan Party has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is organized.

            (b) Each Loan Party is duly qualified to transact business in each of the jurisdictions set forth opposite its corporate name in EXHIBIT B.

            (c) Each Non-Delaware Loan Party has the requisite corporate power and authority to execute and deliver each of the Loan Documents to which it is a party, and to perform its obligations thereunder, to grant the security interests and Liens contemplated by the Loan Documents and to own or lease and operate the properties it has acquired and to carry on its business, all as recited in its organizational documents. Each Non-Delaware Loan Party has taken all requisite corporate action to authorize the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder.

            (d) Each Loan Party has duly executed and delivered each Loan Document to which it is a party.

Each of the Lenders Party
To the Credit Agreement
Our File 10092-K7909
Page No. 4
_____ __, 2001



            (e) Each of the Loan Documents (other than Mortgages on real property located outside the State of Illinois) is a valid and binding obligation of each Loan Party that is a party thereto, enforceable against each Loan Party in accordance with its terms.

            (f) No consent, approval, order, filing or registration of or with any governmental agency or authority of the State of Illinois is required by a Loan Party for the execution and delivery by any of the Loan Parties of the Loan Documents to which it is a party or the performance by the Loan Parties of their respective obligations thereunder, that has not been made or obtained, other than the filing of the applicable financing or similar statements required for perfection of security interests granted pursuant to the Loan Documents and except those required in the ordinary course of business in connection with the future performance, if any, by each of the Loan Parties of its obligations under certain covenants contained in the Loan Documents to which it is a party or pursuant to securities and other laws that may be applicable to the disposition of any Collateral (as defined in the Credit Agreement) subject thereto and to perfect security interests thereunder.

            (g) The execution and delivery to the Administrative Agent and the Lenders by each Loan Party of each of the Loan Documents to which it is a party and the performance by each Loan Party of its obligations thereunder (i) do not violate (A) any present law, or present regulation of any governmental agency or authority, of the State of Illinois, or (B) in the case of each Non-Delaware Loan Party, any provision of the certificate of incorporation or the by-laws of such Loan Party, or (C) except as set forth on ANNEX B, any Specified Agreement (except that we express no opinion with respect to violations under cross-default provisions referring to or based upon agreements that are not included in the Specified Agreements or with respect to financial covenants) or any Specified Order, and (ii) will not result in or require the creation or imposition of any Lien upon any of the properties of any Loan Party pursuant to the provisions of any Specified Agreement or under any Specified Order, other than any Lien created by the Loan Documents or other rights of set-off or Liens in favor of the Lenders under the Loan Documents.

            (h) The provisions of the Security Agreement are effective to create in favor of the Administrative Agent for the benefit of the Lenders a valid security interest in all of the Grantors' (as defined in the Security Agreement) right, title and interest in the Collateral (as defined in the Security Agreement). The provisions of the Pledge Agreement are effective to create in favor of the Administrative Agent for the benefit of the Lenders a valid security interest in all of the Pledgors' (as defined in the Pledge Agreement) right, title and interest in the Collateral (as defined in the Pledge Agreement), except that, with respect to the Collateral other than Pledged Stock and Pledged Notes (as defined in the Pledge Agreement), we are only opining as to such Collateral that is of the type in which a security interest can be created under Article 9 of the Illinois UCC.

            (i) With respect to that portion of the Collateral in which a security interest may be perfected by the filing of a financing statement in the State of Illinois, the

Each of the Lenders Party
To the Credit Agreement
Our File 10092-K7909
Page No. 5
_____ __, 2001



proper place to file a UCC-1 financing statement is in the offices for such State listed in EXHIBIT C hereto (the "FILING OFFICES"), and no filing in any other place is necessary under the Illinois UCC to perfect a security interest in any such Collateral. The Administrative Agent, upon the filing of the applicable financing statements with the Filing Offices, will have a perfected security interest in each of the applicable Loan Parties' interests in the Collateral described therein, to the extent a security interest in such Collateral can be perfected by the filing of a financing statement under the Illinois UCC.

            (j) Upon the initial extension of credit under the Credit Agreement and delivery to the Administrative Agent pursuant to the Pledge Agreement of the certificates representing the shares of stock listed on Exhibit A to the Pledge Agreement together with the requisite stock powers therefor, the Administrative Agent, on behalf of the Lenders, will have a valid and perfected security interest in all of the right, title and interest of the Pledgors in and to the Pledged Stock that are certificated securities (as defined in the Illinois UCC), as security for the Obligations of the Pledgors. Assuming that the Administrative Agent and each of the Lenders do not have notice (as defined in the Illinois UCC) of an adverse claim (as defined in the Illinois UCC) to the Pledged Stock, then the Administrative Agent will acquire the security interest in the Pledged Stock for the benefit of the Lenders free of any adverse claim (as defined in the Illinois UCC). Upon the initial extension of credit under the Credit Agreement, and delivery to the Administrative Agent pursuant to the Pledge Agreement of the promissory notes evidencing the Pledged Notes listed on Exhibit B to the Pledge Agreement together with the requisite endorsements thereof, the Administrative Agent on behalf of the Lenders, will have a valid and perfected security interest in all of the right, title and interest of the Pledgors (as defined in the Pledge Agreement) in and to the Pledged Notes that are instruments (as defined in the Illinois UCC). Assuming the Administrative Agent takes possession of the Pledged Notes represented by instruments under the Pledge Agreement in good faith and without notice or knowledge that any item thereof is overdue or has been dishonored or of any defense against or claim to any item thereof on the part of any person (including, without limitation, any other security interest, lien, encumbrance or other adverse claim to, on or covering the Pledged Notes), such a perfected security interest in favor of the Administrative Agent under the Pledge Agreement in all of the right, title and interest of the Pledgors constituting instruments and so delivered will have priority over any conflicting consensual security interest therein that may be created under Article 9 of the Illinois UCC, except as may be hereinafter stated. For purposes of this paragraph (j), we have assumed that the Administrative Agent will continuously maintain exclusive possession and control of the Pledged Stock and the Pledged Notes described above in the State of Illinois in the manner required by the Illinois UCC for perfection of the security interests therein and in accordance with the provisions of the Pledge Agreement.


            (k) Each of the Patent Security Agreement and the Trademark Security Agreement are effective to create a valid security interest in favor of the Administrative Agent for the benefit of the Lenders in all of the right, title and interest of each relevant Loan Party in the Patents (as defined in the Patent Security Agreement) and the

Each of the Lenders Party
To the Credit Agreement
Our File 10092-K7909
Page No. 6
_____ __, 2001


Trademarks (as defined in the Trademark Security Agreement). Assuming (a) that the financing statements attached hereto as EXHIBIT D have been filed with the Secretary of State of the State of Illinois and (b) that the Patent Security Agreement and the Trademark Security Agreement have been filed with the United States Patent and Trademark Office, the security interest created by the Patent Security Agreement in the Patents and the security interest created by the Trademark Security Agreement in the Trademarks will be perfected, to the extent possible, under the Illinois UCC and the laws of the United States.

            We have not been engaged to represent or advise the Loan Parties with respect to any pending legal proceeding before, or pending investigation by, any court or administrative agency or authority of the United States or any political subdivision thereof, or any arbitration tribunal, against or directly affecting the Loan Parties or any of their respective properties that seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief in connection with or which would affect the legality, validity or enforceability of, any of the Loan Documents or the transactions contemplated thereby. In making the foregoing statement, we have endeavored, to the extent we have believed necessary, to determine from lawyers currently in our firm who have performed substantive legal services for the Loan Parties, whether such services involved substantive attention in the form of legal representation concerning pending legal proceedings or pending investigations of the nature referred to above. Beyond that, we have not made any review, search or investigation of public files or records or files or records of the Loan Parties or of their respective transactions, or any other investigation or inquiry with respect to the foregoing statement.

            The opinions set forth above are subject to the following qualifications:

            (A) Our opinions in paragraphs (h), (i), (j) and (k) are subject to the following qualifications:

                  (i) we express no opinion as to the right, title or interest of any Loan Party or any other person or entity in or to any Collateral under any of the Loan Documents, or property purporting to constitute such Collateral, or any other property, or the value, validity or effectiveness for any purpose of any such Collateral or purported Collateral or other property interest;

                  (ii) any security interest in the proceeds of Collateral is subject in all respects to the limitations set forth in
            Section 9-306 of the Illinois UCC;

                  (iii) the priority of the security interests under the Loan
            Documents as against the competing interests of those third parties who would, in accordance with the provisions of the section 9-307 or section 9-308 of the Illinois UCC (or in the case of the states other than Illinois, the corresponding provisions of relevant Uniform Commercial Code) or other applicable law, take free of, or have claims in the collateral that are prior or

Each of the Lenders Party
To the Credit Agreement
Our File 10092-K7909
Page No. 7
_____ __, 2001

            superior to, any of such security interests notwithstanding perfection thereof;

                  (iv) the validity, binding effect or enforceability of any provision of the Loan Documents relating to indemnification, contribution or exculpation under circumstances involving the negligence of an indemnified or exculpated party or the party receiving contribution in which a court might determine the provision to be unfair or insufficiently explicit;

                  (v) the validity, binding effect or enforceability of (a) any purported waiver, release or variation of rights or other agreement to similar effect (all of the foregoing, collectively, a "WAIVER") by any Loan Party under any of the Loan Documents to the extent limited by Sections 1-102(3) or 9-501(3) of the Illinois UCC or other provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, claim, duty, defense or ground for discharge otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under and is not prohibited by or void or invalid under Section 9-501 of the Illinois UCC, or (b) any Waiver in the Security Agreement insofar as it relates to causes or circumstances that would operate as a discharge or release of, or defense available to, the Loan Parties as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under and is not prohibited by or void or invalid under applicable law (including judicial decisions), or (c) any provision of any of the Loan Documents insofar as it provides that any person or entity purchasing a participation from the Lenders or other person or entity pursuant thereto may exercise set-off or similar rights with respect to such participation, or (d) any provision of any Loan Document related to forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent the forum is a federal court or to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of Illinois, or by a court of the State of Illinois to the extent such Illinois State court determines in the circumstances that such selection or waiver would be unfair or unreasonable or to the extent such forum selection or submission specifies a jurisdiction other than the State of Illinois;

                  (vi) the effect of any law of any jurisdiction other than the
            State of Illinois wherein any Lender may be located or wherein enforcement of any document referred to above may be sought that limits the rates of interest legally chargeable or collectible; and

Each of the Lenders Party
To the Credit Agreement
Our File 10092-K7909
Page No. 8
_____ __, 2001


                  (vii) the validity, binding effect or enforceability of any provision of the Security Agreement providing for the performance by any Grantor of any of the Loan Parties' non-monetary obligations under the Loan Documents.

            (B) Our opinions above are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws (and related judicial doctrines) of general application affecting creditors' rights generally, (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity, and (iii) the qualification that certain remedial provisions of the Security Agreement and the other Collateral Documents (as defined in the Credit Agreement) may be unenforceable in whole or in part under the laws (including judicial decisions) of the State of Illinois or the United States, but the inclusion of such provisions does not affect the validity as against each Loan Party of the Security Agreement taken as a whole, and the Security Agreement contains adequate provisions for enforcing payment of the obligations governed or secured thereby, and for the realization of the principal rights and benefits afforded thereby, subject to the other qualifications contained in this opinion letter.

            (C) We draw your attention to section 552 of Title 11 of the United States Code (the "BANKRUPTCY CODE"), which limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case and do not opine on the effect thereof.

            (D) We have not been requested to express and with your permission we do not express an opinion as to the application of, and our opinions above are subject to the effect, if any, of, any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation or preferential transfer law, any applicable bulk sale or transfer law and any law governing the liquidation or dissolution of, or the distribution of assets of, any person or entity (including, without limitation, any law relating to the payment of dividends or other distributions on capital stock or the repurchase of capital stock).

            (E) We also bring to your attention the fact that the Guarantors may have the rights and remedies of a "debtor" under the Illinois UCC.

            The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of Illinois, as currently in effect. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to

Each of the Lenders Party
To the Credit Agreement
Our File 10092-K7909
Page No. 9
_____ __, 2001


supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

            The opinions expressed herein are solely for the benefit of the Lenders and the Administrative Agent and any assignee or participant of or successor to the Administrative Agent or any Lender under and in accordance with the Credit Agreement, and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.

Very truly yours,

Heyl Royster Voelker & Allen


By:
   --------------------------

                          FORM OF LOCAL COUNSEL OPINION

_____ __, 2001

To:  Each of the Lenders Party
to the Credit Agreement
Referred to below

      - and -

LaSalle Bank, N.A.,
as Administrative Agent
135 South LaSalle Street
Suite 1125
Chicago, IL 60603


Ladies and Gentlemen:


            We have acted as special counsel to UNR Realty, Inc., an Illinois corporation (the "COMPANY"), in connection with that certain Credit Agreement, dated as of March [ ], 2001 (the "CREDIT AGREEMENT"), among the Loan Parties, the financial institutions that are parties thereto as lenders (the "LENDERS"), LaSalle Bank, N.A. as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), and National City Bank, a national banking association, as syndication agent.

            This opinion is delivered to you pursuant to section 11.1(J) of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Credit Agreement unless otherwise stated. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

            In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and
(iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the following (in each case dated as of the date of the Credit Agreement unless otherwise indicated):

Each of the Lenders Party              2               _____ __, 2001
to the Credit Agreement


                     (a)   an executed copy of the Credit Agreement;

                     (b) an executed copy of each of the Notes delivered to you today;

                     (c)   an executed copy of the Security Agreement;

                     (d)   an executed copy of the Pledge Agreement;

                     (e) an executed copy of the Contribution and Subordination Agreement;

            The documents described in subsections (a) - (e) above are referred to herein collectively as the "LOAN DOCUMENTS."

            In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents, the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies and that the Collateral Documents are valid and binding obligations of the Company enforceable against the Company in accordance with their terms. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the Loan Documents, certificates, oral or written statements and other information of or from representatives of the Company and others, and assume compliance on the part of all parties to the Loan Documents with their covenants and agreements contained therein. With respect to the opinions expressed in paragraph (b) and paragraph (c)(i)(A), our opinions are limited to (x) our actual knowledge of the respective business activities and properties of the Company and the officer's certificate in respect of such matters and without any independent investigation or verification on our part and (y) our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Loan Documents.

            To the extent it may be relevant to the opinions expressed herein, we have assumed (a) that all of the parties to the Loan Documents, other than the Company, have the corporate power and authority to enter into and perform such documents and to consummate the transactions contemplated thereby, (b) that the Loan Documents have been duly authorized, executed and delivered by all of the parties to the Loan Documents, other than the Company, and (c) that all parties to the Loan Documents will comply with all of their obligations under the Loan Documents and all laws applicable thereto.

            Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

            (a) The Company has the requisite corporate power and authority to execute and deliver each of the Loan Documents to which it is a party, and to perform its obligations thereunder. The Company has taken all requisite corporate action to authorize the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder.

Each of the Lenders Party              3               _____ __, 2001
to the Credit Agreement


            (b) No consent, approval, order, filing or registration of or with any governmental agency or authority of the State of Illinois is required by the Company for the execution and delivery by the Company of the Loan Documents to which it is a party or the performance by the Company of its obligations thereunder, that has not been made or obtained, other than the filing of the applicable financing or similar statements required for perfection of security interests granted pursuant to the Loan Documents and except those required in the ordinary course of business in connection with the future performance, if any, by the Company of its respective obligations under certain covenants contained in the Loan Documents to which it is a party or pursuant to securities and other laws that may be applicable to the disposition of any Collateral subject thereto and to perfect security interests thereunder.

            (c) The execution and delivery by the Company of each of the Loan Documents to which it is a party and the performance by the Company of its respective obligations thereunder, (i) do not violate (A) any present law, or present regulation of any governmental agency or authority, of the State of Illinois, or (B) any provision of the certificate of incorporation or the bylaws of the Company.

            (d) With respect to that portion of the Collateral in which a security interest may be perfected by the filing of a financing statement in the State of Illinois, the proper place to file a UCC-1 financing statement is in the offices for such State listed in EXHIBIT [ ] hereto (the "FILING OFFICES"), and no filing in any other place is necessary under the Illinois UCC to perfect a security interest in any such Collateral. The Administrative Agent, upon the filing of the applicable financing statements with the Filing Offices, will have a perfected security interest in each of the Company's interests in the Collateral described therein, to the extent a security interest in such Collateral can be perfected by the filing of a financing statement with the Filing Offices under the Illinois UCC. We express no opinion as to any actions, steps or filing requirements after the date of this opinion required to maintain perfection of the security interest in any such Collateral.

            The opinions expressed herein are limited to the laws of the State of Illinois, as currently in effect. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

Each of the Lenders Party              4               _____ __, 2001
to the Credit Agreement


            The opinions expressed herein are solely for the benefit of the Lenders and the Administrative Agent and any assignee of or successor to the Administrative Agent or any Lender under and in accordance with the Credit Agreement, and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.


                                    Very truly yours,

                                    [FIRM NAME]


                                    By:
                                       ------------------------------

                                   EXHIBIT D-2

                        FORM OF REPURCHASE LEGAL OPINION

                        FORM OF REPURCHASE LEGAL OPINION

_____ __, 2001

Each of the Lenders Party
     to the Credit Agreement
     Referred to below

         - and -

LaSalle Bank National Association
     as Administrative Agent
135 South LaSalle Street
Suite 1125
Chicago, IL 60603


Ladies and Gentlemen:


We have acted as special counsel to ROHN Industries, Inc., a Delaware corporation (the "COMPANY"), in connection with its tender offer (the "OFFER") to purchase up to ___ shares of its common stock, par value $0.01 (the "SHARES"). This opinion is delivered to you pursuant to section ___ of that certain Credit Agreement, dated as of March [ ], 2001 (the "CREDIT AGREEMENT"), among the Company, certain of its subsidiaries, the financial institutions that are parties thereto as lenders (the "LENDERS"), LaSalle Bank National Association, a national banking association, as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT") and National City Bank, a national banking association, as syndication agent. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (a) investigated such questions of law,
(b) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (c) received such information from officers and representatives of the Company, as we have deemed necessary or appropriate for the purposes of this opinion. We have also examined the Offer to Purchase (the "OFFER TO PURCHASE"), the Letter of Transmittal and the Tender Offer Statement on Schedule TO (the "SCHEDULE TO"), each dated as of March __, 2001.

In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to our opinions, we have relied upon statements or certificates of public officials and statements or certificates of officers or representatives of the Company and assume compliance on the part of the Company with its representations, covenants and agreements contained in the Offer to Purchase. With reference to our opinion below, our opinion is limited only to our review of only those laws and regulations that, in our experience, are normally applicable to an issuer tender offer.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Offer and the purchase of the Shares pursuant thereto do not violate the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder, provided that we express no opinion with respect to the antifraud provisions of the 1934 Act and the rules and regulations thereunder.

The opinions set forth herein are subject to the effect of, and we express no opinion herein as to, the application of the state securities or "blue sky" laws.

The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant, the General Corporation Law of the State of Delaware, as currently in effect. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

The opinions expressed herein are solely for the benefit of the Lenders and the Administrative Agent and any assignee of or successor to the Administrative Agent or any Lender under and in accordance with the Credit Agreement, and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without our prior written consent.


Very truly yours,

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


By:
   ----------------------------------------------

                                    EXHIBIT E

                          FORM OF SOLVENCY CERTIFICATE

                         [FORM OF SOLVENCY CERTIFICATE]

                              SOLVENCY CERTIFICATE


                  THIS SOLVENCY CERTIFICATE, dated as of _____________, 2001 (this "CERTIFICATE"), is delivered in connection with the Credit Agreement, dated as of March 8, 2001 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among ROHN INDUSTRIES, INC., a Delaware corporation (the "PARENT"), each of the Parent's domestic Subsidiaries party thereto, as borrowers (together with the Parent, collectively, the "BORROWERS" and each a "BORROWER"), the financial institutions from time to time party thereto, as lenders (collectively, the "LENDERS" and each a "LENDER"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), and NATIONAL CITY BANK, a national banking association, as syndication agent for the Lenders (in such capacity, the "SYNDICATION AGENT", and together with the Administrative Agent, the "AGENTS"). Capitalized terms used in this Certificate and not otherwise defined have the meanings assigned to such terms in the Credit Agreement.

         A. The undersigned officer (the "CFO") is, and at all pertinent times mentioned herein has been, the duly qualified Chief Financial Officer of [BORROWER] (the "COMPANY"). In such capacity, the CFO has participated in the management of the Company's financial affairs and is familiar with the Company's business and financial affairs and those of its Subsidiaries, including, without limitation, all of the matters described in this Certificate.

         B. The CFO has carefully reviewed the contents of this Certificate and has conferred with counsel for the Company for the purpose of discussing the meaning of its contents.

         Based on the foregoing, the CFO certifies on behalf of the Company that:

                  1. As of the date of this certificate, the Company is not "insolvent", nor will the Company's incurrence of obligations, direct or contingent, to repay the Obligations render the Company "insolvent". For purposes of this certificate, a Person is "insolvent" if (a) the "present fair saleable value" (as defined below) of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured, (b) the present fair saleable value of its property is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured, (c) its property and assets constitute unreasonably small capital for it to carry out its business as now conducted and, to the best of the CFO's knowledge, as proposed to be conducted including its capital needs, and (d) to the best of the CFO's knowledge, it intends to, or believes that it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by it and amounts to be payable on or in respect of its debt). For purposes of this certificate, the following terms have the following meanings: (i) the term "DEBTS" includes any legal liability, whether matured or unmatured, liquidated, absolute, fixed or contingent; (ii) the term "PRESENT FAIR SALEABLE VALUE" of assets means the amount that may be realized, within a reasonable time, either through collection or sale of such assets at their regular market value; and (iii) the term "REGULAR MARKET VALUE" means the amount that a capable and diligent businessman could obtain for the property in question, either through collection of such amount or through sale of such assets at the regular market value thereof, within a reasonable time from an interested buyer who is willing to purchase under ordinary selling conditions.

                  2. To the best of the CFO's knowledge, after giving effect to the borrowings of the Loans, the Company has not entered into the Credit Agreement or any other Loan Document, or made any transfer or incurred any obligations thereunder, with actual intention to delay or defraud either present or future creditors of the Company.

         The Company acknowledges that the Agents and the Lenders are relying upon the truth and accuracy of the foregoing in connection with the extension of credit to the Borrowers pursuant to the Credit Agreement and the issuance of the Notes and any Letters of Credit.

         Notwithstanding anything in this certificate to the contrary, this Certificate is delivered by the CFO in his capacity as a corporate officer of the Company, and not in any way in his personal capacity.



                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, I have set my hand hereto as of the date first above written.



                                 [BORROWER]


                                 By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT F

                           FORM OF CLOSING CERTIFICATE

                          [FORM OF CLOSING CERTIFICATE]

                              ROHN INDUSTRIES, INC.
                        ROHN INSTALLATION SERVICES, INC.
                              ROHN ENCLOSURES, INC.
                                   ROHN, INC.
                               ROHN PRODUCTS, INC.
                             ROHN CONSTRUCTION, INC.
                              FOLDING CARRIER CORP.
                           ROHN FOREIGN HOLDINGS, INC.
                                   UNR REALTY



                               CLOSING CERTIFICATE

                  Reference is made to the Credit Agreement dated as of March 8, 2001 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among ROHN INDUSTRIES, INC., a Delaware corporation (the "PARENT"), each of the Parent's domestic Subsidiaries party thereto, as borrowers (together with the Parent, collectively the "BORROWERS" and each a "BORROWER"), the financial institutions from time to time party thereto, as lenders (collectively, the "LENDERS" and each a "LENDER"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the "ADMINISTRATIVE AGENT"), and NATIONAL CITY BANK, a national banking association, as syndication agent for the Lenders (in such capacity, the "SYNDICATION AGENT", and together with the Administrative Agent, the "AGENTS"). Capitalized terms used in this Certificate and not otherwise defined have the meanings assigned to such terms in the Credit Agreement.

                  Pursuant to Section [11.1(P) / 11.2(I)] of the Credit Agreement, the undersigned, in such person's capacity as a vice president of each of the Borrowers, certifies on behalf of each of the Borrowers that the undersigned is a vice president and a Responsible Officer of each of the Borrowers and that:

                  1. Each of the representations and warranties of the Credit Parties set forth in the Credit Agreement, the other Loan Documents and the Repurchase Documents are true and correct in all material respects with the same effect as if made on the date hereof (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date);

                  2. No Default or Event of Default has occurred and is continuing on the date hereof;

                  3. (a) There has not been a material adverse change in, or a material adverse effect upon, the condition (financial or otherwise), operations, assets, business, properties or prospects of the Parent and its Subsidiaries taken as a whole, (b) there has not been a material impairment on the ability of the Credit Parties taken as a whole to perform their obligations under the Loan Documents; and (c) there has not been a material adverse effect upon any substantial portion of the Collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Credit Party or any other Person (other than the Administrative Agent or the Lenders) of any Loan Document; [and]

                  4. The [Refinancing/the tender offer aspect of the Repurchase] has been consummated in accordance with the terms of the [Refinancing/Repurchase] Documents, attached hereto as EXHIBIT A, without waiver, amendment or modification of any material condition thereof [; and]

                 [5. The Parent and its Subsidiaries have reported EBITDA of at least $33,000,000 for the twelve-month period ended January 31, 2001.]






                   [Balance of page intentionally left blank]

                  IN WITNESS WHEREOF, the undersigned vice president has executed this certificate this __ day of ___________, 2001.


                                      ROHN INDUSTRIES, INC.
                                      ROHN INSTALLATION SERVICES, INC.
                                      ROHN ENCLOSURES, INC.
                                      ROHN, INC.
                                      ROHN PRODUCTS, INC.
                                      ROHN CONSTRUCTION, INC.
                                      FOLDING CARRIER CORP.
                                      ROHN FOREIGN HOLDINGS, INC.
                                      UNR REALTY



                                      By:
                                         ---------------------------------------
                                         Name: James F. Hurley
                                         Title: Vice President

                                    EXHIBIT A
                             TO CLOSING CERTIFICATE

                       [REFINANCING/REPURCHASE] DOCUMENTS

                                   [Attached]

                                    EXHIBIT G

                          FORM OF ASSIGNMENT AGREEMENT

                         [FORM OF ASSIGNMENT AGREEMENT]

                        ASSIGNMENT AND TRANSFER AGREEMENT


         Reference is made to the Credit Agreement dated as of March 8, 2001 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among ROHN INDUSTRIES, INC., a Delaware corporation (the "PARENT"), each of the Parent's domestic Subsidiaries party thereto as a borrower (together with the Parent, collectively the "BORROWERS" and each a "BORROWER"), each of the Parent's domestic Subsidiaries party thereto as a guarantor (the "GUARANTORS", and together with the Borrowers, collectively the "CREDIT PARTIES" and each a "CREDIT PARTY"), the financial institutions that are or may from time to time become parties thereto, as lenders (together with their respective successors and assigns, the "LENDERS" and each a "LENDER"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in its capacity as administrative agent for the Lenders, the "ADMINISTRATIVE AGENT") and NATIONAL CITY BANK, a national banking association, as syndication agent for the Lenders (in its capacity as syndication agent for the Lenders, the "SYNDICATION AGENT", and together with the Administrative Agent, the "AGENTS"). Capitalized terms used in this Assignment and Transfer Agreement (this "AGREEMENT") and not otherwise defined have the meanings assigned to such terms in the Credit Agreement. This Agreement, between the Assignor (as defined and set forth on the attached
SCHEDULE 1, which is made a part of this Agreement) and the Assignee (as defined and set forth on the attached SCHEDULE 1) is dated as of Effective Date (as set forth on SCHEDULE 1).

         1. The Assignor hereby irrevocably sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor, without recourse to the Assignor, as of the Effective Date, an undivided interest (the "ASSIGNED INTEREST") in and to all the Assignor's rights and obligations under the Credit Agreement respecting those, and only those, financing facilities contained in the Credit Agreement as are set forth on the attached SCHEDULE 1 (collectively, the "ASSIGNED FACILITIES", and individually an "ASSIGNED FACILITY"), in a principal amount for each Assigned Facility as set forth on the attached SCHEDULE 1.

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument, document or agreement executed in conjunction therewith (collectively, the "ANCILLARY DOCUMENTS") or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any Collateral thereunder or any of the Ancillary Documents furnished pursuant thereto, other than a representation and warranty that the Assignor is the legal and beneficial owner of the interest being assigned by the Assignor hereunder and that such interest is free and clear of any adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the respective financial conditions of the Credit Parties or the performance or observance by the Credit Parties of any of their respective obligations under the Credit Agreement or any of the Ancillary Documents furnished pursuant thereto.

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Agreement, (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements of the Credit Parties and such other documents and information as the Assignee has deemed appropriate to make its own credit analysis, (c) agrees that the Assignee will, independently and without reliance upon the Agents, the Assignor or any other

Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (d) appoints and authorizes the Agents to take such action as agents on the Assignee's behalf and to exercise such powers under the Credit Agreement as are delegated to the Agents by the terms thereof, together with such powers as are reasonably incidental thereto, (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as Lender and (f) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

         4. Following the execution of this Agreement, such agreement will be delivered to the Administrative Agent and the Borrowers, for acceptance by the Administrative Agent, effective as of the Effective Date.

         5. Upon such acceptance, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the assigned interest (including payments of principal, interest, fees and other amounts due to the Lenders) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date made by the Administrative Agent or with respect to the making of this assignment directly between themselves.

         6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and (b) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

         7. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers on Schedule 1 hereto.

                                   SCHEDULE 1
                      TO ASSIGNMENT AND TRANSFER AGREEMENT

Name of Assignor:
                  -------------------------------------------------

Name of Assignee:
                  -------------------------------------------------

Effective Date of Assignment:
                              -------------------------------


--------------------------------------------------------------------------------------------------------------
                                                                                PERCENTAGE ASSIGNED OF EACH
                                                                                FACILITY (SHOWN AS A PERCEN-
                                                                                TAGE OF AGGREGATE ORIGINAL
                                        PRINCIPAL AMOUNT (OR, WITH              PRINCIPAL AMOUNT [OR, WITH
                                        RESPECT TO LETTERS OF CREDIT,           RESPECT TO LETTERS OF CREDIT,
ASSIGNED FACILITIES                     FACE AMOUNT) ASSIGNED                   FACE AMOUNT] OF ALL LENDERS)
--------------------------------------------------------------------------------------------------------------
Revolving Loans                         $                                                 %
--------------------------------------------------------------------------------------------------------------
Term Loan                               $                                                 %
--------------------------------------------------------------------------------------------------------------
Letter of Credit participation          $                                                 %
interest
--------------------------------------------------------------------------------------------------------------
                           Total:       $
--------------------------------------------------------------------------------------------------------------



ASSIGNOR:                               ASSIGNEE:

-----------------------------           ------------------------------


By: __________________________          By: ___________________________
  Name:                                     Name:
  Title:                                    Title:



Accepted by ROHN INDUSTRIES, INC,
as Parent


By: ______________________________
  Name:
  Title:

                                    EXHIBIT H

                       FORM OF BORROWING BASE CERTIFICATE

                      [FORM OF BORROWING BASE CERTIFICATE]

                           BORROWING BASE CERTIFICATE

To:
         -------------------------
         -------------------------
         -------------------------
         (individually and as Administrative Agent)

         Reference is made to our Credit Agreement, dated as of March 8, 2001 (herein as heretofore amended or modified called the "CREDIT AGREEMENT"), with you and the Lenders party thereto. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

         ROHN Industries, Inc. (the "COMPANY") hereby certifies and warrants to you that as of _________________, 20__ (the "COMPUTATION DATE"), the Borrowing Base was $ , computed as follows:


  1.     Gross Accounts Receivable                                                 $
                                                                                    ---------------

  2.     Less ineligible Accounts Receivable:
         a.         Agent's Lien not perfected                                     $
                                                                                    ---------------
         b.         Subject to any counterclaim, allowance,
                    credit, discount, rebate or adjustment                         $
                                                                                    ---------------
         c.         Receivables with Account Debtor not located
                    within the U.S. or certain Canadian provinces                  $
                                                                                    ---------------
         d.         Subject to repurchase or return agreement                      $
                                                                                    ---------------
         e.         Goods sold are subject to the control of any
                    Borrower (except for Bill and Hold Goods)                      $
                                                                                    ---------------
         f.         U.S. government Account Receivables                            $
                                                                                    ---------------
         g.         Amounts of Accounts Receivable that
                    exceed credit limit of Account Debtor                          $
                                                                                    ---------------
         h.         Chattel paper or instrument evidencing Accounts
                    Receivable not endorsed and/or assigned and
                    delivered to the Administrative Agent                          $
                                                                                    ---------------
         i.         Over 90 days past invoice date
                    (or 60 days from due date)                                     $
                                                                                    ---------------
         j.         Accounts Receivable located in states
                    where Borrower has not filed a required
                    business activities report                                     $
                                                                                    ---------------
         k.         Owed by an Account Debtor in which 50%
                    or more of the aggregate amount of out-
                    standing Accounts Receivables are over
                    90 days past invoice date                                      $
                                                                                    ---------------
         l.         Affiliate or Credit Party Account Receivables                  $
                                                                                    ---------------
         m.         Other                                                          $
                                                                                    ---------------

         Item 2 sum                                                                $
                                                                                    ---------------



  3.     Net Eligible Accounts Receivable
           (Item 1 MINUS Item 2)                                                   $
                   -----                                                            ===============

  4.     __ % of Item 3                                                                            $
                                                                                                    -------------------

  5.     Market Value of Inventory                                                 $
                                                                                    ---------------

  6.     Cost of Inventory calculated on
         a first-in, first-out basis                                               $
                                                                                    ---------------

  7.     Total Inventory
         (lesser of Items 5 and 6)                                                 $
                                                                                    ---------------

  8.     Less ineligible Inventory:
         a. Agent's Lien not perfected                                             $
                                                                                    ---------------
         b. Unsalable or obsolete                                                  $
                                                                                    ---------------
         c. Not in a Borrower's possession or
            stored in a Borrower's facilities
            (including estimated poles located in
            Alabama, Florida and Texas)                                            $
                                                                                    ---------------
         d. Produced in violation                                                  $
                                                                                    ---------------
         e. Subject to a restrictive agreement                                     $
                                                                                    ---------------
         f. Not located within the U.S.                                            $
                                                                                    ---------------
         g. Inventory "in transit"                                                 $
                                                                                    ---------------
         h. Constituting work-in-process                                           $
                                                                                    ---------------
         i. Unacceptable due to age, type,
            category, quality or quantity                                          $
                                                                                    ---------------
         j. Other reserves (amount equal to inventory
            valuation reserves in each month January
            through November)                                                      $
                                                                                    ---------------

         Item 8 sum                                                                $
                                                                                    ---------------

  9.     Net Eligible Inventory
         (Item 7 MINUS Item 8)                                                     $
                                                                                    ===============

  10.    __ % of Item 9                                                                            $
                                                                                                    -------------------

  11.    Total Borrowing Base
         (sum of Items 4 and 10)                                                                   $
                                                                                                    -----------

  12.    Revolving Commitment Availability                                         $
                                                                                    ---------------

  13.    Lesser of Revolving Commitment
         Availability or Total Borrowing Base
         (lesser of Items 11 and 12)                                               $
                                                                                    ---------------






  14.    Net Outstanding Revolving Loans and L/Cs
         a. Base:                                                                  $
                                                                                    ---------------
         b. LIBOR:                                                                 $
                                                                                    ---------------
         c. Letters of Credit                                                      $
                                                                                    ---------------

         Item 14 sum                                                               $
                                                                                    ---------------

  15.    Net Availability
          (Excess of Item 13 over Item 14)                                         $
                                                                                    ---------------

  16.    Required Prepayment
          (Excess of Item 14 over Item 13)                                         $
                                                                                    ---------------


     The Company further certifies and warrants to you that (i) the above information and computations are true and correct in all respects, (ii) since the Computation Date there has been no material decrease in the Borrowing Base, (and if any Revolving Loans are requested hereunder the Borrowing Base will continue to exceed the unpaid principal amount of the Notes after giving effect to such requested Revolving Loans), (iii) the warranties contained in Section 9 of the Credit Agreement are true and correct as of the date hereof with the same effect as though made on the date hereof, except to the extent stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date (and if any Revolving Loans are requested hereunder such warranties will continue to be true and correct before and after giving effect to such requested Revolving Loans), and (iv) no Default or Event of Default has occurred and is continuing (and, if any Revolving Loans are requested hereunder, no Default or Event of Default will exist before or after giving effect to such requested Revolving Loans).


                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this Certificate to be executed and delivered by its duly authorized officer this day of _______________, 20 .





                        ROHN INDUSTRIES, INC.



                        By:
                            ----------------------------------------------------
                          Name:
                          Title: